As filed with the Securities and Exchange Commission on _______________, 2004

                                                    Registration No. 333-_______
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

                                ISECURETRAC CORP.
             (Exact name of registrant as specified in its charter)

               Delaware                                  4899                                87-0347787
       (State or jurisdiction of             (Primary Standard Industrial                   (IRS Employer
    incorporation or organization)              Classification number)                 Identification Number)

                              --------------------

                 5022 South 114th Street, Omaha, Nebraska 68137
                                 (402) 537-0022
          (Address and telephone number of principal executive offices)

                              --------------------

                 5022 South 114th Street, Omaha, Nebraska 68137
                                 (402) 537-0022
                    (Address of principal place of business)

                              --------------------

                                   Tom Wharton
                                iSecureTrac Corp.
                             5022 South 114th Street
                              Omaha, Nebraska 68137
                                 (402) 537-0022
            (Name, address and telephone number of agent for service)

                              --------------------

                                   Copies to:

                              Gary L. Hoffman, Esq.
                           Erickson & Sederstrom, P.C.
                           10330 Regency Parkway Drive
                              Omaha, Nebraska 68114
                                 (402) 397-2200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |_|

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

============================================================================================================================
                                                 CALCULATION OF REGISTRATION FEE
============================================================================================================================
  Title of Each Class of         Number of            Proposed Maximum        Proposed Maximum
     Securities to be        units/shares to be      Offering Price Per      Aggregate Offering     Amount of Registration
        Registered             Registered(1)           unit/share (2)             Price (3)                  Fee
--------------------------- --------------------- ------------------------- ---------------------- -------------------------
Common Stock, $.001 par
value.................           33,007,227                $0.29                 $9,572,096               $1,212.79
============================================================================================================================

      (1) Based on (i) the number of shares of common stock of iSecureTrac Corp. (the "Company") issued to the stockholders of Tracking Systems Corporation ("TSC") in exchange for all the outstanding capital stock of TSC, pursuant to the Share Exchange Agreement and Plan of Exchange, dated as of August 12, 2003, between the Company and TSC; and (ii) the number of shares of common stock of the Company underlying the convertible promissory notes and warrants described herein; and (iii) 1,528,963 shares of restricted common stock of the Company issued to Salzwedel Financial Communications, Inc.; and (iv) 2,640,187 shares of restricted common stock issued to six private investors as described herein.

      (2) Based on the average of the bid and asked prices of the common stock of the Company on June 23, 2004.

      (3) Pursuant to Rule 457(c) of the Securities Act of 1933, and solely for the purpose of calculating the amount of the registration fee, the proposed maximum aggregate offering price is equal to the $0.29 per share value of the 33,007,227 shares of common stock registered herein.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                               [ISECURETRAC LOGO]

                        33,007,227 Shares of Common Stock

      This is a public offering of 33,007,227 shares of common stock of iSecureTrac Corp., which includes 16,566,030 shares issuable upon the exercise of warrants held by certain selling stockholders. All of the shares to be sold in this offering are being sold by the selling stockholders identified in this prospectus. iSecureTrac Corp. will not receive any of the proceeds from the sale of shares. We will, however, receive proceeds from the exercise of warrants.

      Our common stock is quoted on the OTC Bulletin Board under the symbol "ISRE." The last reported sale price of our common stock on June 25, 2004 was $0.35 per share.

      Following this offering, our directors and executive officers, and entities affiliated with them will beneficially own approximately 14.36% of our common stock.

      Investing in our common stock involves a high degree of risk. See "Risk Factor" beginning on page 4 to read about factors you should consider before buying shares of our common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

                 The date of this Prospectus is _________, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY .......................................................     1

RISK FACTORS .............................................................     4

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS .....................     8

MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS .............     9

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
         AND RESULTS OF OPERATIONS .......................................    11

OUR BUSINESS .............................................................    18

OUR MANAGEMENT ...........................................................    28

PRINCIPAL STOCKHOLDERS, CERTAIN RELATIONSHIPS AND
         RELATED TRANSACTIONS ............................................    34

DESCRIPTION OF OUR CAPITAL STOCK .........................................    39

THE TRACKING SYSTEMS CORPORATION TRANSACTION .............................    44

THE MICRO CAPITAL FUND LP TRANSACTION ....................................    48

THE SALZWEDEL FINANCIAL COMMUNICATIONS, INC. TRANSACTION .................    49

TRANSACTIONS WITH CERTAIN STOCKHOLDERS ...................................    50

TRANSACTIONS WITH CERTAIN WARRANT HOLDERS ................................    51

THE CORPFIN.COM, INC. TRANSACTION ........................................    54

PLAN OF DISTRIBUTION .....................................................    56

LEGAL OPINION ............................................................    56

EXPERTS ..................................................................    56

ADDITIONAL INFORMATION ...................................................    56

INDEX TO FINANCIAL STATEMENTS ............................................   F-1

PART II ..................................................................     1

                               PROSPECTUS SUMMARY

This following summary highlights selected information from this prospectus and may not contain all of the information important to you. To understand our business and this offering fully, you should read the entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the "Company," "we," "us," and "our," we mean iSECUREtrac Corp., a Delaware corporation, together with our subsidiaries, ABS Nebraska, Inc. and iST Services, Inc. This prospectus contains forward looking statements and information relating to iSECUREtrac Corp. See Cautionary Note Regarding Forward Looking Statements on page 8.

OUR COMPANY

We are iSECUREtrac Corp., a Delaware corporation. Our principal executive offices are located at 5022 South 114th Street, Suite 103, Omaha, Nebraska 68137. Our telephone number is 402-537-0022. The address of our website is www.isecuretrac.com. Information on our website is not part of this prospectus.

We are in the business of developing and selling and or leasing global positioning system ("GPS") based tracking solutions for the criminal justice industry since 1997. Our company, then named Sage Analytics International, Inc., entered into a share exchange with a Nebraska corporation, Advanced Business Sciences, Inc., which had been founded in 1994 specifically to commercialize a patent application for the continuous electronic monitoring and tracking of individuals. Prior to that time, we were engaged in developing and licensing decision support software.

Our tracking device, known as a Personal Tracking Unit ("PTU") is capable of constantly obtaining a geographical location fix (i.e. a point of latitude and longitude in degrees, minutes and fractions of minutes within 10 meters of the actual physical location of the PTU) and transmitting this data to our computers via a communications network. Named tracNET24(TM), our software system allows the end-user to continuously track and monitor an individual wearing a PTU, via a secure web hosted application.

We changed our name to iSECUREtrac Corp. in June of 2001. The name change was done to better reflect our current and future business activities of providing advanced tracking solutions for the monitoring of individuals and assets via a secure web hosted application.

THE OFFERING

This prospectus relates to the public offering of 33,007,227 shares of common stock of iSECUREtrac Corp., which includes 16,566,030 shares issuable upon the exercise of warrants held by certain stockholders.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholders. This prospectus also relates to common stock issuable upon the exercise of warrants held by certain stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. We will, however, receive proceeds from the exercise of the warrants. The proceeds from the exercise of warrants will be used for capital expenditures and operations.

SUMMARY FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Our independent public auditors, McGladrey & Pullen, LLP, have audited the fiscal periods of 2003 and 2002, and their reports express an unqualified opinion and include an explanatory paragraph referring to our ability to continue as a going concern. You should read the information below along with all other financial information and analysis in this prospectus. Please do not assume that the results below indicate results we'll achieve in the future.


                       iSECUREtrac CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2003

-------------------------------------------------------------------------------------------------------
ASSETS

Current Assets

      Cash                                                                                   $ 125,399
      Account receivables, net of $12,000 allowance for doubtful accounts                      602,367
      Inventories                                                                              144,151
      Prepaid expenses and other                                                                95,032
-------------------------------------------------------------------------------------------------------
           Total current assets                                                                966,949
-------------------------------------------------------------------------------------------------------
Leasehold Improvements and Equipment, net                                                      359,453
Monitoring Equipment, net of accumulated depreciation of $470,331                            4,078,419
Product Development Costs, net of accumulated amortization of $577,246                         367,338
Intangibles, subject to amortization                                                           822,856
Goodwill                                                                                     2,302,179
Other Assets                                                                                    32,488
-------------------------------------------------------------------------------------------------------
           Total assets                                                                    $ 8,929,682
=======================================================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities

      Notes payable                                                                        $ 2,994,476
      Current maturities of long-term debt                                                   1,645,494
      Accounts payable and accrued expenses                                                  1,319,884
      Deferred gain on sale-leaseback transaction                                              677,125
      Accrued interest payable                                                                 195,587
      Preferred dividends payable                                                              218,513
-------------------------------------------------------------------------------------------------------
           Total current liabilities                                                         7,051,079
-------------------------------------------------------------------------------------------------------
Long-term debt, less current maturities                                                      4,839,547
-------------------------------------------------------------------------------------------------------
Commitments and contingencies                                                                        -
-------------------------------------------------------------------------------------------------------
Stockholders' Deficit

      Series A Convertible Preferred stock, 10,000 shares designated at $.01 par value;
           9,126 issued and outstanding, stated value $1,000 per share                       9,125,470
      Series B Convertible Preferred stock, 3,500 shares designated at $.01 par value;
           300 issued and outstanding, stated value $1,000 per share                           295,000
      Common stock, 100,000,000 shares authorized at $.001 par value;
           48,904,299 issued and outstanding                                                    48,904
      Additional paid-in capital                                                            28,524,733
      Unearned consulting expense                                                             (357,000)
      Accumulated deficit                                                                  (40,598,051)
-------------------------------------------------------------------------------------------------------
           Total stockholders' deficit                                                      (2,960,944)
-------------------------------------------------------------------------------------------------------
           Total liabilities and stockholders' deficit                                     $ 8,929,682
=======================================================================================================


                       iSECUREtrac CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2003 and 2002

                                                            2003             2002           Change
-----------------------------------------------------------------------------------------------------
Revenues:

      Equipment                                        $    171,759     $    358,305     $   (186,546)
      Leasing                                               402,972               --          402,972
      Hosting                                               757,106            2,009          755,097
      Gain on sale-leaseback transactions                   123,083               --          123,083
      Service                                                38,187          142,688         (104,501)
-----------------------------------------------------------------------------------------------------
      Total revenues                                      1,493,107          503,002          990,105
-----------------------------------------------------------------------------------------------------
Costs and expenses:

      Cost of revenues                                    1,141,334          612,803          528,531
      Research and development                              750,443          773,248          (22,805)
      Sales, general and administrative                   5,557,414        4,172,160        1,385,254
-----------------------------------------------------------------------------------------------------
      Total costs and expenses                            7,449,191        5,558,211        1,890,980
-----------------------------------------------------------------------------------------------------
      Operating loss                                     (5,956,084)      (5,055,209)        (900,873)
-----------------------------------------------------------------------------------------------------
Other income (expense):

      Interest income                                           523            1,742           (1,219)
      Interest expense                                     (444,886)        (203,419)        (241,467)
      Loan acquisition expense, stockholders               (638,603)        (536,734)        (101,869)
-----------------------------------------------------------------------------------------------------
      Total other income (expense)                       (1,082,966)        (738,411)        (344,555)
-----------------------------------------------------------------------------------------------------
      Loss before provision for income taxes             (7,039,050)      (5,793,620)      (1,245,428)
-----------------------------------------------------------------------------------------------------
      Provision for income taxes                                 --               --               --
-----------------------------------------------------------------------------------------------------
Net loss                                                 (7,039,050)      (5,793,620)      (1,245,428)
      Preferred dividends                                  (848,200)        (807,832)         (40,368)
-----------------------------------------------------------------------------------------------------
Net loss available to common stockholders              $ (7,887,250)    $ (6,601,452)    $ (1,285,796)
=====================================================================================================
Basic and diluted loss per common share                $      (0.19)    $      (0.23)    $      (0.23)
=====================================================================================================
Weighted average shares of common stock outstanding      41,561,430       29,248,828       29,248,828
=====================================================================================================



                                ISECURETRAC CORP
                             CONDENSED BALANCE SHEET
                                 MARCH 31, 2004

-------------------------------------------------------------------------------
Cash                                                                    110,133
Other current assets                                                    869,738
Other assets                                                          5,961,559
                                                                    -----------
          Total assets                                                6,941,430
===============================================================================

Total current liabilities                                             6,702,622
Long-term debt, less current maturities                               4,728,813
-------------------------------------------------------------------------------
          Total liabilities                                          11,431,435
-------------------------------------------------------------------------------

Series A Preferred stock                                              9,125,470
Series B Preferred stock                                                295,000
Common stock                                                             55,191
Additional paid-in capital                                           32,366,028
Unearned consulting expense                                                  --
Accumulated deficit                                                 (46,331,693)
-------------------------------------------------------------------------------
          Total stockholders' deficit                                (4,490,004)
-------------------------------------------------------------------------------
          Total liabilities and stockholders' deficit                 6,941,430
===============================================================================

                       ISECURETRAC CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003

                                                           2004             2003
------------------------------------------------------------------------------------
REVENUES:
      Equipment                                        $     16,506     $     29,268
      Leasing                                               277,456           15,039
      Hosting                                               505,003           21,355
      Gain on sale-leaseback transactions                   106,328               --
      Service                                                18,731            2,057
------------------------------------------------------------------------------------
         Total revenues                                     924,024           67,718
------------------------------------------------------------------------------------

OPERATING EXPENSES:

      Cost of revenues                                    1,954,530          126,556
      Research and development                              174,964          180,487
      Sales, general and administrative                   2,384,680        1,034,139
------------------------------------------------------------------------------------
         Total operating expenses                         4,514,174        1,341,181
------------------------------------------------------------------------------------
      Operating loss                                     (3,590,150)      (1,273,463)
------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):

      Interest income                                             8              109
      Interest expense                                     (199,497)         (65,265)
      Financing fees                                     (1,722,691)              --
------------------------------------------------------------------------------------
      Total other income (expense)                       (1,922,179)         (65,156)
------------------------------------------------------------------------------------
      Loss before provision for income taxes             (5,512,329)      (1,338,619)
------------------------------------------------------------------------------------
      Provision for income taxes                                 --               --
------------------------------------------------------------------------------------
NET LOSS                                                 (5,512,329)      (1,338,619)
PREFERRED DIVIDENDS                                        (221,313)        (203,463)
------------------------------------------------------------------------------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS              $ (5,733,642)    $ (1,542,082)
====================================================================================
BASIC AND DILUTED LOSS PER COMMON SHARE                $      (0.11)    $      (0.04)
====================================================================================
Weighted average shares of common stock outstanding      52,685,898       35,973,163

                                  RISK FACTORS

You should carefully consider the risks described below before purchasing our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment.

                  RISKS ASSOCIATED WITH OUR FINANCIAL POSITION

WE HAVE A LIMITED OPERATING HISTORY WITH SIGNIFICANT LOSSES AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE.

We have yet to establish any history of profitable operations. We have incurred net losses of $(5,512,329) for three months ending March 31, 2004 and $(1,338,619) for the three months ending March 31, 2003. As a result, on March 31, 2004 we had an accumulated deficit of $(46,331,693). Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our Series 2100 tracking product and out tracNET24 information system. No assurances can be given when this will occur or that we will ever be profitable.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended December 31, 2003 relative to our ability to continue as a going concern. Since our inception, we have operated at a loss such that it has an accumulated deficit in excess of $46 million as of March 31, 2004. Without substantial financing in the short- and medium-term, we cannot continue operations. We anticipate that operating revenues will improve over time; but there can be no assurances that this will occur or, even if they do improve, that operating revenues will be sufficient to sustain the company. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WE WILL REQUIRE ADDITIONAL FINANCING TO SUSTAIN OUR OPERATIONS AND WITHOUT IT WE WILL NOT BE ABLE TO CONTINUE OPERATIONS.

We had an operating cash flow deficit of ($1,274,225) for the three months ended March 31, 2004 and ($878,260) for the three months ended March 31, 2003. As of March 31, 2004, we had a working capital deficit of ($5,722,751). We do not currently have sufficient financial resources to fund our operations or those of our subsidiaries. Therefore, we need additional funds to continue these operations.

On March 7, 2003, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC ("Fusion Capital") as amended and restated on April 14, 2003, pursuant to which Fusion Capital agreed to purchase, on each trading day, $15,000 of our common stock up to an aggregate, under certain conditions, of $12,000,000. On March 3, 2004, we elected to terminate the agreement with Fusion Capital as a condition for obtaining a private placement commitment of $5,000,000 from a private investor group. As of June 18, 2004 this funding has not been received by the Company and there is substantial doubt that it will be received.

On April 13, 2004, we received $625,000 in capital lease financing for the sale and leaseback of our personal tracking units (PTUs). We are currently seeking additional lease financing for additional PTUs. We are also actively seeking additional investment capital in the event the $5,000,000 commitment is not realized within a reasonable period of time.

Even if we receive the full amount of the commitment, we still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences will have material adverse effect on our business, operating results, financial condition and prospects.

WE HAVE A HIGH LEVEL OF DEBT.

As of March 31, 2004, our consolidated notes payable and total long-term debt was $(8,871,266), of which $(4,728,813) was long-term debt. If we cannot pay our debts on time or obtain acceptable alternative terms, there would be a material adverse effect on us and our stockholders. Assuming we are able to negotiate extensions of our notes payable due in 2004, we expect to pay our other debts as they become due out of cash flow from operations, but this expectation is subject to a variety of factors that could cause us to be unable to pay our debts.

THE MARKET PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE AND SUBJECT TO DILUTION.

The market price of our common stock has been and is expected to continue to be highly volatile. Factors, including announcements of technological innovations by us or other companies, regulatory matters, new or existing products or procedures, concerns about our financial position, operating results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future issuances of shares of common stock by the Company, including issuances of common stock to the holders of warrants and options, could have an adverse effect on the prices of our securities.

A SMALL GROUP OF EXISTING STOCKHOLDERS CONTROL A LARGE PORTION OF OUR COMMON STOCK.

Total Tech LLC currently owns 6,845.97 shares of our Series A Preferred Stock. In the event that Total Tech LLC converted all of the Series A Preferred Stock held by it, it would beneficially own 11.01% of our common stock. As a result, this stockholder could exercise its ownership position to influence matters requiring stockholder approval, including a merger with another corporation or the sale of all or substantially all of the assets of our Company.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. The penny stock rules may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for our selling stockholders to sell shares to third parties or to otherwise dispose of them, which in turn could cause our stock price to decline. Penny stocks are stock:

      -     With a price of less than $5.00 per share;

      -     That are not traded on a "recognized" national exchange;

      - Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

      - In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. See "Penny Stock" Rules on page 40 of this prospectus.

                                 BUSINESS RISKS

OUR TECHNOLOGY, PRODUCTS AND SERVICES MAY RAPIDLY BECOME OBSOLETE.

The market in which we compete is characterized by rapid technological change, evolving industry standards, frequent introductions of new products, and changes in customer demands that can render existing products obsolete and unmarketable. Our current products are the Series 2100 PTU and the software which provides the web hosted tracking application. The Series 2100 PTU is a passive device which collects and stores location data until it is placed in a charger base from which it uploads stored data via a traditional land-line telephone system. The market may demand an active device which uploads location data via a wireless cellular telephone system as the PTU is moved about. Newer, faster and more accurate mapping software may make the mapping software modules we currently use and which form a part of our tracNET24 application obsolete. tracNET24 operates with the Microsoft Windows 2000(R) operating system. Future releases of Windows may compel us to upgrade and there is no assurance that our application software will operate with such new releases. Our current application servers will require continuous upgrading with newer and faster models or we risk losing our technological edge. Such servers are subject to electronic and mechanical failures which may cause extensive down-time to the detriment of our ability to maintain quality services for our customers. Our future success will depend upon our ability to address the increasingly sophisticated needs of our customers by supporting existing and emerging hardware, software, database, and networking platforms and by developing and introducing enhancements to our existing products and new products on a timely basis that keep pace with technological developments, evolving industry standards, and changing customer requirements.

WE COULD FACE COMPETITION FROM COMPANIES WITH SIGNIFICANTLY GREATER RESOURCES.

We are aware of one privately held company that directly competes with the products and services that we offer. However, there are currently several companies that use GPS, electronic mapping and internet technologies to provide tracking and monitoring products and services. The markets served by these companies include vehicle and rail car tracking, vehicle fleet management, container tracking as well as 911 emergency response services. While the companies serving these markets do not currently sell products or services to the criminal offender tracking and monitoring markets, these companies, or others, may enter this market in the future. Many of these companies have substantially greater financial, technical, marketing, distribution and procurement resources than we have. Accordingly, we may not be able to effectively compete with these larger companies should they decide to enter the market we are in.

WE RELY ON THIRD PARTY VENDORS.

The components used in our products are acquired from various electronics manufacturers. Lack of availability of key components would adversely affect our ability to produce and deliver products on a timely basis. Examples of such key components include the chip set for acquiring the GPS information, the processor used to compute and manipulate data, the wireless communications boards, and the memory cards used for data storage. We have endeavored to design our products in a manner that allows substitution of key components for those from another manufacturer, but alternative components may not be available quickly enough to avoid delaying production and shipment of customer orders. We could, in the future, lose revenues as a result of such delays. We currently rely on one mid-sized electronics manufacturer to manufacture the bulk of our PTUs and manage the supply chain of electronic components for such PTUs. We have a small back-up manufacturer, but we have not qualified or contracted with other secondary manufacturers. If our agreements with current manufacturers are terminated or expire, our search for additional or replacement manufacturers could result in significant delays, added expense and our inability to maintain or expand our customer base.

WE ARE NOT IN CONTROL OF GLOBAL POSITIONING SYSTEM TECHNOLOGY, A KEY ELEMENT OF OUR PRODUCTS AND SERVICES.

We depend on Global Positioning System (GPS) technology owned and controlled by others. If we do not have continued access to GPS technology and satellites, we will be unable to deliver our products and services and our revenues will decrease significantly.

Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer.

In addition, the U.S. government could decide not to continue to operate and maintain Global Positioning System satellites over a long period of time or to charge for the use of the Global Positioning System. Furthermore, because of ever-increasing commercial applications of the Global Positioning System, other U.S. government agencies may become involved in the administration or the regulation of the use of Global Positioning System signals in the future. If the foregoing factors affect the Global Positioning System, such as by affecting the availability and pricing of Global Positioning System technology, our business will suffer.

Global Positioning System technology is also dependent on the use of radio frequency spectrum. An international organization known as the International Telecommunications Union controls the assignment of spectrum. If the International Telecommunications Union reallocates radio frequency spectrum, our services may become less useful or less reliable. This would, in turn, harm our business. In addition, emissions from mobile satellites and other equipment using other frequency bands may adversely affect the utility and reliability of our services.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS.

We will rely primarily on a combination of patents, copyrights, trade secrets, and trademark laws; confidentiality procedures; and contractual provisions to protect our intellectual property rights. We also believe that factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements, name recognition, and reliable product maintenance are essential to establishing and maintaining a technology leadership position. There is a risk (1) that any patents issued to us may be invalidated, circumvented, or challenged, (2) that the rights granted thereunder will not provide competitive advantages to us or (3) that none of our future patent applications will be issued with the scope of the claims sought by us, if at all. Furthermore, there is the risk that others may develop technologies that are similar or superior to our technology or design around any patents issued to us. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. See (Intellectual Property Rights) of this prospectus. We were previously a defendant in a lawsuit to declare one of our existing patents invalid. Although we settled the lawsuit with an acknowledgment of the validity of our patent, the matter cost substantial time and expenses. There is no assurance that similar claims will not be made in the future by other parties and we will be obliged to defend the validity of our patents at potentially significant cost to us. We have not registered our patents with most foreign countries and we may have no legal recourse to proceed against entities in such countries who choose to copy our hardware and/or software. The measures we take to protect our proprietary rights may not be adequate.

We have been granted a nonexclusive software license from SiRF Technology Incorporated ("SiRF"). SiRF has designed GPS chip sets and software solutions that allow us to embed GPS technology into our products. This license is for an indefinite term; however, it may be terminated if SiRF loses any of its rights as to the software products encompassed therein or by either party upon thirty
(30) days written notice in the event of a material breach of the license by the other party. Termination of this license could have a material adverse effect on our business.

WE ARE DEPENDENT ON KEY PERSONNEL.

 In the event that the significant growth of our revenues occurs, such growth may place a significant strain upon our management systems and resources. Our ability to compete effectively and to manage future growth, if any, will require us to continue to improve our financial and management controls, reporting systems, and procedures on a timely basis and expand, train, and manage our employee workforce. Our failure to do so could have a material adverse effect upon our business, operating results, and financial condition. Our future performance therefore depends in significant part on the continued service of our key technical, sales, and senior management personnel. The loss of the services of one or more of our executive officers could have a material adverse effect on our business, operating results, and financial condition. Our future success also depends on our continuing ability to attract and retain highly qualified technical, customer support, sales, and managerial personnel. Competition for such personnel is intense.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our products and the industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "plan", "intend," or "project" or the negative of these words or other variations on these words or comparable terminology.

This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

          MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the Nasdaq Over-The-Counter ("OTC") Bulletin Board under the trading symbol "ISRE". Our trading symbol was "ABSH" until June 27, 2001. The prices set forth below reflect the high and low bid prices as reported by Bloomberg Quotations, without retail mark-up, mark-down or commissions and may not represent actual transactions.

---------------- -------------- ------------- --------------
     YEAR           QUARTER         HIGH           LOW
---------------- -------------- ------------- --------------
     2002             1st          $1.50          $0.80
---------------- -------------- ------------- --------------
                      2nd          $2.11          $1.28
---------------- -------------- ------------- --------------
                      3rd          $1.51          $0.62
---------------- -------------- ------------- --------------
                      4th          $0.73          $0.23
---------------- -------------- ------------- --------------
     2003             1st          $0.99          $0.27
---------------- -------------- ------------- --------------
                      2nd          $0.85          $0.37
---------------- -------------- ------------- --------------
                      3rd          $0.65          $0.43
---------------- -------------- ------------- --------------
                      4th          $0.69          $0.33
---------------- -------------- ------------- --------------
     2004             1st          $0.69          $0.33
---------------- -------------- ------------- --------------
                      2nd            -              -
---------------- -------------- ------------- --------------
                      3rd            -              -
---------------- -------------- ------------- --------------
                      4th            -              -
---------------- -------------- ------------- --------------


As of June 18, 2004 there are 57,165,578 shares of common stock, par value $0.001, outstanding, held of record by 440 registered stockholders. Also outstanding, as of June 18, 2004, are 9,125.47 Series A Convertible Preferred Shares held by eight (8) stockholders, and 300 Series B Convertible Preferred Shares held by one stockholder. We have not declared any dividends on shares of common stock and do not anticipate paying any dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans as of March 31, 2004

------------------------ ----------------------------------- ---------------------------------- -----------------------------------
    Plan category         Number of securities to be issued    Weighted average exercise price     Number of securities remaining
                            upon exercise of outstanding          of outstanding options,         available for future issuance
                            options, warrants and rights            warrants and rights
------------------------ ----------------------------------- ---------------------------------- -----------------------------------
                                        (a)                                 (b)                                (c)
------------------------ ----------------------------------- ---------------------------------- -----------------------------------
Equity compensation                   1,335,980                             $0.61                             264,020
plansapproved
by security holders
------------------------ ----------------------------------- ---------------------------------- -----------------------------------
Equity compensation                   9,914,417                             $0.34                                0
plans not approved by
security holders
------------------------ ----------------------------------- ---------------------------------- -----------------------------------
Common stock warrants                 9,403,561                             $0.51                                0
------------------------ ----------------------------------- ---------------------------------- -----------------------------------
Total                                20,653,958                            $0.44                             264,020
------------------------ ----------------------------------- ---------------------------------- -----------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO MARCH 31, 2003.


The following table provides a breakdown of selected results of operations for the three months ended March 31, 2004 and 2003 and is the basis for the following discussion of the results of operations:


                       ISECURETRAC CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003


                                                        2004              2003             CHANGE
-----------------------------------------------------------------------------------------------------
REVENUES:
      Equipment                                    $    16,506        $    29,268        $   (12,762)
      Leasing                                          277,456             15,039            262,417
      Hosting                                          505,003             21,355            483,648
      Gain on sale-leaseback transactions              106,328                 --            106,328
      Service                                           18,731              2,057             16,674
-----------------------------------------------------------------------------------------------------
         Total revenues                                924,024             67,718            856,306
-----------------------------------------------------------------------------------------------------
OPERATING EXPENSES:

      Cost of revenues                               1,954,530            126,556          1,827,974
      Research and development                         174,964            180,487             (5,523)
      Sales, general and administrative              2,384,680          1,034,139          1,350,541
-----------------------------------------------------------------------------------------------------
         Total operating expenses                    4,514,174          1,341,181          3,172,993
-----------------------------------------------------------------------------------------------------
      Operating loss                                (3,590,150)        (1,273,463)        (2,316,687)
-----------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):

      Interest income                                        8                109               (101)
      Interest expense                                (199,497)           (65,265)          (134,232)
      Financing fees                                (1,722,691)                --         (1,722,691)
-----------------------------------------------------------------------------------------------------
      Total other income (expense)                  (1,922,179)           (65,156)        (1,857,023)
-----------------------------------------------------------------------------------------------------
      Loss before provision for income taxes        (5,512,329)        (1,338,619)        (4,173,710)
-----------------------------------------------------------------------------------------------------
      Provision for income taxes                            --                 --                 --
-----------------------------------------------------------------------------------------------------
NET LOSS                                            (5,512,329)        (1,338,619)        (4,173,710)
PREFERRED DIVIDENDS                                   (221,313)          (203,463)           (17,850)
-----------------------------------------------------------------------------------------------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS          $(5,733,642)       $(1,542,082)       $(4,191,560)
====================================================================================================


EQUIPMENT REVENUE

Equipment Revenue is derived from the sale of product. For the three months ended March 31, 2004, equipment revenues were $16,506 compared to $29,268 during the same period in 2003. The reason for the decrease is the reduction in units sold during 2004, compared to the same period of 2003. This reduction is attributable to the shift in the company's business model from selling to leasing of its product.

LEASING REVENUE

Leasing Revenue is derived from the leasing of monitoring equipment. For the three month period ended March 31, 2004, leasing revenues were $277,456 compared to $15,039 for the same period in 2003. $191,800 of this increase is attributable to the acquisition of TSC with the balance due to an increase in units under lease.

HOSTING REVENUE

Hosting Revenue is derived from the fees charged to customers for the use of ASP and monitoring center services. For the three months ended March 31, 2004, hosting revenues were $505,003 compared to $21,355 during the same period in 2003. $397,895 of this increase is attributable to the acquisition of TSC with the balance due to the increased deployment of PTUs.

GAIN ON SALE-LEASEBACK TRANSACTIONS

The Gain on Sale-leaseback Transactions consists of amortization of the deferred gain that is recorded upon delivery of units in conjunction with the sale-leaseback transactions the Company entered into. For the three months ended March 31, 2004, the gain on sale-leaseback transactions was $106,328 compared to none during the same period in 2003. There were no sale-leaseback agreements in place until 2003.

SERVICE REVENUE

For 2004, Service Revenue consisted of sales of non-core product that included various ancillary computer equipment and the maintenance associated with such equipment. For the three months ended March 31, 2004, Service Revenue was $18,731 compared to $2,057 for the comparable period of 2003.

COST OF REVENUES

Cost of Revenues represents all direct costs associated with the generation of equipment and hosting revenue, including cost of goods for equipment that is sold and leased, the direct variable communications and hardware equipment expenses associated with the webcentric hosting services, the costs of distribution of software and equipment, and the maintenance expenses on equipment repaired under service agreements. A portion of the cost of revenues consists of the amortization of product development costs, which began in March 2002. This amortization amounted to $78,715 for the three months ended March 31, 2004 and 2003 respectively. For the three months ending March 31, 2004, Cost of Revenues was $1,954,530, compared to $126,556 during the same period in 2003. $1,358,180 of this increase is attributable to the write down to market value of certain host monitoring equipment pursuant to the company's strategy of moving to the tracNET24 platform for all electronic monitoring. Other contributing factors include the overall increase in deployment of PTUs and the increased product development cost amortization.

RESEARCH AND DEVELOPMENT

Research and Development expenses are the direct costs associated with iSt's development of its proprietary products. Expenses in this category include the cost of outside contracted engineering and design, staffing expenses for iSt's own engineers and software developers, and the actual costs of components, prototypes, and testing equipment and services used in the product development functions. The Research and Development expenses were $174,964 for the three months ended March 31, 2004, compared to $180,487 for the same period in 2003. This decrease in research and development expenses was the result of the shift from development to operations.

SALES, GENERAL AND ADMINISTRATIVE

Sales, General and Administrative (SG&A) expenses are all the expenses associated with the operations and marketing of the Company, outside of the expenses described above. These expenses include executive, sales, administrative and accounting staff payroll, taxes and benefits, rent on property, all travel, fixed telephone expenses, office leases and supplies, marketing, advertising in magazines and periodicals, attendance at trade shows, production of marketing and related collateral material, as well as recruiting and training expenses. For the three months ended March 31, 2004, SG&A expenses increased to $2,384,680 from $1,034,139 in the comparable period of 2003. $994,345 of this increase was due to the acquisition of TSC and the write down of $302,298 of certain monitoring contracts, with the balance primarily attributable to the amortization of unearned consulting fees and increases in salaries and wages due to addition of sales personnel.

OPERATING LOSS

For the three months ended March 31, 2004, operating loss was $3,590,150, compared to $1,273,463 for the same period in 2003. The increase is primarily attributable to increases in Cost of Revenues and SG&A expenses as described above.

INTEREST EXPENSE

For the three months ended March 31, 2004, interest expense totaled $199,497, compared to interest expense of $65,265 in the comparable period of 2003. This increase was due to higher borrowings by the Company in 2004.

FINANCING FEES

For the three months ended March 31, 2004, financing fees expense was $1,722,691, compared to none for the comparable period of 2003. This increase is primarily due to stock warrants issued to various stockholders and other individuals' financial investments.

NET LOSS

For the three months ended March 31, 2004, the Company had a net loss of $5,512,329, compared to a net loss of $1,338,619 in the comparable period of 2003, for the reasons described above.

PREFERRED DIVIDENDS

For the three months ended March 31, 2004, preferred dividends totaled $221,313, as compared to $203,463 for the comparable period of 2003. This change was due to more outstanding Series A Convertible Preferred Stock during 2004.

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS

For the three months ended March 31, 2004, there was a net loss available to common stockholders of $5,733,642 compared to $1,542,082 in 2003. The reasons for these changes are described above.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION FOR THE YEARS ENDED DECEMBER 31, 2003 COMPARED TO DECEMBER 31, 2002

The following table provides a breakdown of selected results of operations for the years ended December 31, 2003 and 2002 and is the basis for the following discussion of the results of operations:


                       iSECUREtrac CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2003 and 2002

                                                       2003            2002           Change
-----------------------------------------------------------------------------------------------
Revenues:
      Equipment                                      $ 171,759       $ 358,305      $ (186,546)
      Leasing                                          402,972               -         402,972
      Hosting                                          757,106           2,009         755,097
      Gain on sale-leaseback transactions              123,083               -         123,083
      Service                                           38,187         142,688        (104,501)
-----------------------------------------------------------------------------------------------
      Total revenues                                 1,493,107         503,002         990,105
-----------------------------------------------------------------------------------------------
Costs and expenses:

      Cost of revenues                               1,141,334         612,803         528,531
      Research and development                         750,443         773,248         (22,805)
      Sales, general and administrative              5,557,414       4,172,160       1,385,254
-----------------------------------------------------------------------------------------------
      Total costs and expenses                       7,449,191       5,558,211       1,890,980
-----------------------------------------------------------------------------------------------
      Operating loss                                (5,956,084)     (5,055,209)       (900,873)
-----------------------------------------------------------------------------------------------
Other income (expense):

      Interest income                                      523           1,742          (1,219)
      Interest expense                                (444,886)       (203,419)       (241,467)
      Loan acquisition expense, stockholders          (638,603)       (536,734)       (101,869)
-----------------------------------------------------------------------------------------------
      Total other income (expense)                  (1,082,966)       (738,411)       (344,555)
-----------------------------------------------------------------------------------------------
      Loss before provision for income taxes        (7,039,050)     (5,793,620)     (1,245,428)
-----------------------------------------------------------------------------------------------
      Provision for income taxes                             -               -               -
-----------------------------------------------------------------------------------------------
Net loss                                            (7,039,050)     (5,793,620)     (1,245,428)
      Preferred dividends                             (848,200)       (807,832)        (40,368)
-----------------------------------------------------------------------------------------------
Net loss available to common stockholders         $ (7,887,250)   $ (6,601,452)   $ (1,285,796)
===============================================================================================


EQUIPMENT REVENUE

Equipment Revenue is derived from the sale of product. For the year ended December 31, 2003, equipment revenues were $171,759 compared to $358,305 during the same period in 2002. The reason for the decrease is the reduction in units sold during 2003, compared to the same period of 2002. This reduction is attributable to the shift in the company's business model from selling to leasing its product.

LEASING REVENUE

Leasing Revenue is derived from the leasing of PTUs. For the period ended December 31, 2003, leasing revenues were $402,972 compared to none for the same period in 2002. $250,854 of this increase is attributable to the acquisition of TSC with the balance due to the company's shift from selling to leasing its product.

HOSTING REVENUE

Hosting Revenue is derived from the fees charged to customers for the use of tracNET24, hosting offender data, and ancillary charges directly related to the monitoring of offenders. For the year ended December 31, 2003, hosting revenues were $757,106 compared to $2,009 during the same period in 2002. $586,145 of this increase is attributable to the acquisition of TSC with the balance due to the increased deployment of PTUs.

GAIN ON SALE-LEASEBACK TRANSACTIONS

The Gain on Sale-leaseback Transactions consists of amortization of the deferred gain that is recorded upon delivery of units in conjunction with the sale-leaseback transactions the Company entered into. For the year ended December 31, 2003, the gain on sale-leaseback transactions was $123,083 compared to none during the same period in 2002. There were no sale-leaseback agreements in place until 2003.

SERVICE REVENUE

For 2003, Service Revenue consisted of sales of non-core product that included various ancillary computer equipment and the maintenance associated with such equipment. For the year ended December 31, 2003, Service Revenue was $38,187 compared to $142,688 for the comparable period of 2002. The primary reason for the decrease is a slow down in projects pursuant to the company's focus on its core products (offender monitoring products and services).

COST OF REVENUES

Cost of Revenues represents all direct costs associated with the generation of equipment and hosting revenue, including cost of goods for equipment that is sold and leased, the direct variable communications and hardware equipment expenses associated with the webcentric hosting services, the costs of distribution of software and equipment, and the maintenance expenses on equipment repaired under service agreements. A portion of the cost of revenues consists of the amortization of product development costs, which began in March 2002. This amortization amounted to $314,861 for the year ended December 31, 2003, compared to $262,384 during the same period in 2002. For the year ending December 31, 2003, Cost of Revenues was $1,141,334, compared to $612,803 during the same period in 2002. $267,231 of this increase is attributable to the acquisition of TSC. Other contributing factors include the the overall increase in deployment of PTUs and the increased product development cost amortization.

RESEARCH AND DEVELOPMENT

Research and Development expenses are the direct costs associated with iSt's development of its proprietary products. Expenses in this category include the cost of outside contracted engineering and design, staffing expenses for iSt's own engineers and software developers, and the actual costs of components, prototypes, and testing equipment and services used in the product development functions. The Research and Development expenses were $750,443 for the year ended December 31, 2003, compared to $773,248 for the same period in 2002. This decrease in research and development expenses was the result of bringing all research and development in-house as well as the shift from development to operations

SALES, GENERAL AND ADMINISTRATIVE

Sales,  General  and  Administrative   (SG&A)  expenses  are  all  the  expenses
associated with the operations and marketing of the Company, outside of the expenses described above. These expenses include executive, sales, administrative and accounting staff payroll, taxes and benefits, rent on property, all travel, fixed telephone expenses, office leases and supplies, marketing, advertising in magazines and periodicals, attendance at trade shows, production of marketing and related collateral material, as well as recruiting and training expenses. For the year ended December 31, 2003, SG&A expenses increased to $5,557,414 from $4,172,160 in the comparable period of 2002. $761,103 of this increase was due to the acquisition of TSC, with the balance primarily attributable to increases in salaries and wages due to addition of sales personnel.

OPERATING LOSS

For the twelve months ended December 31, 2003, operating loss was $5,956,084, compared to $5,055,209 for the same period in 2002. The increase is primarily attributable to increases in SG&A expenses as described above.

INTEREST EXPENSE

For the year ended December 31, 2003, interest expense totaled $444,886, compared to interest expense of $203,419 in the comparable period of 2002. This increase was due to higher borrowings by the Company in 2003.

LOAN ACQUISITION EXPENSE, STOCKHOLDERS

For the year ended December 31, 2003, loan acquisition expense was $638,603, compared to $536,734 for the comparable period of 2002. This increase is primarily due to stock warrants issued to various stockholders and other individuals' loans.

NET LOSS

For the year ended December 31, 2003, the Company had a net loss of $7,039,050, compared to a net loss of $5,793,620 in the comparable period of 2002, for the reasons described above.

PREFERRED DIVIDENDS

For the year ended December 31, 2003, preferred dividends totaled $848,200, as compared to $807,832 for the comparable period of 2002. This change was due to more outstanding Series A Convertible Preferred Stock during 2003.

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS

For the year ended December 31, 2003, there was a net loss available to common stockholders of $7,887,250 compared to $6,601,452 in 2002. The reasons for these changes are described above.

LIQUIDITY AND CAPITAL RESOURCES

For the year ended December 31, 2003, and the three months ended March 31, 2004, the Company used $2,614,148 and $1,274,225 of cash in operating activities, respectively, another $1,766,469 and $194,185, respectively in investing activities, and generated $4,458,642 and $1,453,144 in cash from financing activities, respectively. The total of all cash flow activities resulted in an increase in the balance of cash for the year ended December 31, 2003 of $78,025 and a decrease in the balance of cash for the three months ended March 31, 2004 of $15,266. For the year ended December 31, 2002, and the three months ended March 31, 2003, the Company used $3,503,721 and $878,260 of cash in operating activities, respectively, and $399,847 and $5,600 respectively in investing activities. $3,950,503 and $877,919 of cash was generated from financing activities, respecively. The total of all cash flow activities resulted in an increase in the balance of cash of $46,935 for December 31, 2002 and a decrease in the balance of cash of $5,941 for the three months ended March 31, 2003.

The Company completed a sale-leaseback transaction with an unrelated party involving 100 Series 2100 PTUs for $120,000 during the first quarter of 2003. This transaction generated a gain of approximately $45,000 that is being amortized into income over the term of the lease (24 months).

The Company completed a second sale-leaseback transaction with a related party (consisting of various stockholders) involving 312 Series 2100 PTUs for $375,000 during the third quarter of 2003. This transaction generated a gain of approximately $164,000 that is being amortized into income over the term of the lease (24 months).

A third sale-leaseback transaction was completed with a related party (consisting of various stockholders) involving 417 Series 2100 PTUs for $500,000 during the fourth quarter of 2003. This transaction generated a gain of approximately $274,000 that is being amortized into income over the term of the lease (24 months).

A fourth sale-leaseback transaction was completed with a related party (consisting of various stockholders) involving 300 Series 2100 PTUs for $360,000 during the fourth quarter of 2003. This transaction generated a gain of approximately $198,000 that is being amortized into income over the term of the lease (24 months).

The Company completed a fifth sale-leaseback transaction with a related party (consisting of various stockholders) involving 100 Series 2100 PTUs for $125,000 during the fourth quarter of 2003. This transaction generated a gain of approximately $71,000 that is being amortized into income over the term of the lease (24 months).

The Company is in the process of completing one other sale-leaseback transaction with a related party (consisting of various stockholders) involving 235 Series 2200 PTUs. As of December 31, 2003, iSt had received funding from this related party totaling $375,000. The Company has sold and leased back 45 of the 235 units under this lease agreement. This transaction has generated a gain of approximately $48,000 that is being amortized into income over the term of the lease (24 months).

Other sale-leaseback opportunities are being pursued with various third party leasing companies. Lease funding of PTUs units can be an ongoing source of funding to meet cash requirements.

iSt entered into a common stock purchase agreement on March 7, 2003, as amended and restated on April 14, 2003, with Fusion Capital Fund II, LLC (Fusion), a Chicago based institutional investor. Under the agreement, Fusion was to buy up to $12.0 million of common stock over a period of up to 40 months, subject to iSt's right to extend the agreement for six months. iSt had the right to control the timing and amount of stock sold to Fusion with the purchase price based upon the market price of the Company's common stock at the time of sale without any discount. On March 3, 2004, iSt elected to terminate its common stock purchase agreement with Fusion.

As of June 18, 2004, the following additional borrowing facilities were in place:

A note payable from U.S. Bank N.A. of Omaha, Nebraska. This note calls for monthly payments of $16,557, including interest, through March 15, 2005. The interest rate is a variable rate based on the U.S. Bank N.A. Reference Rate (the "Index Rate") plus 1%. As of June 18, 2004, the Index Rate was 4% and the outstanding loan balance was $219,003. This loan is secured by a security interest in the Company's tangible and intangible assets and the personal guarantees of various stockholders.

An unsecured note payable from Merrill Corporation resulting from the conversion of accounts payable. This short-term note carries an interest rate of 5% and matured on March 31, 2004. As of June 18, 2004, the outstanding loan balance was $52,210.

A $73,366 note payable from Nebraska State Bank of Omaha. This long-term note matures on May 10, 2006, carries an interest rate of 6.50%. Principal and interest payments are due monthly. As of June 18, 2004, the outstanding loan balance was $72,940.

A $3,452,239 note payable from Westburg Media Capital, LP. This long-term note calls for monthly payments including interest of $67,000 with a balloon payment for the remaining amount due in full in November 2007. The interest rate is based on the U.S. Bank of Washington prime rate plus 4%. As of June 18, 2004, the rate in effect was 8% and the outstanding loan balance was $2,869,069. This note payable is secured by all corporate assets.

A $200,000 note payable from Keystone Venture IV, LP (a stockholder). This unsecured, long-term note matures on August 31, 2006, and carries an interest rate of 8% which is payable annually in arrears. This note payable is subordinated to the Westburg Media Capital, LP note payable.

A $200,000 note payable from Penn Janney Fund, Inc. (a stockholder). This unsecured, long-term note matures on August 31, 2006 and carries an interest rate of 8% which is payable annually in arrears. This note payable is subordinated to the Westburg Media Capital, LP note payable.

A $300,000 note payable from Oddyssey Capital Group, LP (a stockholder). This unsecured, long-term note matures on August 31, 2006 and carries an interest rate of 8% which is payable annually in arrears. This note payable is subordinated to the Westburg Media Capital, LP note payable.

A $1,000,000 subordinated convertible note with MicroCapital Fund LLC. This long term note carries an interest rate of 10% with quarterly interest payments and matures in October 2008.

A series of notes with five entities totaling $1,200,000 at 4% interest convertible into shares of the Company's common stock at $0.23 per share.

A 10%, convertible debenture, currently due, convertible into Common Stock at $6.06 per share. iSt currently owes $30,000 on this debenture.

Six capital leases with related and unrelated parties carrying interest rates ranging from 10.475% to 10.50% and maturing in January 2005 to December 2005. As of June 18, 2004, the aggregate balance on these capital leases totaled $1,661,391.

The majority of the remaining $2,158,388 in notes payable consists of amounts owed to individuals, primarily directors of iSt, which mature within one year and carry interest rates of 5% to 10%.

As of December 31, 2003, the Company lacked sufficient operating capital to fund its ongoing development and operations and did not have commitments for either debt or share purchases to meet its planned 2004 operating capital requirements. On March 3, 2004, iSt received a private placement commitment of $5,000,000 in equity financing from a private investor group to continue to fund the operations and production of tracking devices and related services. Based on revenue forecasts and expense budgets, management expects the proceeds from this financing to fund operating requirements until the Company achieves breakeven from operations by 2005. As of June 18, 2004, this funding had not been received by the Company and there is no certainty that it will be received.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2004, the Company lacked sufficient operating capital to fund its ongoing development and operations and did not have commitments other than the following for either debt or share purchases to meet its planned 2004 operating capital requirements. On March 3, 2004, iSt received a private placement commitment of $5,000,000 in equity financing from a private investor group to continue to fund the operations and production of tracking devices and related services. Based on revenue forecasts and expense budgets, management expects the proceeds from this financing to fund operating requirements until the Company achieves breakeven from operations by 2005. As of June 18, 2004, this funding had not been received by the Company and there is substantial doubt that it will be received.

CRITICAL ACCOUNTING POLICIES

The Company prepares its consolidated financial statements in conformity with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This requires management to make estimates and judgments that affect reported amounts and related disclosures. Actual amounts will differ from those estimates. The significant accounting policies are described in Note 1 to the audited Consolidated Financial Statements. Of those policies, the following have been identified as the most critical because they are the most important to the portrayal of iSt's results of operations and financial condition and they require subjective or complex management judgments:

Revenue is recognized related to the sale and leasing of PTUs and for services provided through tracNET24. A daily service fee is charged for each PTU which the customer desires to have tracked from time to time. The customer initiates tracking by entering an activation command on an appropriate tracNET24 screen and, similarly, stops the tracking by entering a deactivation command. The daily fee for tracNET24 is only charged from the time of activation to the time of deactivation for each PTU. These services are billed in arrears on a monthly basis as the service is rendered to the customer. Revenue related to this daily service fee was $505,003 and $21,355 for the three months ending March 31, 2004 and 2003, respectively. For PTUs that are sold, the customer is billed and revenue is recognized upon receipt of the product by the customer. For PTUs that are leased, the customer is billed in arrears on a monthly basis for all units under lease, and revenue is recognized

Capitalization of product development costs related to the hardware development of the Series 2100 product and the software development of the tracNET24 information system. Software and hardware development costs were capitalized in accordance with the Statement of Financial Accounting Standard No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. The capitalization of these costs begins when a product's technological feasibility has been established and there is a detailed product design. The capitalization of these costs ends when the product is available for general release to customers. No such costs were capitalized in 2004 or 2003.

 Amortization of these costs using a straight-line basis over an estimated economic useful life of three years began in 2002. This amortization amounted to $78,715 for the three months ended March 31, 2004, and 2003, respectively. It is reasonably possible that those estimates of projected product revenues, the remaining estimated economic life of the product or both would be reduced significantly in the near term due to competitive pressures or technological changes. As a result, the carrying amount of the capitalized software and hardware costs may be reduced materially in the near term. Based upon product sales and product leasing to date and upon projected sales for the future, management believes there to be no impairment of product development costs, and therefore no such charge was recorded in 2004 or 2003.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

                                  OUR BUSINESS

GENERAL

We have designed, engineered and developed personal tracking devices for individuals and the software to monitor, map and report on the movements of such devices and the individuals wearing them. We are currently marketing our system to criminal justice agencies in the United States, the United Kingdom and Canada.

Our Personal Tracking Unit (PTU) is a twelve ounce, compact, electronic case which can be worn on an individual's belt or in a coat pocket. The PTU contains a GPS receiver, telephone modem, micro processors loaded with our proprietary firmware, internal antennas, signal processors, flash memory, other electronic components and rechargeable batteries, which we designed to be highly reliable, rugged and durable. Our current Series 2100 model PTU was designed to be worn by criminal offenders on probation, parole or pre-trial release and operates in conjunction with a transmitter housed in an ankle or wrist cuff. The cuff transmitter is securely affixed to the offender by a corrections officer. Any attempts to remove the cuff generate an alert signal and is a probation violation. The cuff transmitter, and hence the offender, must remain within 150 feet of the PTU or the signal transmitted by the cuff transmitter is not received and the PTU will send an alert, via a telephone network, to an appropriate authority.

Our tracNET24(TM) automated monitoring system is provided to end-user agencies through the Internet. Any probation officer with a secure log-in can access the system and know exactly where any of his or her clients, wearing a PTU, have been over any given time period. The officer can instantly program the PTU worn by any of the offenders he or she is monitoring to create or modify a schedule of locations where the offender must be at certain times of the day or week or month (e.g. a place of work, medical appointments, counseling appointments, meetings with the probation officer, etc.). He/she merely enters a drop down menu for the schedule and either enters an address or points to a spot on the map and specifies a radius. He/she has now created "inclusion zones" for the offender. Similarly, the officer can create "exclusion zones" (e.g. schools, home of an ex-spouse, etc.). The commands can be entered on any PC connected to the Internet and are downloaded to the PTU, which may be physically located anywhere else. TracNET24 provides automated monitoring as it is capable of alerting any appropriate authorities to probation violations; tracks the movements of an offender anywhere in the community; and, reports the movements with date and time stamps on maps and reports to the appropriate authorities, thereby relieving them of time consuming phone calls to verify the offender's presence at work or other places and to assure that the offender does not enter forbidden zones.

We market our PTUs and hosted tracNET24 services through a network of distributors, service providers and our own sales representatives. We sell or lease our PTUs and provide access to and use of tracNET24 on a fee basis as an Application Service Provider (ASP) on the Internet. On November 1, 2001, we entered into a non-exclusive distribution agreement with ADT Security Services, Inc. ("ADT"), which committed to purchase 1,000 of our PTUs. ADT will distribute these units to various law enforcement agencies. We will provide tracNET24 automated monitoring services to ADT and their end-user customers on a 24/7 basis. On February 18, 2002, we entered into a non-exclusive distribution agreement with Veridian Information Solutions, Inc., a large government contractor of information services. In addition to reselling our PTUs, Veridian intends to integrate our tracNET24 data base with their Veritrax system for charting and projecting criminal patterns and trends. We are currently negotiating with several other potential national and foreign distributors.

Our marketing and sales staff currently consists of a Senior Vice President of Sales, four full time district sales managers, three regional sales managers and two sales support personnel. Part time sales support is also provided by our executives and technical personnel. To date, we have contracted with four distributors and four service provider companies, all of which contract with criminal justice agencies to provide monitoring services, and with 18 end-user criminal justice agencies.

We believe use of our system can offer substantial cost savings over the cost of incarceration in traditional jails and prisons and improve the efficiency of probation and parole officers. It also offers the backlogged criminal justice systems a more secure solution to the problems of rapidly growing criminal populations, overcrowded correctional facilities and more lenient sentencing alternatives.

In addition to the criminal justice market, we have had discussions and marketed to additional industries where we believe our products and services offer attractive solutions to current problems, including the transportation industry. Our products and services to this market would include automatic vehicle tracking and the installation of tracking units at strategic locations, monitoring the status of freight cargo (whether loaded or unloaded on a trailer or other container).

THE ELECTRONIC MONITORING MARKET

According to the U.S. Bureau of Justice Statistics latest report, dated August 25, 2002, 6.6 million adults were under some form of correctional supervision at December 31, 2001. The number of prisoners under the jurisdiction of federal or state correctional authorities on that date reached a record high of 2.0 million. Moreover, 4.6 million adults were under parole or probation supervision. The total adult correctional population has increased 45.3% from 1991 to 2001.

This growth has resulted in stresses on the correctional system in terms of both management and costs. While this has led to increased use of probation and parole as alternatives to incarceration, caseworkers are unable to monitor probationers and parolees effectively. Electronic monitoring enhances the ability of caseworkers to monitor the activities of probationers and parolees, as well as affording house arrest as an economic alternative to incarceration.

Electronic monitoring offers two distinct advantages over incarceration, (1) it reduces the public's tax burden by allowing the offender to work and, subsequently, to pay for electronic monitoring costs, and (2) it reduces prison and jail overcrowding by providing a viable alternative to incarceration.

The traditional house arrest application utilizes (1) a fixed location radio frequency device connected to a power source and telephone line (a "house arrest unit") and (2) a tamper-proof transmitter cuff worn by the offender. The individual under house arrest must remain within a specified distance of the house arrest unit. When they leave that proximity, the house arrest unit transmits a notification over the telephone line to a monitoring center. The monitoring center software and operators determine if this is a permitted or authorized departure, using tables of individual schedules provided by the contracting authorities. If they determine it is a violation of the programmed schedule, a violation notice is created and the appropriate authorities are contacted using pre-established protocols. These protocols can include voice calls, paging, faxing, e-mail or some combination. Additionally, reports are created for transmission as required by the customer organization.

House arrest monitoring equipment first became commercially available in 1984. In 1987, twenty-one (21) states reported using this electronic monitoring as a sentencing alternative. By 1995, all fifty states were using at least limited amounts of house arrest electronic monitoring. Experts estimate that as many as 300,000 individuals now incarcerated could be supervised more cost-effectively and safely using appropriate electronic supervision. [Source: Journal of Offender Monitoring, January 1998 and March 1999 issues] Also, the Journal of Offender Monitoring estimated 95,000 individuals under electronic house arrest at the beginning of 1999. These individuals were monitored primarily through third party service providers under contract to the appropriate local, state and federal agencies.

We believe there is a substantial opportunity to provide a system to allow offenders to be tracked and monitored away from the fixed house arrest location. In early 1994, our Company began looking into the feasibility of utilizing GPS receivers and wireless communications technologies in a device which could be worn by offenders and thus allow electronically supervised release from house arrest. In December of 1994, we described our concepts in a patent application filed with the United States Patent and Trademark Office for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals." Over the next seven years, we continued to pioneer the development of a system of continuous monitoring of mobile offenders by creating smaller and lighter Personal Tracking Units (PTUs) and refining the software to track and monitor the location of the PTUs. In late 1995, we began to field test PTUs. Our lunch pail sized units were extensively tested by the Nebraska Department of Corrections and the concept was proven. In 1997, size had been reduced and functionality was increased. Our 1702 model PTU, the size and shape of a "bag phone", had been made capable of changing inclusion and exclusion zones while mobile, through parameters downloaded from central monitoring computers, another first for the industry. The 1702 model was used by state probation officers in Texas, Arizona and Illinois. In the meantime, we filed two additional patent applications, in 1997 and 1998. In 2000, we were issued two patents for the apparatus and method of tracking persons or mobile objects with the use of GPS and wireless communications. In 2002, we launched our new Series 2100 PTU and our web-based tracNET24 automated monitoring system.

We derive our revenue from the sale of PTUs and related products and services and from the use of our web-based tracking and monitoring system, known as tracNet24(TM). tracNet24 is a hosted application, accessible to our distributors and their justice agency customers through secured log-ins and allows tracking and monitoring of all electronically activated PTUs. For each PTU monitored through tracNet24, we charge a daily hosting fee. Additional revenue is generated for data archiving services and custom reporting. Our typical agreements with established distributors in the criminal justice marketplace consist of (i) product purchase and distribution agreements and (ii) hosting services agreements. The usual term of the agreements is from three to five years, with automatic one year renewals thereafter. We warrant our products to be free from defects and to operate in accordance with our published product specifications for a period of one year. Negotiated product volume discounts, product shipping and delivery terms, and pricing for training, and extended product warranties are also described in our distribution agreements. Our standard hosting services agreements with our distributors contain terms for guaranteed system availability and capacity, accessibility through the Internet with standard browsing software and charges for data archiving.

COMPETITION

We believe that only one other company, Pro Tech Monitoring, Inc., has a GPS-based product in the field today. We compete with ProTech Monitoring on the basis of price, quality of product and quality of service.

BUSINESS STRATEGY

The key elements of our business strategy are to:

o Be a leader in applying GPS technology to applications for tracking and monitoring individuals on parole, probation and pre-trial release. To accomplish this goal:

            We have devoted significant resources to develop and improve our products.

            We are constantly evaluating improvements in technology components and communications systems and new or improved capabilities for our products.

            We have signed lease and service agreements with end-user agencies and service providers since the release of our new Series 2100 PTU and are increasing our marketing and sales to other such agencies and providers.

            We have signed distribution and hosting services agreements with leading private monitoring centers and are pursuing other appropriate distributors to replace traditional house arrest with our GPS based system.

o Target application opportunities within other specific market niches for tracking individuals and tangible assets and to be a supplier of equipment and software to those end markets.

o Maintain the capability to undertake special projects, funded by specific customers to meet their unique needs. These special projects will be done to advance our knowledge in certain markets and to fund development within specific application areas. To date, we have worked on no special projects.

FINANCIAL PLANS

We plan to continue financing our technology and operations through external and related party financing. In addition, sale-leaseback opportunities are being pursued with various third party leasing companies. Lease funding of PTUs units can be an ongoing source of funding to meet cash requirements.

The Company completed a sale-leaseback transaction with an unrelated party involving 100 Series 2100 PTUs for $120,000 during the first quarter of 2003. This transaction generated a gain of approximately $45,000 that is being amortized into income over the term of the lease (24 months).

The Company completed a second sale-leaseback transaction with a related party (consisting of various stockholders) involving 312 Series 2100 PTUs for $375,000 during the third quarter of 2003. This transaction generated a gain of approximately $164,000 that is being amortized into income over the term of the lease (24 months).

A third sale-leaseback transaction was completed with a related party (consisting of various stockholders) involving 417 Series 2100 PTUs for $500,000 during the fourth quarter of 2003. This transaction generated a gain of approximately $274,000 that is being amortized into income over the term of the lease (24 months).

A fourth sale-leaseback transaction was completed with a related party (consisting of various stockholders) involving 300 Series 2100 PTUs for $360,000 during the fourth quarter of 2003. This transaction generated a gain of approximately $198,000 that is being amortized into income over the term of the lease (24 months).

The Company completed a fifth sale-leaseback transaction with a related party (consisting of various stockholders) involving 100 Series 2100 PTUs for $125,000 during the fourth quarter of 2003. This transaction generated a gain of approximately $71,000 that is being amortized into income over the term of the lease (24 months).

The Company is in the process of completing one other sale-leaseback transaction with a related party (consisting of various stockholders) involving 235 Series 2200 PTUs. As of March 31, 2004, iSt had received funding from this related party totaling $375,000. The Company has sold and leased back 166 of the 235 units under this lease agreement. This transaction has generated a gain of approximately $140,000 that is being amortized into income over the term of the lease (24 months).

On October 9, 2003, we executed two subordinated convertible promissory notes with Micro Capital Fund LP, of San Francisco, CA. in the aggregate of $1,000,000. Both notes carry an interest rate of ten percent (10%), payable quarterly in cash commencing December 31, 2003, and mature on October, 2008. Under the terms of the notes, each dollar of principal is convertible into common stock at a price of fifty cents per share. The notes are convertible at any time between January 9, 2004 and the maturity date. We also executed registration rights agreements with Micro Capital wherein we agreed to register the common stock underlying the notes with the next registration statement available on Form S-3 or upon demand if such registration statement has not been filed by October 9, 2005.

During 2003, the Company incurred approximately $473,000 in general monthly operating recurring operating expenses. Salaries, wages, and payroll taxes account for 55% of that total; health and liability insurance expenses account for 8%; legal, professional, and public company expenses are 6%; Travel expenses 5%; and rent and utilities 3%. An additional $1,830,000 in certain non-cash and one-time expenses, including consulting fees, stock option issuance expenses, and financing fees, were recorded in 2003.

On March 3, 2004, iSt received a private placement commitment of $5,000,000 in equity financing from a private investor group. As of June 18, 2004, this funding had not been received by the Company and there is substantial doubt that it will be received. Consequently, the Company is actively pursuing equity financing from other parties. The Company's financial goal is to achieve a monthly positive cash flow from operations by December 2004, measured as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA).

Management hired an additional seven sales professionals during 2003 for a total sales staff, as of June 18, 2004, of ten experienced sales professionals to cover the United States. We believe the additional sales personnel will enable us to increase sales on an accelerated basis.

Our continuation as a going concern is dependent upon our ability to satisfactorily meet our debt obligations, meet our product development goals, secure new financing and generate sufficient cash flows from operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties

THE PRODUCTS AND SERVICES OF THE COMPANY

We introduced our Series 2100 Personal Tracking Unit next generation product in the first quarter of 2002. The Series 2100 Personal Tracking Unit provides our customers with real-time monitoring of any individual or thing on either a continuous or periodic basis through the Internet, whether the person or object is moving or is at a fixed location.

The Series 2100 Personal Tracking Unit offering consists of the following components:

A tracking unit is worn by or placed near the subject. The tracking unit is secured to the subject via a wireless cuff, which is about the size of a standard wristwatch. The wireless cuff is waterproof and shockproof; our case and strap are designed to be tamper resistant. The tracking unit utilizes information from the GPS to triangulate the subject's physical position. The tracking unit then transmits this and other information to the tracNET24 hosting center. In addition, the tracking unit can be used in a docking station (which is similar to a cradle for a cordless telephone) as a house arrest monitor.

The tracking unit monitors the status of the wireless cuff and itself and reports the following conditions:

o Status of radio frequency contact between tracking unit and the house arrest monitor, including proximity violations (i.e. failure to remain within specified proximity of the house arrest monitor)

o     Tampering with tracking unit or the house arrest monitor

o Status of communications between the house arrest monitor and the operations center

o     Status of power connection of the house arrest monitor

o     Status of tracking unit battery

o Inclusion zone violations (i.e. subject being out of a designated area inappropriately)

o Exclusion zone violations (i.e., being in an area or location from which the subject is prohibited)

o Find Me Mapping (i.e. allows customers to locate the specific location of the unit and our offender at any given time)

Each customer will access and maintain their offender information and will also monitor the movement of offenders through our host software on the Internet. The customer can build daily schedules and program inclusion and exclusion zones via their Internet connection. We provide various levels of service to meet the specific needs of our customers.

THE TECHNOLOGY

Wireless communications are transmitted through the space via radio frequency radiation, one of several types of electromagnetic radiation. The radio frequency part of the electromagnetic spectrum is generally defined as electromagnetic radiation with frequencies in the range of 3 kilohertz to 300 gigahertz. One "hertz" equals one cycle per second. A kilohertz ("kHz") is one thousand-hertz, a megahertz ("MHz") is one million-hertz and a gigahertz ("GHz") is one billion-hertz. Microwave radiation is a high-frequency form of radio frequency radiation usually defined as from about 300 MHz to 300 GHz.

Familiar uses of radio frequency radiation involving telecommunications include AM and FM radios, television, citizens band radio, hand-held walkie-talkies, amateur radio, short-wave radio, cordless telephones and microwave point-to-point and ground-to-satellite telecommunications links.
Non-telecommunications applications include microwave ovens and radar.

The manufacture, sale and use of devices, which utilize any part of the radio frequency radiation spectrum, are subject to regulation. The Federal Communications Commission (the "FCC") is the principal agency responsible for such regulation within the United States. State and local governments, however, exercise some control respecting the siting of wireless facilities. While many transmitters (such as radio stations) must be individually licensed, certain low-power transmitters need not be. These would include such devices as cordless telephones, baby monitors, garage door openers, wireless home security systems, and keyless automobile entry systems. Before such a device may be marketed, however, it must first be tested to determine if the device meets FCC specifications; and then it must receive authorization from the FCC. The devices that we market fit within this regulatory scheme.

GLOBAL POSITIONING SYSTEM

The Global Positioning System consists of at least 24 operational satellites that orbit the earth every 12 hours. Operated by the Department of Defense ("DOD"), this constellation typically permits from five to eight satellites to be visible from any point on earth at any given moment in time. A master control facility located at Schriever Air Force Base in Colorado monitors signals from the satellites and uploads orbital and clock data. A position fix is acquired when a GPS receiver is "seeing" at least three of these satellites. Since the discontinuation of selective availability (which for non-DOD users limited horizontal accuracy to 30 meters) on May 1, 2000, the positioning system is accurate to within 10 meters, approximately 33 ft, for horizontal position, 15 meters, approximately 50 ft, for vertical position and 110 nanoseconds time accuracy. The United States government currently provides GPS signal capabilities free of charge.

GPS satellites and their ground support systems are complex electronic systems subject to electronic and mechanical failures and possible sabotage. The satellites have design lives of 7.5 years and are subject to damage by the hostile space environment in which they operate. To repair damaged or malfunctioning satellites is not economically feasible. If a significant number of satellites were to become inoperable, there could be a substantial delay before they are replaced with new satellites. A reduction in the number of operating satellites would impair the current utility of the GPS system and the growth of current and additional market opportunities. In addition, there can be no assurance that the U.S. government will remain committed to the operation and maintenance of GPS satellites over a long period, or that the policies of the U.S. Government for the use of GPS without charge will remain unchanged. Because of ever-increasing commercial applications of GPS, other U.S. Government agencies may become involved in the administration or the regulation of the use of GPS signals. Any of the foregoing factors could affect the willingness of buyers of our products to select GPS-based systems instead of products based on competing technologies such as radio frequency type house arrest units. Any resulting change in market demand for GPS products could have a material adverse effect on our financial results.

INTELLECTUAL PROPERTY RIGHTS

We have been issued three patents to date by the United States Patent Office:(i) No. 6,072,396 for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals" was issued on June 6, 2000 and will expire on June 6, 2017; (ii) No. 6,100,806, also for an "Apparatus and Method for Continuous Electronic Monitoring and Tracking of Individuals" was issued on August 8, 2000 and will expire on July 7, 2018; and (iii) No. 6,337,665 was issued on January 8, 2002 for an "Antenna Orientation Maintaining System in a System for Tracking Individuals and Method of Use" and will expire on October 18, 2020.

We have been granted a non-exclusive software license from SiRF Technology Incorporated allowing us to embed their GPS technology into our products.

We assert common law copyright and statutory trade secret protection to our proprietary software. Our logo and the word "iSecureTrack" are registered trademarks, and the marks "iSecureTrac" and "tracNET24" have applications for registration pending with the U.S. Patent and Trademark Office.

REGULATION

The FCC regulates the manufacture, sale and use of radio frequency radiation devices. Similarly, insofar as GPS remains funded and controlled by the U. S. government, devices utilizing GPS must conform to government specifications. Our Series 2100 model PTU has received full FCC compliance certification.

The use of tracking devices as an aid to, or indeed substitute for, physical surveillance by law enforcement personnel is subject to federal, state and local law. Generally stated, tracking devices may be attached to or installed upon the monitored person or object without court order as long as the person or objects remain in public view. Once the person or object is withdrawn from public view, a court order is required. But, where a tracking device has been placed with contraband (e.g., stolen goods), rather than with a lawfully possessed item, warrantless monitoring can continue to occur even after the monitored object has been taken onto private premises. As a rule, all persons presently monitored our GPS tracking system are subject to a court order requiring such monitoring as a condition to their release.

The use of tracking devices by private persons is also subject to applicable law. The monitoring of persons without their consent or of objects without their owners' or lawful possessors' consent may be a violation of laws protecting privacy and property rights.

RESEARCH AND DEVELOPMENT

During 2003, 2002 and 2001, we expended $750,443, $773,248 and $496,727, respectively, toward research and development. The costs of such research and development are borne by us and not by any of our customers. We have been a pioneer in the development of GPS tracking as it relates to use in the criminal justice industry. The research and development staff designs and develops products incorporating GPS technology, wireless communications, web based reporting, and data storage and transmission. Our current research and development efforts are focused on additional functionality in the 2100 series product for the criminal justice industry. This platform of technology has been designed to cross over into over market segments including the transportation industry.

CUSTOMERS; ORDERS BACKLOG

There is no material backlog of orders for the products we sell.

SEASONALITY

Our business is not seasonal.


EMPLOYEES

As of May 31, 2004, we had 27 full-time employees and 1 contract employee on staff. Our wholly owned subsidiary, Tracking Systems Corporation, has 28 full time employees as of May 31, 2004.

DESCRIPTION OF PROPERTY

The Company leases approximately 6,000 square feet of office space located at 5022 South 114th Street, Suite 103, Omaha, Nebraska. The lease term ends on November 30, 2005. The base rent for this property is $5,775 per month and the Company's pro rata share of operating expenses on the leased premises is $1,616. The Company also has a testing facility that it leases on a month-to-month basis for $500 per month. In addition, the Company leases approximately 7,669 square feet of office space located at 2404 Park Drive, Harrisburg, Pennsylvania. The lease term ends on March 31, 2009, and the base rent is $9,893 per month. Most of the Company's administrative, service, and other business operations are conducted at these locations. In the opinion of management, the properties are adequately covered by insurance.

We lease office equipment from one source. The rent for such items is in excess of $400 per month.

In our opinion, our properties are adequately covered by insurance.

LEGAL PROCEEDINGS

We are subject to pending or threatened lawsuits that are ordinary to our business. We are also subject to a variety of federal and state laws and regulations, especially those relating to electronic devices and wireless communications. Currently, no legal proceedings are pending and management is not aware of any threatened legal action which could cause a material loss to the Company.

                                 OUR MANAGEMENT

OUR DIRECTORS

Each of our directors serves for a term of one year. Our current directors are:

ROBERT E. BADDING, age 73, has been a member of our board of directors since October 1997. He is founder and Chairman of the Board of Badding Construction from 1999 to present. Previously, Mr. Badding was Chief Executive Officer of Badding Construction from 1954 to 1999. Badding Construction is a regional commercial and residential construction firm and Mr. Badding has been involved in all levels of the construction management of this multi-state firm.

MARTIN J. HALBUR, age 51, joined the board of directors in July of 2000. Dr. Halbur has been practicing dentistry in Carroll, Iowa, since 1976. Dr. Halbur performed his undergraduate work at Creighton University in Omaha and graduated from Creighton University Dental School in 1976.

ROGER J. KANNE, age 62, has been a Board member since October, 1997. Mr. Kanne also served as our Chief Financial Officer and Secretary from May, 2000 to February, 2001. Mr. Kanne is Chairman, President and CEO of Community Oil Company, a regional distributor of petroleum products, and has served in such capacity since 1972. He also serves as Vice President and Secretary of ET Company, a regional video distributor, and has held such position for the last 16 years.

RONALD W. MUHLBAUER, age 61, former Chairman of the Board and has been a member of the Board of Directors since December of 1996. He is a Certified Public Accountant and, for the past 27 years, has been a partner with the accounting firm of Olsen, Muhlbauer & Co., L.L.P., in Carroll, Iowa. Mr. Muhlbauer is a graduate of Creighton University in Omaha, Nebraska, with a BS degree in Business Administration.

RAVI NATH, age 51, joined our Board in December, 2001. Dr. Nath is the Jack and Joan McGraw Endowed Chair of the Department of Information Systems and Technology at Creighton University in Omaha. He assumed the Department chair in May of 2001 and became a tenured Professor at Creighton in 1998. From 1980 to 1998, Dr. Nath was a Professor of management information systems at the University of Memphis, receiving a tenure in 1985. Dr. Nath also currently serves as Executive Director of the Joe Ricketts Center in E-Commerce and as a Board member of the Applied Information Management Institute.

THOMAS E. WHARTON JR., age 42, President and Chief Executive Officer, joined our Board in December 2001. Mr. Wharton has an 18-year career in financial management, business strategy development, and marketing for international and domestic companies. Mr. Wharton began his career at Bozell & Jacob's Poppe Tyson Advertising division in 1988, where he advanced to CFO & CIO in 1992. While CIO at Poppe Tyson, Mr. Wharton co-founded, managed, and obtained initial financing for Poppe's ad sales network, which has become the industry's top Internet advertising network, DoubleClick, Inc. (NASDAQ DCLK). Mr. Wharton co-founded Poppe Tyson Interactive, and was named President & Chief Operating Officer in 1996. Mr. Wharton's responsibilities included expanding operations into Europe, Asia, and South America, worldwide marketing strategies and global client expansion. He helped develop online strategies for IBM, Dow Chemical, Chase Bank, Priceline, Sony Playstation & Underground, Cadillac, Hong Kong Bank, Nikkei, DoubleClick, and various other startup and global clients. Mr. Wharton became Chief Executive Officer on February 9, 2004 and President on April 1, 2004.

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission reports detailing their ownership of existing equity securities and changes in such ownership. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission's regulations to furnish us with copies of all filed Section 16(a) forms.

Based solely on our review of the copies of such forms furnished to us, we believe that all officers, directors and greater than 10% stockholders complied with the filing requirements of Section 16(a).

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee. The Audit Committee, consisting of Ronald Muhlbauer, Roger Kanne and Ravi Nath., performs the following functions:

            Recommends to the Board of Directors--subject to stockholder ratification--the selection of our independent public accountants;

            Reviews the scope and results of the audit with our independent accountants;

            Is responsible for the Company's accounting principles and practices,

            Is responsible for required communication with the auditors in regards to the auditors independence;

            Reviews our quarterly and annual operating results with management and with our independent public accountants; and

            Considers the adequacy and implementation of our internal auditing, accounting and financial procedures.

            Pre-approves all services provided by independent auditors.

Compensation Committee. The Compensation Committee, consisting of Roger Kanne, Dr. Martin Halbur, and Thomas Wharton Jr. performs the following functions:

            Reviews and fixes the compensation arrangements for officers and key employees;

            Grants stock options and makes restricted stock awards to eligible participants under our 2001 Omnibus Equity Incentive Plan; and

            Administers our compensation and incentive plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Deliberations for compensation for 2003 generally involved the Compensation Committee and its recommendations were then made to the full Board of Directors.

DIRECTOR COMPENSATION

We pay each director who is not our employee the sum of $1,000 for each meeting of the Board of Directors. This fee may be paid in cash or in shares of the iST's Common Stock having an equivalent fair market value. For attending Board meetings in 2003 our Directors received the following amount of iST Common Stock; Mr. Badding received 15,512 shares, Dr. Halbur received 15,512 shares Mr. Kanne received 15,512 shares, Mr. Muhlbauer received 15,512 shares, Mr. Nath received 13,694 shares, Mr. Wharton received 15,512 shares, and Mr. Rik Smith, who resigned from the Board of Directors after the February 7, 2003 meeting, received 2,500 shares.

EXECUTIVE COMPENSATION

The following table sets forth certain information for each of the last three fiscal years ending December 31 concerning compensation paid by us to our Chief Executive Officer and each executive officer who earned a total annual salary that exceeded $100,000 for 2003 (together, the "Named Executive Officers").

                                                         ANNUAL COMPENSATION
                                                                                                    LONG-TERM
                                                                                     RESTRICTED    COMPENSATION
                                                                                      STOCK       AWARDS, OPTIONS    ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR        SALARY            BONUS     AWARDS (6)        (7)         COMPENSATION
-------------------------------------------------------------------------------------------------------------------------------
Michael P. May(1)                            2003     $  220,000             --             --             --             --
Chairman, Chief Executive Officer            2002     $  210,000             --             --             --             --
and Director                                 2001     $  170,833             --     $   20,832      5,000,000             --

James E. Stark(2)                            2003     $  132,000             --             --             --             --
President and Director                       2002     $  126,000             --             --             --             --
                                             2001     $  107,000             --             --      1,000,000             --

John M. Heida(3)                             2003     $  110,000             --             --        100,000             --
Senior Vice President - Corporate            2002     $  110,000             --             --        150,000     $   27,102
Development and General Counsel              2001             --             --             --             --     $   31,702

David G. Vana(4)                             2003     $  123,900             --             --        100,000             --
Chief Financial Officer                      2002     $  118,983             --             --             --             --
                                             2001     $   19,667             --             --        200,000             --

* Thomas E. Wharton Jr.(5)                   2003             --             --             --         20,000     $   21,676
Chief Executive Officer, President           2002             --             --             --         20,000     $   25,667
and Director                                 2001             --             --             --             --             --

* Thomas E. Wharton Jr. succeeded Michael P. May as CEO on February 9, 2004 and James E. Stark as President on April 1, 2004.


(1) Michael P. May resigned from all positions with our Company on February 9, 2004. He joined our Company as Chairman effective January 1, 2001. We entered into an employment agreement with Mr. May on January 1, 2001. The agreement was terminated effective March 9, 2004. Under the terms of the agreement, Mr. May received options to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are fully vested. Mr. May has exercised 145,000 options and subsequently sold 145,000 shares of our common stock since his resignation.

(2) James E. Stark resigned from all positions with our Company on March 30, 2004. Mr. Stark served as President, Secretary and Chief Financial Officer from January 11, 2000 until his resignation on May 24, 2000. Mr. Stark rejoined on February 1, 2001 when he served as our Company's Vice President, Chief Financial Officer, Secretary, and Treasurer. Mr. Stark was promoted to President on November 16, 2001. Mr. Stark resigned as Secretary, in favor of Mr. Heida, on January 31, 2002. Mr. Stark resigned as Chief Financial Officer, in favor of Mr. David Vana, on August 1, 2003.We entered into an employment agreement with Mr. Stark on February 1, 2001. The agreement was terminated effective April 29, 2004. Under the terms of the agreement, Mr. Mr. Stark received options to purchase in the aggregate 1,000,000 shares of our common stock at an exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are fully vested. Mr. Stark has not exercised any options since his resignation.

(3) John M. Heida resigned from all positions with our Company on June 4, 2004. Mr. Heida joined our Company as Senior Vice President and General Counsel on January 1, 2002. We entered into an employment agreement with Mr. Heida on January 1, 2002. The agreement continues on an indefinite basis, unless terminated by either party. The agreement provides for a base salary of $110,000 on an annual basis, a bonus plan under which Mr. Heida can earn certain bonuses up to fifty percent (50%) of his annual salary, and options for purchasing 150,000 shares of our common stock at exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began January 1, 2002. Mr. Heida also received options for purchasing 100,000 shares of our common stock at exercise price 85% of the daily closing price of the grant date of February 3, 2003. Other compensation shown are consulting fees earned by Mr. Heida in 2000 and 2001, and consulting fees earned in 2001 and paid in 2002. Mr. Heida was elected Secretary for the Corporation on January 31, 2002.

(4) David G. Vana joined our Company as Senior Vice President Product Development on November 5, 2001. We entered into an employment agreement with Mr. Vana on November 5, 2001. The agreement continues on an indefinite basis, unless terminated by either party. The agreement provides for a base salary of $118,000 on an annual basis, a bonus plan under which Mr. Vana can earn certain bonuses up to fifty percent (50%) of his annual salary, and options for purchasing 200,000 shares of our common stock at exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began November 5, 2001. Mr. Vana also received options for purchasing 100,000 shares of our common stock at exercise price 85% of the daily closing price of the grant date of February 3, 2003. Mr. Vana was elected Chief Financial Officer for the Corporation on August 1, 2003 and was elected Secretary for the Corporation on June 4, 2004.

(5) Thomas E. Wharton Jr. joined our Company as Chief Executive Officer on February 9, 2004. We entered into an employment agreement with Mr. Wharton on February 9, 2004. The agreement continues on an indefinite basis, unless terminated by either party. The agreement provides for a base salary of $160,000 on an annual basis, a bonus plan under which Mr. Wharton can earn certain bonuses up to fifty percent (50%) of his annual salary, and options for purchasing 1,250,000 shares of our common stock at exercise price 85% of the daily closing price of the grant date of February 9, 2004. The options are to vest on a monthly basis over a two year period of time which began February 9, 2004. Mr. Wharton may also receive options for purchasing an additional 1,250,000 shares of our common stock at exercise price 85% of the daily closing price of the grant date of February 9, 2004 provided the Company achieves a positive cash flow in any one month period prior to March 31, 2005. Mr. Wharton was elected President for the Corporation on April 1, 2004.

(6)   Represents stock issued in lieu of salary.

(7)   Indicates number of shares of common stock underlying options.

      2001 Omnibus Equity Incentive Plan. Our 2001 Omnibus Equity Incentive Plan provides for the granting of stock options and other equity incentives for up to 1,000,000 shares of our Common Stock to our officers, key employees, directors, consultants or advisors who provide services to the Company at an exercise price 85% of the daily closing price of the Company's common stock as of the date when the options are granted. As of January 1 of each year, commencing with the year 2001, the aggregate number of options that may be awarded under the Plan will automatically increase by a number equal to the lesser of 1% of the total number of Common Shares then outstanding or 200,000. As of December 31, 2003, grants for 1,582,500 shares of Common Stock have been made, 236,250 of which were made to our directors or executive officers, 13,333 options have been exercised, 232,916 options have been forfeited and 50,416 shares of Common Stock remain available for new option grants under this plan.

STOCK OPTION GRANTS AWARDED TO NAMED EXECUTIVE OFFICERS DURING 2003

      The following tables contain information on stock options granted during the year ended December 31, 2003, and about unexercised stock options held at December 31, 2003.

                            OPTION / SAR GRANTS IN LAST FISCAL YEAR

                                       NUMBER OF                                          PERCENT OF
                                      SECURITIES                                        TOTAL OPTIONS /
                                      UNDERLYING        EXERCISE OR                      SARS GRANTED
                                    OPTIONS / SARS      BASE PRICE      EXPIRATION       TO EMPLOYEES
NAME AND PRINCIPAL POSITION             GRANTED          PER SHARE         DATE         IN FISCAL YEAR
--------------------------------------------------------------------------------------------------------
Michael P. May                             0                 0        -                        0
Chairman, CEO and Director

James E. Stark                             0                 0        -                        0
President and Director

John M. Heida                           100,000            $0.34         03/20/06            5.36%
Senior Vice President -
Corporate Development
and General Counsel

David G. Vana                           100,000            $0.34         03/20/06            5.36%
Chief Financial Officer

* Thomas E. Wharton Jr.                 20,000             $0.55         03/20/06            1.07%
CEO, President and Director

* Thomas E. Wharton Jr. succeeded Michael P. May as CEO on February 9, 2004 and James E. Stark as President on April 1, 2004.

OPTION VALUE AS OF DECEMBER 31, 2003

                                                                                                NUMBER OF
                                                                                             SHARES ACQUIRED
                             NUMBER OF SHARES                      VALUE OF                   UPON EXERCISED
                            UNDERLYING OPTIONS               UNEXERCISED OPTIONS              OPTIONS DURING          DOLLAR VALUE
                           AT DECEMBER 31, 2003              AT DECEMBER 31, 2003             THE YEAR ENDED         REALIZED UPON
                         EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE         DECEMBER 31, 2003           EXERCISE
------------------------------------------------------------------------------------------------------------------------------------
Michael P. May                 4,909,000 / 0                        $0 / $0                         0                      $0
Chairman

James E. Stark                 1,000,000 / 0                        $0 / $0                         0                      0
President

John M. Heida                 185,417 / 64,583                  $4,167 / $5,833                     0                      0
Secretary

David G. Vana                241,667 / 58,333                   $4,167 / $5,833                     0                      0
Chief Financial Officer

* Thomas E. Wharton Jr.       20,000 / 20,000                       $0 / $0                         0                      0
CEO and  President

* Thomas E. Wharton Jr. succeeded Michael P. May as CEO on February 9, 2004 and James E. Stark as President on April 1, 2004.


EXECUTIVE OFFICERS

In addition to Mr. Wharton, our executive officers consist of the following:

JOHN M. HEIDA - SENIOR VICE PRESIDENT, CORPORATE DEVELOPMENT, AND GENERAL COUNSEL. Mr. Heida resigned from all positions with the Company on June 4, 2004. Age, 58. Prior to his appointment at iSECUREtrac, Mr. Heida served as a strategic, operational and legal consultant to Midwest based emerging technology companies, including our Company. Mr. Heida was the Chairman and CEO of Applied Telephonics, Inc., a call-center software development firm, from 1998 to 1999. From 1988 to 1998, Mr. Heida was General Counsel at Automated Monitoring and Control International ("AMCI", now Nexterna), a Union Pacific technology spin-off company providing products to the billion-dollar Advanced Train Control Systems market. From 1983 to 1985, Mr. Heida served as General Counsel of Applied Communications, Inc. (NASDAQ: ACIS), the predecessor to Transaction Systems Architects, Inc. (NASDAQ: TSAI). Mr. Heida's responsibilities include promoting iSECUREtrac Corp.'s GPS tracking solution, as an alternative sentencing tool for individuals convicted of non-violent crimes, to state executives, legislatures and judges. Mr. Heida holds a Juris Doctorate from Creighton University School of Law.

DAVID G. VANA - CHIEF FINANCIAL OFFICER. Age, 42. Mr. Vana was with Telemarket Resources International from May 2000 until October 2001 where he served as a Board Member and CFO. From June 1999 to May 2000, he was with Ernst & Young's Management Consulting Practice in Kansas City, Missouri. Mr. Vana was the CFO for Pyramid Computing Solutions from August, 1997 to May, 2000. His prior experience included being Director of Financial Systems for MFS Communications and Accounting Manager for America First Companies. He has extensive experience in strategic planning, project management, accounting and finance. Mr. Vana has a BSBA and an MBA from the University of Nebraska at Omaha.

EDWARD J. SEMPEK - SENIOR VICE PRESIDENT, OPERATIONS AND BUSINESS DEVELOPMENT. Age, 42. Mr. Sempek served as Executive Vice President at Telemarket Resources International ("TRI") an Omaha Nebraska company that provides message broadcasting and direct marketing products to the telecommunications industry from January 2000 to October 2001. Ed is an entrepreneur, having owned a number of successful businesses over the past two decades including Pyramid Computing Solutions, Inc., which was acquired by TRI. Mr. Sempek was previously employed with Sprint, a large global communications company, from 1989 to 1995. He has served as Major Account Manager, National Accounts Manager, Area Sales Manager and Regional Data Sales Manager with Sprint. In 1994 he was the number two Area Sales Manager in the country for Sprint.

DAVID SEMPEK - SENIOR VICE PRESIDENT, TECHNOLOGY, CHIEF TECHNICAL OFFICER. Age,
41. Mr. Sempek served as Chief Technical Officer at Telemarket Resources International ("TRI") from January 1999 to October 2001. Mr. Sempek also served as Vice President of Information Services at Pyramid Computing Solutions Inc. from January 1993 to December 1999. Mr. Sempek has a Bachelor of Electrical Engineering with distinction from the University of Minnesota. He is specialized in computer science and programming and has written thesis material on the "Implementation of Algorithms for VLSI Layout."

TODD HANSEN - VICE PRESIDENT FINANCE & ADMINISTRATION. Age, 41. Mr. Hansen joined our Company in December of 1995 as Senior Accountant. He was promoted to Corporate Controller in June 2000 and was promoted to his current position in November 2001. Mr. Hansen has maintained all monthly accounting functions at our Company and provides management with financial analysis; cash flow forecasts and is responsible for all SEC reporting requirements. Prior to working with us, Mr. Hansen worked at Alford Tire Company for three years as a staff accountant. His responsibilities included credit and collections and assisting the controller in month ending procedures. He is a graduate of the University of Nebraska Lincoln, with a BS degree in Accounting in Business Administration.

     PRINCIPAL STOCKHOLDERS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


PRINCIPAL STOCKHOLDERS

The following table contains information, computed as of December 31, 2003, about stockholders who are beneficial owners of more than 5% of our common stock or who are our directors or executive officers. This information was given to us by the stockholders, and the numbers are based on the definitions of the Securities and Exchange Commission, found in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934. Therefore, the number of shares listed in the table represents "beneficial ownership" only for purposes of the reports required by the Commission.

                                                              COMMON STOCK
                                            AMOUNT AND NATURE OF        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP       OF CLASS
------------------------------------        --------------------       --------

Robert Badding (3)(4)(13)
304 Timberline Road
Carroll, IA 51401                               2,529,665                3.33%

Martin J. Halbur (4)(5)(13)
124 Pleasant Ridge Road
Carroll, IA 51401                               2,553,278                3.36%

Todd Hansen (11)(13)
20004 Rondo Drive
Gretna, NE 68028                                   52,500                0.07%

John Heida (8)(13)
804 Shag Bark Court
Belleuve, NE 68005                                225,000                0.30%

Roger Kanne (4)(6)(13)
1311 Amy Avenue
Carroll, IA 51401                               4,831,188                6.35%

Ronald Muhlbauer (4)(7)(13)
222 Pleasant Ridge
Carroll, IA 51401                               1,488,285                1.96%

Ravi Nath (9)(13)
651 N. 59th Street
Omaha, NE 68132                                    67,192                0.09%

Total Tech LLC (4)
Carroll, IA 51401                               7,045,971                9.26%

David G. Vana (12)(13)
17902 Pine Street
Omaha, NE 68130                                   322,704                0.42%

Thomas E. Wharton Jr. (10)(13)
5922 S. 166th Street
Omaha, NE 68135                                   272,879                0.36%

All Directors and Executives (13)(14)
Officers as a Group (9 persons) ............   12,342,691               16.22%


(1) For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any stock option. Stock options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of common stock beneficially owned by any other person. Additionally, for purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of common stock if such person or entity has or shares either investment or voting power with respect to such shares.

(2) Each director and executive officer has sole voting and investment power over the shares such individual beneficially owns and all such shares are owned directly unless otherwise indicated.

(3) Includes 1,446,250 shares of Common Stock beneficially owned, 305,388 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned, 758,027 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock, and 20,000 common stock options fully vested

(4) The members of Total Tech, LLC are Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Ronald Muhlbauer, and Patti Pietig.

(5) Includes 953,593 shares of Common Stock beneficially owned, 301,620 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned, 1,278,065 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock, and 20,000 common stock options fully vested.

(6) Includes 2,855,045 shares of Common Stock beneficially owned, 678,187 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned, 1,277,956 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock, and 20,000 common stock options fully vested.

(7) Includes 417,442 shares of Common Stock beneficially owned, 1,050,843 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock, and 20,000 common stock options fully vested.

(8)   All 225,000 common stock options fully vested.

(9) Includes 27,192 shares of Common Stock beneficially owned, and 40,000 common stock options fully vested.

(10) Includes 24,546 shares of Common Stock beneficially owned, and 248,333 common stock options fully vested.

(11)  All 52,500 common stock options fully vested.

(12) Includes 64,371 shares of Common Stock beneficially owned, and 258,333 common stock options fully vested.

(13) All listed directors and executive officers tally the total group number at the end of the table.

(14) Includes 11,438,525 shares of Common Stock beneficially owned, and 904,166 common stock options fully vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From January 01, 2002 through March 31, 2004, among others, Roger Kanne and
AHK Leasing, LLC would from time to time loan money to us. When such loans were made, we issued warrants to purchase our common stock based on the amount of money loaned to us with exercise prices and expiration dates that varied depending on the date of the loan. Some of the individuals or entities also received promissory notes evidencing the loan payable one year from the date of the loan with interest accruing at a rate of 10% per annum. Some of these promissory notes were converted to capital leases with two year terms and interest accruing at a rate of 10.475% per annum. The dates of these transactions with Roger Kanne, and AHK Leasing, LLC, including the amounts of the loans made to us, the number of warrants granted, the exercise price of the warrants, and the issuance date of the warrants, is reflected on the following table. All warrants issued after January 03, 2002 were issued with an expiration date of three years from the date of issuance.

                                             ISSUE          NUMBER OF       TYPE OF                AMOUNT OF         EXERCISE
LAST NAME                   FIRST NAME       DATE            WARRANTS    CONSIDERATION                LOAN            PRICE
------------------------------------------------------------------------------------------------------------------------------
Kanne                      Roger           01/03/02            77,429     Direct loan              $   50,000        $ 0.64575
Kanne                      Roger           01/04/02            77,429     Direct loan              $   50,000        $ 0.64575
Kanne                      Roger           01/07/02            77,851     Direct loan              $   50,000        $ 0.64225
Kanne                      Roger           01/16/02            40,492     Direct loan              $   25,000        $  0.6174
Kanne                      Roger           01/27/02            40,038     Direct loan              $   25,000        $  0.6244
Kanne                      Roger           02/22/02           401,284     Direct loan              $  250,000        $   0.623
AHK Leasing, LLC                           09/01/03           355,114     Direct loan              $  250,000        $   0.352
AHK Leasing, LLC                           09/01/03           217,014     Direct loan              $  125,000        $   0.288
AHK Leasing, LLC                           09/01/03           139,509     Direct loan              $  125,000        $   0.448
AHK Leasing, LLC                           09/01/03            97,656     Direct loan              $  125,000        $   0.640
AHK Leasing, LLC                           09/01/03           105,574     Direct loan              $  125,000        $   0.592
AHK Leasing, LLC                           09/01/03           111,607     Direct loan              $  125,000        $   0.560
AHK Leasing, LLC                           09/01/03           375,000     Direct loan              $  360,000        $   0.480
Kanne                      Roger           11/21/03           255,102     Direct loan              $  200,000        $   0.392


A Consulting Agreement was made as of March 5, 2002 between iSECUREtrac Corp. and Wharton Consulting, IE: Thomas Wharton Jr. Mr. Wharton received consulting fees in the amount of $21,000 during 2002 and $13,676 during 2003 for services provided. Mr. Wharton succeeded Michael May as CEO on February 9, 2004 and James Stark as President on April 1, 2004. Mr. Wharton is currently on our board of directors.

On March 15, 2002, David G. Vana purchased 25,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share. Mr. Vana is currently the Chief Financial Officer.

On March 20, 2002, Thomas Wharton Jr. purchased 15,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share. Mr. Wharton succeeded Michael May as CEO on February 9, 2004 and James Stark as President on April 1, 2004. Mr. Wharton is currently on our board of directors.

On March 25, 2002, Ravi Nath, who is currently a board member, purchased 20,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share.

On March 28, 2002, David G. Vana purchased 8,121 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.80 per share. Mr. Vana is currently the Chief Financial Officer.

On August 20, 2002, iSECUREtrac Corp. issued 469.01 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of November 30, 2001 through June 30, 2002.

On August 29, 2002, Michael May exercised 11,000 options at an exercise price of $0.281554 per his employee agreement. Mr. May resigned as our CEO and Chairman of the Board on February 9, 2004. On October 1, 2002, Mr. May exercised 80,000 options at an exercise price of $0.281554 per his employee agreement.

On December 19, 2002, iSECUREtrac Corp. issued 203.86 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of July 1, 2002 through September 30, 2002.

During 2002, iSECUREtrac Corp. issued 800,000 shares of our common stock to Total Tech, LLC upon conversion of Series A Convertible Preferred Stock.

On February 06, 2003, Thomas Wharton Jr. purchased 5,000 registered shares through iSECUREtrac Corp.'s Secondary Public Offering. The shares were purchased at $0.35 per share. Mr. Wharton succeeded Michael May as CEO on February 9, 2004 and James Stark as President on April 1, 2004. Mr. Wharton is currently on our board of directors.

On March 31, 2003, iSECUREtrac Corp. issued 203.121 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of October 1, 2002 through December 31, 2002.

On May 30, 2003, iSECUREtrac Corp. issued 157.462 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of January 1, 2003 through March 31, 2003.

On June 3, 2003, iSECUREtrac Corp. issued a $46,000 Series A Convertible Preferred Stock cash dividend to one Series A Preferred Stockholder for the period of January 1, 2003 through March 31, 2003.

On October 31, 2003, iSECUREtrac Corp. issued a $72,000 Series A Convertible Preferred Stock cash dividend to one Series A Preferred Stockholder for the period of April 1, 2003 through September 30, 2003.

On December 29, 2003, iSECUREtrac Corp. issued a $72,000 Series A Convertible Preferred Stock cash dividend to one Series A Preferred Stockholder for the period of April 1, 2003 through September 30, 2003.

On December 30, 2003, iSECUREtrac Corp. issued 282.225 shares of Series A Convertible Preferred Stock as payment in kind dividends to existing Series A Preferred Stockholders for the period of April 1, 2003 through September 30, 2003.

Except as described herein, the Company is not a party to any transaction or proposed transaction with any person who is (i) a Director or executive officer of the Company, (ii) a nominee for election as a Director, (iii) an owner of more than 5% of the common stock, or (iv) a member of the immediate family of any of the foregoing persons.

                        DESCRIPTION OF OUR CAPITAL STOCK

GENERAL

The authorized capital stock of our Company consists of 100,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.01 per share.

COMMON STOCK

Holders of our common stock are entitled to one vote per share in all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available to pay for such dividends. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of our Company's liabilities and the liquidation preference, if any, of any outstanding our preferred stock. All of the outstanding shares of our common stock are fully paid and non-assessable. We have paid no dividends on the our common stock for the last three fiscal years or for any subsequent period to the date of this prospectus and do not expect to pay dividends any time in the foreseeable future. Moreover, the rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which our Company may designate and issue in the future.

PREFERRED STOCK

The Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 1,000,000 shares of Preferred Stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefore. The Board also has the authority to determine the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights without approval by the holders of Common Stock. Although it is not possible to state the effect that any issuance of Preferred Stock might have on the rights of holders of Common Stock, the issuance of Preferred Stock may have one or more of the following effects: (i) to restrict Common Stock dividends if Preferred Stock dividends have not been paid; (ii) to dilute the voting power and equity interest of holders of Common Stock to the extent that any Preferred Stock series has voting rights or is convertible into Common Stock; or (iii) to prevent current holders of Common Stock from participating in the Company's assets upon liquidation until any liquidation preferences granted to holders of Preferred Stock are satisfied. In addition, the issuance of Preferred Stock may, under certain circumstances, have the effect of discouraging a change in control of the Company by, for example, granting voting rights to holders of Preferred Stock that require approval by the separate vote of the holders of Preferred Stock for any amendment to the Certificate of Incorporation or any reorganization, consolidation, merger or other similar transaction involving the Company. As a result, the issuance of such Preferred Stock may discourage bids for the Company's Common Stock at a premium over the market price therefore, and could have a materially adverse effect on the market value of the Common Stock.

SERIES A CONVERTIBLE PREFERRED STOCK

The Board of Directors has designated 10,000 shares of the Company's Preferred Stock as "Series A Convertible Preferred Stock" (Series A Stock). Each share of Series A Stock is convertible into 1,000 shares of Common Stock, subject to adjustment for stock splits and similar events. The Series A Stock has a liquidation preference of $1,000 per share (the "Stated Value") and a dividend preference equal to 9.5% per annum of the Stated Value. Dividends are payable at the option of the Board of Directors, in cash or in additional shares of Series A Stock (valued at $1,000 per share). Holders of Series A Stock have no voting rights except with respect to any action which (i) alters or changes the rights, preferences or privileges of the Series A Stock materially and adversely, (ii) increases the authorized number of shares of Series A Stock, (iii) creates any new class of shares having preference over or being on a parity with the Series A Stock or (iv) involves sales by the Company of a substantial portion of its assets, any merger of the Company with another entity, or any amendment of the Company's certificate of incorporation. The Company may redeem all or any part of the Series A Stock at any time or from time to time. The base redemption price is calculated as follows:

Redemption Date                                 Based Redemption Price
--------------------------------------------------------------------------------
If prior to September 30, 2002                  103% of Stated Value

If on or after September 30, 2002,
  but before September 30, 2003                 102% of Stated Value

If on or after September 30, 2003,
  but before September 30, 2004                 101% of Stated Value

After September 30, 2004                        100% of Stated Value
--------------------------------------------------------------------------------

Holders of Series A Stock have been granted certain registration rights. The Series A Stock is subject to mandatory conversion after September 30, 2004, at the election of the Board of Directors.

310 shares of Series A Stock were issued in December 2002 to one company that converted them into common shares. An additional 800 shares were converted to common shares by Total Tech, LLC, during 2002. In 2003, 605 shares of Series A Stock was issued to various individuals and companies that converted them into common shares.

Series A Stockholders have received payment-in-kind dividends of $642,808 and cash dividends of $190,000 during the year ended December 31, 2003, and payment-in-kind dividends of $672,872 during the year ended December 31, 2002. No cash or payment-in-king dividends have been given to Series A Stockholders from January 1 through June 18, 2004.

SERIES B CONVERTIBLE PREFERRED STOCK

The Board of Directors approved iSt's proposed private placement offering of 3,500 shares of Series B Convertible Preferred Stock (Series B Stock, $0.01 par value) as described in the Offering Memorandum dated December 1, 2002. The price per Share is $1,000 and will be paid in cash by each subscriber at the time of subscription. Each share of Series B Stock being offered is convertible to 1,667 shares of Common Stock. Each share so converted would be priced at $0.60.

In 2002, 150 shares of Series B Stock were issued valued at $145,000, net of offering costs of $5,000. During the year ended 2003, an additional 150 shares of Series B Stock have been issued valued at $150,000.

The holders of Series B Stock will be entitled to receive cumulative, fixed-rate dividends per annum at the following rates:

                  10.0% months 1 - 6

                  11.0% months 7-12

                  12.0% months 13-24

                  13.0% months 25-60

Dividends are payable quarterly and shall be payable in cash or in additional shares of Series B Stock at the sole discretion of the Board of Directors. If dividends are paid in Stock, each share shall be valued for this purpose at an amount equal to the Original Purchase Price.

In the event of any liquidation or winding up of the Company, the holders of Series B Stock will be entitled to receive in preference to the holders of Common an amount equal to the Original Purchase Price plus any dividends cumulated but not paid. A consolidation or merger of the Company, in which the Company does not survive, or a sale of all or substantially all of its assets shall be deemed to be a liquidation or winding up for purposes of the liquidation preference.

At any time, and from time to time prior to the Mandatory Conversion date, the Company may call and/or retire in part or all preferred shares outstanding. If Series B Stock is called prior to the Mandatory Conversion date, the following premium would apply:

                  Prior to October 31, 2003 - 115%

                  Prior to October 31, 2004 - 110%

                  Prior to October 31, 2005 - 105%

At any time, and from time to time, after October 31, 2005, all or any part of the Series B Stock may be converted into Common Stock at the then applicable common stock equivalents, at the option of the Company. The common stock equivalents, will be subject to adjustment to reflect any subdivisions or combinations of Common Stock. The Series B Stock shall not be redeemable by the holder. The holders of Series B Stock shall have no voting rights, except as indicated herein.

Consent of the holders of at least a two-thirds majority of Series B Stock will be required for any action which (i) alters or changes the rights, preferences or privileges materially and adversely, (ii) increases the authorized number of shares of Series B Stock, (iii) creates any new class of shares having preference over or being on a parity with the Series B Stock, or (iv) involves sale by the Company of a substantial portion of its assets, any merger of the Company with another entity, or any amendment of the Company's certificate of incorporation.

If the Company at any time grants, issues or sells any options, warrants, convertible securities or rights to purchase stock pro rata to the record holders of Common, the holders of Series B Stock shall be granted the same rights on an as-converted basis.

No Series B Stock dividends were issued in 2003 or 2002.

NO PREEMPTIVE RIGHTS

Except holders of Series A Preferred Stock and Series B Preferred Stock, no holder of any capital stock of our Company has any preemptive right to subscribe for or purchase securities of any class or kind of our Company. Also, except holders of Series A and Series B Stock, no holders of any capital stock of our Company have any redemption or conversion rights.

DELAWARE BUSINESS COMBINATION STATUTE

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, this law prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is, generally defined as a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. This provision of Delaware law may have the effect of delaying, deferring or preventing a change of control of our Company without further action by the stockholders.

LIMITATION OF LIABILITY AND INDEMNIFICATION

The Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate the rights of our Company or any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. The Certificate of Incorporation and Bylaws also contain provisions indemnifying the directors and officers of our Company to the fullest extent permitted by the DGCL. We believe that these provisions will assist our Company in attracting and retaining qualified individuals to serve as directors.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar of our Common Stock and Preferred Stock is Atlas Stock Transfer Company of Salt Lake City, Utah.

"PENNY STOCK" RULES

Our Common Stock is subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements upon broker-dealers that sell "penny stocks" to persons other than established customers and institutional accredited investors. For transactions under this rule, a broker-dealer must make a special suitability determination for the purchaser and obtain the purchaser's written consent to the transaction prior to the sale. The Commission defines a "penny stock" to be any non-Nasdaq Stock Market equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction by broker-dealers involving a penny stock, unless exempt, the rules of the Commission require delivery, prior to a transaction in penny stock, of a risk disclosure document relating to the penny stock market, together with other requirements and restrictions. The requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to penny stock rules, and investors may find their shares difficult to sell.

                  THE TRACKING SYSTEMS CORPORATION TRANSACTION

4,423,077 shares of the Company's common stock offered hereunder were used to acquire all of the outstanding capital stock of Tracking Systems Corporation
(TSC), a Pennsylvania corporation, through a stock exchange, completed on August 28, 2003.

TRACKING SYSTEMS CORPORATION

TSC, with its corporate headquarters at 2404 Park Drive, Harrisburg, Pennsylvania 17110, was founded in 1991 to provide electronic home detention equipment and services to the criminal justice market. Today, TSC is one of the leading providers of electronic home detention systems for public and private criminal justice and corrections agencies in the United States, as described in the Winter/Spring 2002 issue of The Journal of Offender Monitoring. The Journal describes TSC as having the broadest product line in the industry, which includes the world's only electronic home detention system that integrates alcohol testing, visual verification and radio frequency ("RF") location monitoring. The company's products may be used in combination or separately to electronically supervise those individuals sentenced to house arrest. TSC products are designed to electronically monitor a specific individual in a specific location, usually their residence.

TSC products are designed to enhance supervising officer productivity, reduce costs of incarceration, maintain the offender as a taxpayer vs. a tax burden, and improve overall supervision of the offender in the community. TSC also offers its customers monitoring service from its central monitoring center in Harrisburg, PA. Criminal justice professionals operate the company's central monitoring center 24 hours a day, 365 days a year.

Approximately 85% of TSC customers are city, county and state government agencies that provide programs for adult and juvenile offenders, probationers, parolees, pretrial defendants, work release and substance abusers. The balance of the company's customers includes distributors and service providers.

Within two years of being founded, TSC had secured over 90% of all Pennsylvania contracts and expanded into the Mid-Atlantic Region securing additional contracts in Maryland, New Jersey and Virginia. In 1996, TSC acquired certain assets of the Mitsubishi electronic monitoring systems and equipment business unit. In 1997, TSC entered into an asset purchase and license agreement with KBS Incorporated under which the company was able to embark on the development and manufacturing of its own proprietary home detention product. Today, the company serves over 200 customers in 28 states.

TSC sells, rents, or leases its products and services directly to county, state and federal government agencies and through a network of distributors. In addition to direct marketing and responding to requests for proposals, the company generates business by advertising its products and services in major trade magazines, journals and newsletters, such as the Journal of Offender Monitoring, Alternatives to Incarceration, Corrections Today, and Corrections Forum. The company also exhibits at strategic national, regional and state tradeshows and conferences. The company maintains a website at www.trackingsystemscorp.com and has several links to the website with correctional associations of which the company is a sponsor.

TSC's business strategy is to become a leader in the criminal justice and corrections markets through the application of new and innovative electronic technologies for tracking and supervising individuals and to offer the highest quality service in the industry. The strategy also includes an expansion of TSC's sales and distribution outlets and the maintainance of TSC's high customer retention rate.

TSC leases approximately 7,000 square feet of office space in Harrisburg, PA at a cost of $13.00 per square foot. The lease expires on March 31, 2009. TSC currently has 31 full time employees. No employees are members of a labor union.

BACKGROUND OF THE TSC TRANSACTION

On February 24, 2003, iST and TSC entered into Distributor Lease Agreement for an initial one year term to lease personal tracking units from iST and utilize tracNET24 services. After an initial order of 20 units, TSC ordered an additional 64 units over the next several months. On February 14, 2003, TSC and iST entered into a Distributor Lease Agreement for an initial one year term to lease MEMS2000 remote breath alcohol analyzer units from TSC and utilize TSC's 24/7 staffed monitoring center. In April of 2003, Mr. Michael May, on behalf of iST's Board of Directors, entered into discussions with Mr. John Sciortino, Chairman and CEO of TSC, about a possible acquisition of TSC. The discussions culminated in a letter of intent, dated May 7, 2003, wherein iST proposed to purchase all outstanding stock and assume all outstanding loans of TSC.

In addition to $3.5 million in revenue from over 200 TSC customers, the benefits to iST from the merger include TSC's vast experience in the field of electronic monitoring services for criminal justice agencies, complementary breath alcohol testing and house arrest products and 24/7 monitoring center. The monitoring center also serves as a broader customer support center, staffed with support personnel to quickly answer any technical problems a customer may experience.

On August 12, 2003, following a due diligence examination, iST entered into a Share Exchange Agreement and a Plan of Exchange with TSC and a controlling shareholders agreement with John A. Sciortino, Donna M. Reynolds Sciortino, Louis C. Fiocchi, and Francis A. Cerchiaro (collectively "Controlling Shareholders"). The named TSC shareholders comprised the then Board of Directors of TSC. Under the terms of the Agreement with Controlling Shareholders, the Controlling Shareholders agreed to indemnify TSC for the breach of any representations made by TSC in the Share Exchange Agreement out of escrow and up to the limit of $230,000. To create the escrow fund, the Controlling Shareholders agreed to place 442,308 shares of common stock of iSecureTrac in escrow upon closing of the transaction on August 28, 2003.

Under the terms of Share Exchange Agreement, iST agreed to exchange $2.3 million of common stock, at $0.52 per share, for all the outstanding stock of TSC, in accordance with the Plan of Exchange. In addition, iST agreed to assume an outstanding secured Note with Westburg Media Capital for $3.5 million and three subordinated debentures in the aggregate amount of $700,000. The holders of the debentures, the Penn Janney Fund, Keystone Venture IV, and the Oddyssey Capital Group, L.P. agreed to waive accrued interest on the debentures.

The Plan of Exchange sets out the exchange of 4,423,077 shares of iST common stock for 730,868 shares of the common stock of TSC, representing all outstanding common stock of TSC after conversion of all TSC preferred stock; an exchange ratio of 6.0518137 iST shares to one (1) TSC share. The TSC class of stock determines the actual conversion rate, with a conversion rate of 2.623642 for common shareholders and the holders of Class A preferred stock and a
8.348290 conversion rate for the holders of Class B and Class C preferred stock. The Plan of Exchange also sets forth the initial Board of Directors of TSC and initial officers, following the exchange.

The proposed transaction and agreements were approved by the Board of Directors of iST on July 18, 2003 and by the shareholders of TSC, at a special meeting convened for the purpose, on August 21, 2003, in accordance with Delaware and Pennsylvania law respectively.

APPROVAL OF THE TRACKING SYSTEMS CORPORATION SHAREHOLDERS

At the shareholders meeting on August 21, 2003, with 75% of the common shares, 93% of the Series A preferred shares, and 100% of the Series B and Series C preferred shares represented in person or by proxy, the proposal to approve the share exchange transaction and agreements was approved with a vote of 100% of the shares in favor and no shares opposed.

DISSENTER'S RIGHTS

Pennsylvania law affords TSC dissenter shareholders certain rights related to the share exchange. No dissenter's rights were exercised and neither TSC nor iST have been informed of the intended exercise of any dissenter's rights. By November 14, 2003, all but four TSC shareholders, representing 6,250 shares of common stock and 435 shares of Series A preferred stock of TSC, have tendered their TSC stock for an exchange for iST stock, or submitted an affidavit of lost certificate to make the exchange.

ACCOUNTING TREATMENT AND TAX CONSEQUENCES OF THE TRANSACTION

iST will report financial results on a consolidated basis going forward from August 28, 2003. iST has a net operating loss carry forward of $37,863,335, which offsets any tax consequences due to the acquisition.

We recorded $911,522 of intangibles related to the fair value of existing monitoring contracts acquired. This intangible will be amortized over seven years, which is the estimated life of the monitoring contracts. Amortization expense for the period from August 29, 2003 through December 31, 2003 was $88,666. Amortization expense for the three months ended March 31, 2004 was $361,594 of which $302,298 was an impairment charge. The impairment charge was attributable to the decrease in market value of certain host monitoring equipment pursuant to the Company's strategy of moving to the tracNET24 platform for all electronic monitoring. In addition, we recorded $2,302,179 of goodwill that will be subject to annual impairment tests. This goodwill, which arises from the excess of the purchase price over the fair market value of the assets, represents the value to be gained from the increased synergies and sales potential of the combined entities.

We assumed a $3,452,239 note payable to Westburg Media Capital, LP, a related party. This note payable, which includes a blanket security interest in the all assets, accounts, rights, licenses, and general intangibles, calls for monthly payments including interest of $67,000 with a balloon payment for the remaining amount of principal and interest due in November 2007. The interest rate is based on the U.S. Bank of Washington's prime rate plus 4%. This note also contains various financial covenants that are to be measured on an annual basis.

We also assumed $700,000 of unsecured and subordinated notes payable to other related parties. These notes mature on August 31, 2006 and carry an interest rate of eight percent (8.0%) per annum and shall be payable annually in arrears.

FINANCIAL STATEMENTS FOR TRACKING SYSTEMS CORPORATION

The financial results for Tracking Systems Corporation can be found after page F-20.

                      THE MICRO CAPITAL FUND LP TRANSACTION

2,631,579 shares of the Company's authorized but unissued common stock offered hereunder have been reserved by the Company for Micro Capital Fund LP ("Micro Capital") subject to their conversion of two 10% Subordinated Convertible Promissory Notes, in the principal amounts of $300,000 and $700,000 respectively. Each dollar of principal is convertible into common stock at a price of fifty cents per share. The conversion price is reduced by 10% from the original conversion price each time the Company defaults on making a quarterly interest payment. The Company has missed making two interest payments to Micro Capital. The conversion price is further reduced by anti-dilution adjustments for capital raised below the effective conversion price of $0.40, including issuance of common stock to four individual investors as described herein, the issuance of convertible notes to investors brought to us by CorpFin.com as described herein, and the issuance of warrants as described herein.The Notes may be converted at the option of the holder at any time up to the maturity date of September 30, 2008. The Company may convert the Notes into its common stock upon the occurrence of both of the following: (i) approval under the Securities Act of 1933 of a registration statement allowing resale of the common stock underlying the Note and (ii) the volume-weighted average price of the common stock underlying the Note trades at or above $2.00 per share for 60 consecutive trading days.

On October 9, 2003, we borrowed $1,000,000 from Micro Capital under the terms of two Notes, both bearing an interest rate of 10% on the unpaid principal balance up to the scheduled maturity date of October 9, 2008. One Note, in the principal amount of $700,000 was made with Micro Capital Fund LP, a Delaware limited partnership, and the second Note, in the principal amount of $300,000 was made with a related entity, Micro Capital Fund, Ltd., a Cayman Islands corporation (both entities are collectively referred to as "Holder").

The Company used the proceeds of the loan from Micro Capital to (i) reduce the principal amount of certain outstanding Company debt, including a $100,000 reduction of principal payable to Westburg Media Capital, L.P.; and (ii) fund the manufacturing of production Model 2100 Series personal tracking units, including the purchase of necessary transmitters and other components, and such items and services as are necessary to assure the quality delivery of products to the Company's customers.

The Holder may convert all or any portion of the unpaid principal and accrued interest of the Notes at any time after January 9, 2004. To date, we have not yet received a notice of conversion from Micro Capital.

Interest, at the rate of 10% per annum, accrues on the unpaid principal balance of the Notes from October 9, 2003 until the same is paid, whether at maturity, or upon prepayment, repayment, conversion or otherwise. Interest is payable quarterly in arrears, in cash, on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2003. A default in making interest payments entitles the Holder to reduce the original $0.50 per share conversion price by ten percent (10%). The Company missed making its quarterly interest payments on the last two due dates and consequently, the conversion price of the unpaid principal balance and accrued interest on the Notes has been reduced to $0.40 per share. This conversion price is further reduced to $0.38 due to an anti-dilution adjustment for capital raised below $0.40 per share.

The Company also entered into a Registration Rights Agreement with Micro Capital on October 9, 2003. Under the terms of said agreement, the Company agreed to include the common stock underlying the Notes in the next registration statement filed with the Securities and Exchange Commission with respect to any of its securities. If the Company has not so registered the common stock underlying the Notes prior to October 9, 2005, Micro Capital may demand such registration and the Company will then have 60 days to comply.

           THE SALZWEDEL FINANCIAL COMMUNICATIONS, INC. TRANSACTIONS

The Company was incorporated under the laws of the State of Colorado on June 13, 1983 under the name Sage Institute International, Inc. A Delaware corporation under the name Sage Analytics International, Inc. ("Sage Analytics") was incorporated on July 17, 1986; and, on September 2, 1986, the Company was reincorporated as a Delaware corporation by merging the Colorado Corporation with and into the Delaware Corporation. Sage Analytics provided decision sciences software and services but ceased business operations in April, 1996.

Advanced Business Sciences, Inc. ("ABS") was a Nebraska corporation formed in 1995 to develop, manufacture and market GPS based tracking solutions. In 1997, the founders of ABS contacted Salzwedel Financial Communications, Inc. ("Salzwedel"), an Oregon corporation, for assistance in raising venture capital. Salzwedel found Sage Analytics and recommended a merger.

On December 17, 1997, the stockholders of ABS concluded a share exchange with the Sage Analytics (the "Share Exchange") whereupon the Nebraska corporation became the wholly owned subsidiary and control was transferred to the former stockholders of the Nebraska corporation. Sage Analytics subsequently changed its name to Advanced Business Sciences, Inc. and, on June 19, 2001, the Company changed its name again, to iSECUREtrac Corp. to better reflect the current and future business activities of providing advanced tracking solutions for the monitoring of individuals and assets via a secure web hosted application.

Salzwedel remained a financial consultant for the Company, under the terms of various consulting agreements entered into by the Company from time to time, until October 22, 2003 when Salzwedel's last consulting agreement with Company expired. The services rendered by Salzwedel have consisted of providing investor relations services and qualifying potential investors in addition to general financial consulting services. The Company also asked Salzwedel to find potential investors. The Company issued 250,000 shares of its unregistered common stock to Salzwedel in 2002 and 1,278,963 such shares in 2003. Under the terms of the consulting agreement with Salzwedel, dated February 17, 2003, the Company agreed to include all such shares in the Company's next registration statement to be filed with the Securities and Exchange Commission on Form S-1.

                TRANSACTIONS WITH CERTAIN INDIVIDUAL STOCKHOLDERS

The following table sets forth six individuals to whom we have issued restricted common stock and have agreed to register the common stock in the Company. 2,640,187 shares of the Company's restricted common stock offered hereunder have been issued to the individuals shown. We sold restricted common stock to five of these individuals in a private placement and gave restricted common shares to one entity per their Investor Relations agreement.

                                        ISSUE           STOCK              REASON          PURCHASE          VALUE
LAST NAME            FIRST NAME          DATE          ISSUED              ISSUED            PRICE         OF STOCK
-------------------- ---------------- ----------- ------------------ ------------------- --------------  ----------------
Walker               Curt D            03/19/04   416,667             Equity Financing     $ 0.36000     $ 150,000
-------------------- ---------------- ----------- ------------------ ------------------- -------------- ----------------
Walker               Curt D            03/24/04   277,778             Equity Financing     $ 0.36000     $ 100,000
-------------------- ---------------- ----------- ------------------ ------------------- -------------- ----------------
Webb                 Laura A           05/24/04   400,000             Equity Financing     $ 0.25000     $ 100,000
-------------------- ---------------- ----------- ------------------ ------------------- -------------- ----------------
Wright               Keith M.          05/24/04   600,000             Equity Financing     $ 0.25000     $ 150,000
-------------------- ---------------- ----------- ------------------ ------------------- -------------- ----------------
Chicoine             Brad              05/27/04   525,937             Equity Financing     $ 0.34225     $ 180,000
-------------------- ---------------- ----------- ------------------ ------------------- -------------- ----------------
Herrig               Speed & Judy      05/27/04   344,805             Equity Financing     $ 0.25000     $  86,201
-------------------- ---------------- ----------- ------------------ ------------------- -------------- ----------------
Boutcher & Boutcher                    06/22/04    75,000             I/R Agreement        $ 0.23000     $  17,250
------------------------------------- ----------- ------------------ ------------------- -------------- ----------------

-------------------- ---------------- ----------- ------------------ ------------------- -------------- ----------------
                                                       2,640,187
                                                  ==================

                    TRANSACTIONS WITH CERTAIN WARRANT HOLDERS

The following table sets forth individuals and entities to whom we have issued warrants and have agreed to register the underlying common stock in the Company. 16,566,030 shares of the Company's authorized but unissued common stock offered hereunder have been reserved for the individuals and entities shown. We sold common stock to four of these individuals, in a private placement, as described below (notes 8 and 9).

                                                         NUMBER OF           TYPE OF          AMOUNT OF      EXERCISE
          LAST NAME        FIRST NAME       ISSUE DATE   WARRANTS         CONSIDERATION      DIRECT LOAN      PRICE
          ---------        ----------       ----------   --------          -------------     -----------      -----
    (1)  Kanne              Roger            11/20/01    50,100             Direct loan      $  50,000          0.998
    (1)  Kanne              Roger            11/30/01    151,899            Direct loan      $ 150,000         0.9875
    (1)  Kanne              Roger            01/03/02    77,429             Direct loan      $  50,000        0.64575
    (1)  Kanne              Roger            01/04/02    77,429             Direct loan      $  50,000        0.64575
    (1)  Kanne              Roger            01/07/02    77,851             Direct loan      $  50,000        0.64225
    (1)  Kanne              Roger            01/16/02    40,492             Direct loan      $  25,000         0.6174
    (1)  Kanne              Roger            01/27/02    40,038             Direct loan      $  25,000         0.6244
    (1)  Macke Partners                      02/04/02    236,518            Direct loan      $ 150,000         0.6342
    (1)  Kanne              Roger            02/22/02    401,284            Direct loan      $ 250,000          0.623
    (3)  GUNDYCO                             06/27/02    62,500              Consulting           N/A            1.65
    (1)  Buckshot Capital                    08/07/03    200,000            Direct loan      $ 400,000          0.510
    (4)  Herrig                              08/18/03    20,000            Capital Lease          N/A          0.425
    (4)  AHK Leasing, LLC                    09/01/03    355,114           Capital Lease          N/A          0.352
    (4)  AHK Leasing, LLC                    09/01/03    217,014           Capital Lease          N/A          0.288
    (4)  AHK Leasing, LLC                    09/01/03    139,509           Capital Lease          N/A          0.448
    (4)  AHK Leasing, LLC                    09/01/03    97,656            Capital Lease          N/A           0.64
    (4)  AHK Leasing, LLC                    09/01/03    105,574           Capital Lease          N/A          0.592
    (4)  AHK Leasing, LLC                    09/01/03    111,607           Capital Lease          N/A           0.56
    (4)  AHK Leasing, LLC                    09/01/03    375,000           Capital Lease          N/A           0.48
    (5)  Altron, Inc.                        09/09/03    10,000              Consulting           N/A           1.00
    (6)  Smith              Daniel           10/14/03    432,000          Equity Financing        N/A           0.60
    (1)  Kanne              Roger            11/21/03    255,102            Direct loan      $ 100,000          0.392
    (7)  Bucks Corp                          12/17/03    425,000          Equity Financing       N/A            0.48
    (7)  Walker             Curt D           12/17/03    158,500          Equity Financing       N/A            0.48
    (7)  John & Helen       Backlund         12/17/03    41,500           Equity Financing       N/A            0.48
    (7)  Gray               Charles          01/05/04    25,000           Equity Financing       N/A            0.48
    (7)  Genack & Wixon     Ab & Kathy       01/05/04    38,500           Equity Financing       N/A            0.48
    (7)  The Harner Living Trust             01/05/04    362,500          Equity Financing       N/A            0.48
    (7)  Gerber 111 IRA     Joseph           01/05/04    87,500           Equity Financing       N/A            0.48
    (7)  Dewitt Montgomery 111 IRA           01/05/04    11,500           Equity Financing       N/A            0.48
    (7)  Mitchell           Terry            01/05/04    50,000           Equity Financing       N/A            0.48
    (7)  Nancy Nita Macy Rev Trust           01/05/04    50,000           Equity Financing       N/A            0.48
    (7)  Walker             Curt D           01/15/04    318,500          Equity Financing       N/A            0.48
    (7)  Metolius Fund                       01/15/04    300,000          Equity Financing       N/A            0.48
    (7)  Webb               Laura            01/15/04    6,500            Equity Financing       N/A            0.48
    (7)  Victor Hackenschmidt IRA            01/28/04    21,000           Equity Financing       N/A            0.48

                                                         NUMBER OF           TYPE OF          AMOUNT OF      EXERCISE
          LAST NAME        FIRST NAME       ISSUE DATE   WARRANTS         CONSIDERATION      DIRECT LOAN      PRICE
          ---------        ----------       ----------   --------          -------------     -----------      -----
    (7)  Flaxel             John             01/28/04    27,500           Equity Financing       N/A            0.48
    (7)  Manning            Ronald           01/28/04    80,000           Equity Financing       N/A            0.48
    (7)  Roosevelt          Christopher      01/28/04    25,000           Equity Financing       N/A            0.48
    (7)  Webb               Laura            01/28/04    447,500          Equity Financing       N/A            0.48
    (7)  Montgomery         Dewitt JR        01/28/04    24,000           Equity Financing       N/A            0.48
    (7)  Webb               Laura            02/17/04    2,500,000        Equity Financing       N/A            0.48
    (7)  Walker             Curt D           03/17/04    694,445          Equity Financing       N/A           0.432
    (7)  Walker             Curt D           03/22/04    125,000          Equity Financing       N/A           0.432
    (8)  Webb               Laura            05/13/04    300,000          Equity Financing       N/A            0.35
    (8)  Webb               Laura            05/19/04    150,000          Equity Financing       N/A            0.35
    (8)  Wright             Keith M          05/19/04    300,000          Equity Financing       N/A            0.35
    (9)  Chicoine           Brad             05/27/04    525,937          Equity Financing       N/A          0.37852
    (9)  Herrig             Speed & Judy     05/27/04    172,403          Equity Financing       N/A          0.37852
   (10)  Corpfin                             05/28/04    521,739          Equity Financing       N/A            0.23
   (10)  Alpha Capital Aktiengesellschaft    05/28/04    1,086,957        Equity Financing       N/A         0.378519
   (10)  Bristol Investment Fund, Ltd.       05/28/04    652,173          Equity Financing       N/A         0.378519
   (10)  JM Investors                        05/28/04    434,783          Equity Financing       N/A         0.378519
   (10)  Enable Growth Partners L.P.         05/28/04    217,391          Equity Financing       N/A         0.378519
   (10)  SRG Capital LLC                     05/28/04    217,391          Equity Financing       N/A         0.378519
   (10)  Alpha Capital Aktiengesellschaft    05/28/04    1,086,957        Equity Financing       N/A            0.23
   (10)  Bristol Investment Fund, Ltd.       05/28/04    652,173          Equity Financing       N/A            0.23
   (10)  JM Investors                        05/28/04    434,783          Equity Financing       N/A            0.23
   (10)  Enable Growth Partners L.P.         05/28/04    217,391          Equity Financing       N/A            0.23
   (10)  SRG Capital LLC                     05/28/04    217,391          Equity Financing       N/A            0.23
   (11)  Merriman Curhan Ford & Co           06/15/04    25,000              Consulting          N/A            0.64


(1) Represents warrants to purchase shares of our common stock issued in exchange for direct loans made to the Company. When the individuals or entities identified on the table made a loan to us, they received a promissory note payable four months to one year from the date of the loan in the principal amount of loan and with interest accruing at a rate of 10% per annum and warrants to purchase shares of our common stock. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(3) Represents warrants issued to GUNDYCO, for consulting services in regards to placement of Company registered shares. The issuance of the warrants in this instance was limited only to GUNDYCO, and accordingly we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2).

(4) Represents warrants to purchase shares of our common stock issued to Duane Herrig and AHK Leasing in exchange for their execution of lease agreements for funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(5) Represents warrants to purchase shares of our common stock issued to Altron, Inc. as consideration for their willingness to accept stock in lieu of cash for their accounts payable amount owed to them by the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(6) Represents warrants to purchase shares of our common stock issued to Daniel Smith as consideration for equity funding provided by him to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(7) Represents warrants to purchase shares of our common stock issued to various individuals as consideration for equity funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(8) Represents warrants to purchase shares of our common stock issued to two individuals, Laura Webb and Keith M. Wright, as consideration for equity funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act. These warrants were issued in connection with the private placement to these individuals of 1,000,000 shares of unregistered common stock of the Company at a per share price of $0.25, on or about May 10, 2004. The Company agreed to "piggy back" registration rights for said shares and said shares are included in this prospectus.

(9) Represents warrants to purchase shares of our common stock issued to two individuals, Brad Chicoine and Duane Herrig, as consideration for equity funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act. These warrants were issued in connection with the private placement of 525,937 shares of common stock to Mr. Brad Chicoine, at a selling price of $0.342247 per share, and 344,805 shares of common stock to Mr. Duane Herrig, at a selling price of $0.37852 per share, on or about May 27, 2004. The Company agreed to "piggy back" registration rights for said shares and said shares are included in this prospectus.

(10) Represents warrants to purchase shares of our common stock issued to various investment groups as consideration for equity funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(11) Represents warrants issued to Merriman Curhan Ford & Co., for consulting services. The issuance of the warrants in this instance was limited only to Merriman Curhan Ford & Co., and accordingly we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2).

                        THE CORPFIN.COM, INC. TRANSACTION

10,956,520 shares of the Company's authorized but unissued common stock offered hereunder have been reserved by the Company for certain private investors ("Subscribers") to whom the Company issued 4% subordinated convertible promissory notes, in the aggregate amount of $1,200,000 on May 28, 2004 ("Closing Date"). Said notes are convertible into common stock at a price of $0.23 per share. The notes, or any part thereof, may be converted at the option of the holder at any time up to the maturity date of May 28, 2006. When fully converted, 5,217,391 shares of common stock will be issued to the note holders. The Subscribers have also received warrants for 50% of shares that the amount invested would buy at the closing price of $0.23, or 2,608,695 warrants for the purchase of one share each of our common stock. These "B Warrants" are exercisable until the registration statement for the underlying stock has been effective for a period of 120 days. After such registration statement has been effective for 30 days, the "B Warrants" are callable by the Company, upon 30 days written notice, if the per share price of the Company's common stock exceeds 150% of the exercise price of the "B Warrants" for a period of 20 consecutive trading days. If the holders of called "B Warrants" do not exercise such warrants within 30 days of the call date, the Company may cancel such warrants.

The Subscribers to the convertible promissory notes also received one warrant for each two shares issued on the Closing Date, or 2,608,695 warrants for the purchase of one share each of the Company's common stock at an exercise price determined by the average of the daily volume weighted average price of the common stock as reported by Bloomberg L.P. for the OTC Bulletin Board using the AQR function ("VWAP") for the ten trading days ending the second trading day preceding the Closing Date. As so determined, the exercise price for each such "A Warrant" is $0.378519. The "A Warrants" are exercisable for a period of five years from the Closing Date. After a registration statement for the common stock underlying the "A Warrants" has been effective for the 30 days, the "A Warrants" are callable by the Company, upon 30 days written notice, if the per share price of the Company's common stock exceeds 200% of the exercise price of the "A Warrants" for a period 15 consecutive trading days. If the holder of the called "A Warrants" do not exercise such warrants within 30 days of the call date, the Company may cancel such warrants.

The Subscriber's broker, CorpFin.com, Inc., 555 North Point Center East, 4th floor, Alpharetta, Georgia 30022 ("Broker") received one warrant for every five
(5) "A Warrants" issued on the Closing Date, or 521,739 warrants, each for the purchase of one share of the Company's common stock. Such Broker's warrants carry the same rights as "A Warrants", except that the exercise price is $0.23 per share of common stock and the Broker's warrants are not subject to be called by the Company.

Interest on each convertible promissory note accrues at the annual rate of four percent (4%) and is payable, in cash, each time a note or any part of it is converted to the Company's common stock, on January 1, 2005 and semi-annually thereafter and on the the maturity date of May 28, 2006. In the event an interest payment on any note is in default for more than ten days, the interest rate then becomes fifteen percent (15%).

The agreement with the Subscribers ("Subscription Agreement") provides for registration rights for the stock underlying the notes and warrants. The Company has agreed that it shall file a registration statement for such stock with the SEC within 30 days of the Closing Date and cause such registration statement to be declared effective by the SEC within 120 days of the Closing Date. If the Company does not file the registration statement within 30 days of the Closing Date or the registration statement is not declared effective by the SEC within 120 days of the Closing Date, the Company must pay a penalty to each note holder consisting of 2% of the purchase price of the note for each thirty days or part thereof that the filing or effectiveness date is late, up to a maximum of 8%.

The note holders have been granted a right of first refusal to participate in any of the Company's future offerings of securities or debt obligations on seven days prior written notice. The note holders may then participate, on the terms and conditions set forth in the notice, in the same proportion to each other as their purchase of notes from the Company. Except in the case of employee stock options or compensation plans, in connection with any merger or consolidation or as previously disclosed by the Company, the Subscription Agreement also gives the note holders the right to additional shares of the Company's common stock in the event the Company offers, issues or agrees to issue common stock or securities exercisable for shares of common stock at a price per share or conversion or exercise price per share which is less than the conversion price of the notes issued to the Subscribers. In such event, the Company must issue additional shares of its common stock to each Subscriber so that the average per share purchase price of the shares of common stock issued to the Subscriber is equal to such other lower price per share and conversion price of remaining notes must be reduced to such other lower price per share.

The Company paid a contribution of $25,000 to legal fees and due diligence expense incurred by CorpFin.com. Such fees were paid out of the proceeds of the sale of the notes.

                              PLAN OF DISTRIBUTION

All but 17,539 shares of the Company's common stock eligible for distribution to the shareholders of TSC in exchange for their TSC stock were issued to such shareholders at the time of closing of the share exchange, on or about August 28, 2003. Upon the exercise of their warrants, all warrantholders are able to receive their alloted amount of common stock.

                                  LEGAL OPINION

The validity of the shares offered hereby has been passed upon for the Company by Erickson & Sederstrom, P.C.

                                     EXPERTS

The consolidated financial statements of iSECUREtrac Corp. and subsidiaries included herein and in the registration statement have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report appearing herein, which report expresses an unqualified opinion and includes an explanatory paragraph referring to our ability to continue as a going concern. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

The financial statements of Tracking Systems Corporation included with Amendment No. 1 to the current report on Form 8-K, filed with the SEC on November 12, 2003 and incorporated in this registration statement by reference have been audited by McKonly & Asbury, LLP, independent auditors, as stated in their report appearing therein. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file quarterly and annual reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the Securities and Exchange Commission's rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission, and copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates.

                       ISECURETRAC CORP. AND SUBSIDIARIES

                         CONSOLIDATED FINANCIAL REPORT

                               Table of Contents

Independent

Auditors' Report.............................................................F-1

Consolidated Financial Statements:

Balance Sheet................................................................F-2

Statements of Operations.....................................................F-3

Statements of Stockholders' Deficit..........................................F-4

Statements of Cash Flows.....................................................F-5

Notes to Consolidated Financial Statements...................................F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
iSECUREtrac Corp.
Omaha, Nebraska


We have audited the accompanying Consolidated Balance Sheet of iSECUREtrac Corp. and subsidiaries as of December 31, 2003, and the related Consolidated Statements of Operations, Stockholders' Deficit and Cash Flows for the years ended December 31, 2003, and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iSECUREtrac Corp. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the years ended December 31, 2003, and 2002, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceeds its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ McGladrey & Pullen, LLP

Kansas City, Missouri
January 23, 2004, except for the second and third paragraphs in Note 9 as to which that date is March 3, 2004.

                       ISECURETRAC CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

------------------------------------------------------------------------------------------------------------
ASSETS (NOTE 5)
Current Assets
      Cash                                                                                    $    125,399
      Account receivables, net of $12,000 allowance for doubtful accounts                          602,367
      Inventories                                                                                  144,151
      Prepaid expenses and other                                                                    95,032
------------------------------------------------------------------------------------------------------------
            Total current assets                                                                   966,949
------------------------------------------------------------------------------------------------------------
Leasehold Improvements and Equipment, net (Note 3)                                                 359,453
Monitoring Equipment, net of accumulated depreciation of $470,331 (Note 10)                      4,078,419
Product Development Costs, net of accumulated amortization of $577,246                             367,338
Intangibles, subject to amortization (Note 4)                                                      822,856
Goodwill (Note 4)                                                                                2,302,179
Other Assets                                                                                        32,488
------------------------------------------------------------------------------------------------------------
            Total assets                                                                      $  8,929,682
============================================================================================================

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
      Notes payable (Note 5)                                                                  $  2,994,476
      Current maturities of long-term debt (Notes 5 and 10)                                      1,645,494
      Accounts payable and accrued expenses                                                      1,319,884
      Deferred gain on sale-leaseback transaction (Note 10)                                        677,125
      Accrued interest payable                                                                     195,587
      Preferred dividends payable                                                                  218,513
------------------------------------------------------------------------------------------------------------
            Total current liabilities                                                            7,051,079
------------------------------------------------------------------------------------------------------------
Long-term debt, less current maturities (Notes 5 and 10)                                         4,839,547
------------------------------------------------------------------------------------------------------------
Commitments and contingencies (Notes 9 and 10)
------------------------------------------------------------------------------------------------------------

Stockholders' Deficit (Notes 7 and 8)
      Series A Convertible Preferred stock, 10,000 shares designated at $.01 par value;
            9,126 issued and outstanding, stated value $1,000 per share                          9,125,470
      Series B Convertible Preferred stock, 3,500 shares designated at
            $.01 par value; 300 issued and outstanding, stated value $1,000 per share              295,000
      Common stock, 100,000,000 shares authorized at $.001 par value;
            48,904,299 issued and outstanding                                                       48,904
      Additional paid-in capital                                                                28,524,733
      Unearned consulting expense                                                                 (357,000)
      Accumulated deficit                                                                      (40,598,051)
------------------------------------------------------------------------------------------------------------
            Total stockholders' deficit                                                         (2,960,944)
------------------------------------------------------------------------------------------------------------
            Total liabilities and stockholders' deficit                                       $  8,929,682
============================================================================================================


See Notes to Consolidated Financial Statements

                       ISECURETRAC CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2003 and 2002

                                                                                              2003                   2002
----------------------------------------------------------------------------------------------------------------------------
Revenues:

     Equipment                                                                             $ 171,759              $ 358,305
     Leasing                                                                                 402,972                      -
     Hosting                                                                                 757,106                  2,009
     Gain on sale-leaseback transactions                                                     123,083                      -
     Service                                                                                  38,187                142,688
----------------------------------------------------------------------------------------------------------------------------
     Total revenues                                                                        1,493,107                503,002
----------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:

     Cost of revenues                                                                      1,141,334                612,803
     Research and development                                                                750,443                773,248
     Sales, general and administrative                                                     5,557,414              4,172,160
----------------------------------------------------------------------------------------------------------------------------
     Total costs and expenses                                                              7,449,191              5,558,211
----------------------------------------------------------------------------------------------------------------------------
     Operating loss                                                                       (5,956,084)            (5,055,209)
----------------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):

     Interest income                                                                             523                  1,742
     Interest expense (Note 5)                                                              (444,886)              (203,419)
     Loan acquisition expense, stockholders                                                 (638,603)              (536,734)
----------------------------------------------------------------------------------------------------------------------------
     Total other income (expense)                                                         (1,082,966)              (738,411)
----------------------------------------------------------------------------------------------------------------------------
     Loss before provision for income taxes                                               (7,039,050)            (5,793,620)
----------------------------------------------------------------------------------------------------------------------------
     Provision for income taxes (Note 6)                                                           -                      -
----------------------------------------------------------------------------------------------------------------------------
NET LOSS                                                                                  (7,039,050)            (5,793,620)
     Preferred dividends (Note 8)                                                           (848,200)              (807,832)
----------------------------------------------------------------------------------------------------------------------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                                               $ (7,887,250)          $ (6,601,452)
============================================================================================================================
BASIC AND DILUTED LOSS PER COMMON SHARE                                                      $ (0.19)               $ (0.23)
============================================================================================================================
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING                                       41,561,430             29,248,828
============================================================================================================================

See Notes to Consolidated Financial Statements.

                        ISECURETRAC CORP AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                             SERIES A CONVERTIBLE             SERIES B CONVERTIBLE
                                                                                PREFERRED STOCK                  PREFERRED STOCK
                                                                              SHARES       AMOUNT              SHARES      AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001                                                   8,610     $ 6,133,027              --    $        --
    Shares issued upon surrender of warrants, assumption of notes,
      forgiveness of debt, and exercise of warrants at $.20 per share             --       2,476,763              --             --
    Shares issued for directors' fees and services                                --              --              --             --
    Shares issued for cash, net of offering costs (Note 11)                      310         310,000             150        145,000
    Shares issued on exercise of options at $0.10 to $0.875 per share             --              --              --             --
    Shares issued in lieu of payment on note payable                              --              --              --             --
    Shares issued upon conversion of Series A preferred stock                 (1,110)     (1,110,000)             --             --
    Paid-in capital for cost of options issued                                    --              --              --             --
    Warrants issued for stockholder loans and consulting services                 --              --              --             --
    Series A preferred stock dividends                                           673         672,872              --             --
    Net loss                                                                      --              --              --             --
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                                                   8,483     $ 8,482,662             150    $   145,000
    Shares issued for cash, net of offering costs (Note 11)                      416         416,000             150        150,000
    Shares issued for acquisition of subsidiary (Note 2)                          --              --              --             --
    Shares issued on exercise of warrants at $0.20 to $0.28 per share             --              --              --             --
    Shares issued for directors' fees and services                               189         189,000              --             --
    Shares issued upon exercise of warrants in lieu of payment on
      note payable                                                                --              --              --             --
    Shares issued upon conversion of Series A preferred stock                   (605)       (605,000)             --             --
    Paid-in capital for cost of options issued                                    --              --              --             --
    Warrants issued for stockholder loans and consulting services                 --              --              --             --
    Series A preferred stock dividends                                           643         642,808              --             --
    Net loss                                                                      --              --              --             --
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2003                                                   9,126     $ 9,125,470             300    $   295,000
===================================================================================================================================

                                                                                                        ADDITIONAL       UNEARNED
                                                                                COMMON STOCK             PAID-IN        CONSULTING
                                                                            SHARES         AMOUNT        CAPITAL         EXPENSE
-----------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2001                                              25,598,003    $    25,598    $15,125,671    $        --
    Shares issued upon surrender of warrants, assumption of notes,
      forgiveness of debt, and exercise of warrants at $.20 per share        250,000            250         49,750             --
    Shares issued for directors' fees and services                         2,039,230          2,039      1,252,086             --
    Shares issued for cash, net of offering costs (Note 11)                3,295,504          3,295      2,981,024             --
    Shares issued on exercise of options at $0.10 to $0.875 per share      1,437,666          1,438        169,190             --
    Shares issued in lieu of payment on note payable                         121,522            121         43,796             --
    Shares issued upon conversion of Series A preferred stock              2,177,778          2,178      1,107,822             --
    Paid-in capital for cost of options issued                                    --             --        191,071             --
    Warrants issued for stockholder loans and consulting services                 --             --        590,409             --
    Series A preferred stock dividends                                            --             --             --             --
    Net loss                                                                      --             --             --             --
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                                              34,919,703    $    34,919    $21,510,819    $        --
    Shares issued for cash, net of offering costs (Note 11)                3,516,766          3,517      1,487,473             --
    Shares issued for acquisition of subsidiary (Note 2)                   4,423,077          4,423      2,295,577             --
    Shares issued on exercise of warrants at $0.20 to $0.28 per share        360,567            361         74,539             --
    Shares issued for directors' fees and services                         4,316,202          4,316      1,277,694       (357,000)
    Shares issued upon exercise of warrants in lieu of payment on
      note payable                                                           194,346            194        117,630             --
    Shares issued upon conversion of Series A preferred stock              1,173,638          1,174        603,826             --
    Paid-in capital for cost of options issued                                    --             --        144,912             --
    Warrants issued for stockholder loans and consulting services                 --             --      1,012,263             --
    Series A preferred stock dividends                                            --             --             --             --
    Net loss                                                                      --             --             --             --
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2003                                              48,904,299    $    48,904    $28,524,733    ($  357,000)
===================================================================================================================================


                                                                           ACCUMULATED
                                                                             DEFICIT          TOTAL
-------------------------------------------------------------------------------------------------------
Balance at December 31, 2001                                             ($26,041,188)    ($ 4,756,892)
    Shares issued upon surrender of warrants, assumption of notes,
      forgiveness of debt, and exercise of warrants at $.20 per share              --        2,526,763
    Shares issued for directors' fees and services                                 --        1,254,125
    Shares issued for cash, net of offering costs (Note 11)                        --        3,439,319
    Shares issued on exercise of options at $0.10 to $0.875 per share              --          170,628
    Shares issued in lieu of payment on note payable                               --           43,917
    Shares issued upon conversion of Series A preferred stock                      --               --
    Paid-in capital for cost of options issued                                     --          191,071
    Warrants issued for stockholder loans and consulting services                  --          590,409
    Series A preferred stock dividends                                       (875,993)        (203,121)
    Net loss                                                               (5,793,620)      (5,793,620)
-------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2002                                             ($32,710,801)    ($ 2,537,401)
    Shares issued for cash, net of offering costs (Note 11)                        --        2,056,990
    Shares issued for acquisition of subsidiary (Note 2)                           --        2,300,000
    Shares issued on exercise of warrants at $0.20 to $0.28 per share              --           74,900
    Shares issued for directors' fees and services                                 --        1,114,010
    Shares issued upon exercise of warrants in lieu of payment on
      note payable                                                                 --          117,824
    Shares issued upon conversion of Series A preferred stock                      --               --
    Paid-in capital for cost of options issued                                     --          144,912
    Warrants issued for stockholder loans and consulting services                  --        1,012,263
    Series A preferred stock dividends                                       (848,200)        (205,392)
    Net loss                                                               (7,039,050)      (7,039,050)
-------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2003                                             ($40,598,051)    ($ 2,960,944)
=======================================================================================================

See Notes to Consolidated Financial Statements.

                       ISECURETRAC CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                            2003             2002
---------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                              $(7,039,050)    $(5,793,620)
  Adjustments to reconcile net loss to net cash used in operating activities
           Loss on asset abandonment                                                             --          67,013
           Depreciation and amortization                                                    949,756         346,505
           Expenses paid by issuance of stock, warrants, and options in lieu of cash      2,279,009       2,035,605
           Changes in assets and liabilities, net of effects of acquisition
                (Increase) decrease in accounts receivable                                  (26,036)        (82,344)
                (Increase) decrease in inventories                                          (29,170)        (51,460)
                (Increase) decrease in prepaid expenses                                     (17,839)         22,451
                Increase (decrease) in accounts payable and accrued expenses                442,583          29,828
                Increase (decrease) in accrued interest payable                             149,474          (1,136)
                Increase (decrease) in deferred revenue                                     677,125         (76,563)
---------------------------------------------------------------------------------------------------------------------
NET CASH USED IN OPERATING ACTIVITIES                                                    (2,614,148)     (3,503,721)
---------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of subsidiary, net of acquisition costs                                       216,311              --
  Purchases of leasehold improvements and equipment                                         (24,516)       (196,727)
  Purchases of monitoring equipment                                                      (1,950,901)             --
  Product development costs                                                                      --        (204,200)
  Acquisition/disposal of other assets                                                       (7,363)          1,080
---------------------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                                    (1,766,469)       (399,847)
---------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes, net                                                                1,703,292         508,315
  Proceeds from long-term debt                                                            1,620,000              --
  Payments on long-term debt                                                               (806,540)       (217,759)
  Preferred stock dividends paid in cash                                                   (190,000)             --
  Proceeds from issuance of common stock                                                  1,565,890       3,204,947
  Proceeds from issuance of preferred stock                                                 566,000         455,000
---------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                                 4,458,642       3,950,503
---------------------------------------------------------------------------------------------------------------------
INCREASE IN CASH                                                                             78,025          46,935
CASH AT BEGINNING OF YEAR                                                                    47,374             439
---------------------------------------------------------------------------------------------------------------------
CASH AT END OF YEAR                                                                     $   125,399     $    47,374
=====================================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH PAYMENTS FOR
  Interest                                                                                  295,412         204,555
  Income taxes                                                                                   --              --
SUPPLEMENT DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Conversion of long-term debt to notes payable                                             301,790              --
  Conversion of notes payable to long-term debt                                           1,235,000              --
  Issuance of Common and Preferred Stock in lieu of payment on
           long-term debt, notes payable and accrued interest payable                       110,000       2,520,680
  Issuance of Preferred Stock in payment of Preferred Stock dividends                       642,808         672,872
  Issuance of Common Stock  for investment in subsidiary (Note 2)                         2,300,000              --
  Preferred Stock dividends declared but not paid                                           218,513         203,121
  Product development costs paid on account                                                      --        (156,943)
  Conversion of accounts payable to notes payable                                           166,077              --


See Notes to Consolidated Financial Statements.

                       ISECURETRAC CORP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

iSECUREtrac Corp. and subsidiaries ("iSt" or "the Company") designs, develops, produces, sells, leases and supports wireless products and services relating to the tracking, monitoring, and reporting of individuals and objects. iSt products are designed to enhance productivity, reduce costs, and improve overall response using on-line access to information previously maintained on a variety of media. Today, iSt primarily markets to the criminal justice industry for continuous electronic monitoring of criminal offenders.

iSt was formed on January 5, 1992, for the purpose of developing wireless products and services relating to tracking, monitoring and reporting of individuals and objects. The Company previously reported as a development stage enterprise and became operational and began generating revenue in the fourth quarter of 2002.

Significant Accounting Policies

Principles of consolidation: The consolidated financial statements include the accounts of iSt and its wholly-owned subsidiaries, iSt Services, Inc., formed September 25, 2002, and Tracking Systems Corporation, acquired on August 28, 2003. ABS Nebraska, Inc., an inactive wholly-owned subsidiary, dissolved in 2003. All material intercompany balances and transactions have been eliminated in consolidation.

Accounting estimates and assumptions: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Trade accounts receivable: Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. Trade accounts receivable are written off when deemed uncollectible. Recoveries of trade accounts receivable previously written off are recorded when received. The Company offers credit terms to select customers of up to 45 days. Additionally, the Company reserves the right to assess finance charges on delinquent accounts where such charges are permitted. Accounts are considered delinquent after 60 days. There were no bad debt expenses for 2003 and 2002.

Inventories: Inventories consist of PTUs and parts and are recorded at the lower of cost (first in - first out method) or market.

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


Leasehold improvements, equipment, and monitoring equipment: Leasehold improvements, equipment, and monitoring equipment are recorded at cost. Equipment and monitoring equipment are depreciated on the straight-line method over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the estimated lives of the assets or the lease term. Amortization of assets acquired under capital leases is included with depreciation expense on the owned assets. These assets are reviewed for impairment under Statement of Financial Accounting Standard (SFAS) No. 144 when events indicate the carrying amount may not be recoverable.

Product development: iSt capitalized software and hardware development costs in accordance with the SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. At December 31, 2003, the majority of the capitalized costs related to the development of a web-based tracking and monitoring system, known as tracNET24. The capitalization of these costs begins when a product's technological feasibility has been established and ends when the product is available for general release to customers. During the year ending December 31, 2002, $47,257 of product development costs were capitalized. No product development costs were capitalized in 2003. iSt began amortizing these costs in 2002 on a straight-line basis over an estimated economic useful life of three years. It is reasonably possible that those estimates of projected product revenues, the remaining estimated economic life of the product or both would be reduced significantly in the near term due to competitive pressures or technological changes. As a result, the carrying amount of the capitalized software and hardware costs may be reduced materially in the near term. $86,962 of capitalized software and hardware development costs were charged to expense in the year ended December 31, 2002, due to impairment. Based upon unit sales to date, and projected sales for the future, management believes there is no additional impairment of product development costs and therefore, there was no charge to expense for impairment in the year ended December 31, 2003. Amortization of capitalized software and hardware development costs totaled $314,862 and $262,384 for the years ended December 31, 2003, and 2002, respectively.

Goodwill: Goodwill represents the excess of purchase price paid over the net identifiable assets of the acquired business. It is subject to annual tests for impairment. iSt has recorded no impairment charges related to goodwill for the years ended December 31, 2003, and 2002.

Intangibles, subject to amortization: Amortizable intangibles represent the value assigned to the future net income stream attributable to acquired customer monitoring contracts based on their capacity to generate such income. The intangible asset is being amortized over seven years, which is the estimated life of the monitoring contracts to which they relate.

Earnings per share: Basic Earnings Per Common Share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted Earnings Per Common Share shall be computed by including contingently issuable shares with the weighted average shares outstanding during the period. When inclusion of the contingently issuable shares would have an antidilutive effect upon earnings per share, no diluted earnings per share shall be presented.

The following contingently issuable shares were not included in diluted earnings per common share as they would have an antidilutive effect upon earnings per share:

                                                          DECEMBER 31, 2003  DECEMBER 31, 2002
-----------------------------------------------------------------------------------------------
Shares issuable upon conversion of Series A
Convertible Preferred Stock                                     9,125,470        8,482,662
Shares issuable upon conversion of Series B
Convertible Preferred Stock                                       500,100          250,050
Shares issuable upon conversion of Subordinated
Convertible Note                                                2,000,000               --
Common stock options outstanding                                9,145,251        7,603,575
Common stock warrants outstanding                               4,209,116        1,858,324
Convertible subordinated debentures                                 4,950            6,600
==============================================================================================

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


Revenue recognition: The Company recognized revenue in accordance with SEC staff Accounting Bulletin No. 101 - Revenue Recognition in financial statements. Equipment revenues are recognized when goods are received by the customer. Leasing, hosting, and service revenues are recognized upon performance of the respective service. Gains on sale-leaseback transactions are recorded as a liability and recognized as income ratably over the term of the respective equipment lease (typically two years). Costs of revenues are recorded as products are delivered or services are performed.


Income taxes: Deferred taxes are provided for by a liability method wherein deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-based compensation: As of December 31, 2003, iSt had various stock-based compensation plans, which are more fully described in Note 7. iSt accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, which measures compensation as the difference between the fair value of the stock at the date of award and the amount required to be paid for the stock. Stock-based compensation of $144,912 and $191,071 has been reflected in net loss for the years ending December 31, 2003, and 2002, respectively. The following table illustrates the effect on net loss for the years ending December 31, 2003, and 2002, as if iSt had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based compensation.


                                                                    YEAR ENDED DECEMBER 31,
                                                                    2003               2002
-------------------------------------------------------------------------------------------------
Net loss, as reported                                           $(7,039,050)        $(5,793,620)
Add: Stock-based employee compensation expense
  included in reported net loss                                     144,912             191,071
Deduct:  Total stock-based employee compensation
expense determined under fair value based method
for all awards                                                     (570,352)           (377,447)
-------------------------------------------------------------------------------------------------
Pro forma net loss                                              $(7,464,490)        $(5,979,996)
=================================================================================================
Basic and diluted loss per share:
     As reported                                                $     (0.19)        $     (0.23)
=================================================================================================
     Pro forma                                                  $     (0.20)        $     (0.23)
=================================================================================================


In determining the pro forma amounts above during 2003 and 2002, the value of each grant is estimated at the grant date using the fair value method prescribed in SFAS No. 123 with the following assumptions: no dividends, risk free interest rate of 5%; expected life of 3.5 years and; expected price volatility of 89.43% and 61.06%.

The fair value of stock options and warrants issued to non-employees is being accounted for using SFAS No. 123. Related compensation expense is charged to income when incurred.

Warrants and common stock issued in consideration for notes payable and debt guarantee fees is expensed in the period incurred due to the short term nature of the related notes.


Segments of business: The Company currently only has one segment line of business.

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 2. ACQUISITION OF SUBSIDIARY

On August 12, 2003, iSt entered into a share exchange agreement with Tracking Systems Corporation, Harrisburg, Pennsylvania (TSC), a privately held provider of criminal offender monitoring equipment services. Under the terms of the agreement, iSt exchanged 4,423,077 shares its common stock (valued at $2.3 million based upon the average of the bid and asked prices for 20 trading days preceding the closing) for 100% of the common stock of TSC and assumed $4,152,239 of TSC debt. The transaction was approved by the stockholders of TSC on August 21, 2003, and was closed on August 28, 2003. TSC is now a wholly owned subsidiary of iSt and the results of their operations from August 29, 2003, through December 31, 2003, are included in the consolidated financial statements. The total cost of the acquisition was $6,452,239 plus $115,316 of acquisition costs. $562,992 was allocated to working capital assets and liabilities; $2,790,862 was allocated to leasehold improvements and monitoring equipment; $911,522 was allocated to intangibles subject to amortization; and $2,302,179 was allocated to goodwill. Management assigned values to assets and liabilities based upon their fair values. An outside accounting firm provided assistance with the valuation of fair value of the assets and liabilities. The following table details the valuation of the assets acquired and liabilities assumed:

--------------------------------------------------------------------------------
Assets acquired
     Cash, net of acquisition costs                                 $   216,311
     Accounts receivable                                                482,727
     Other current assets                                               124,842
     Leasehold improvements and equipment                               206,346
     Monitoring equipment                                             2,584,516
     Intangible asset subject to amortization                           911,522
     Goodwill                                                         2,302,179
     Other noncurrent assets                                             16,044

Liabilities assumed
     Accounts payable and accrued expenses                             (249,554)
     Long-term debt                                                  (4,294,933)
Stock issued for consideration                                       (2,300,000)
--------------------------------------------------------------------------------
                                                                    $        --
================================================================================


TSC is one of the leading providers of electronic home detention systems for public and private criminal justice agencies in the United States. TSC was acquired to allow the Company to rapidly expand its product line and operating infrastructure. Included with the acquisition were over 200 customers and $3.5 million of annual revenue, as well as the rights to the MEMS breath alcohol monitoring and a state-of the-art 24/7 customer support capability.


$911,522 of intangibles related to the fair value of existing monitoring contracts acquired was recorded pursuant to the transaction. This intangible will be amortized over seven years, which is the estimated life of the monitoring contracts. In addition, $2,302,179 of goodwill that will be subject to annual impairment tests was recorded. This goodwill, which arises from the excess of the purchase price over the fair market value of the assets, represents the value to be gained from the increased synergies and sales potential of the combined entities.

As part of the consideration, the Company assumed a $3,452,239 note payable to Westburg Media Capital, LP, a related party. This note payable, which includes a blanket security interest in the all assets, accounts, rights, licenses, and general intangibles, calls for monthly payments including interest of $67,000 with a balloon payment for the remaining amount of principal and interest due in November 2007. The interest rate is based on the U.S. Bank of Washington's prime rate plus 4%. This note also contains various financial covenants that are to be measured on an annual basis.

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


$700,000 of unsecured and subordinated notes payable to other related parties were also assumed. These notes mature on August 31, 2006 and carry an interest rate of eight (8.0%) per annum and shall be payable annually in arrears.

The following table presents pro forma financial information as though this business combination had been completed as of the January 1, 2003.


                                                  FOR THE YEAR ENDED  FROM JANUARY 1, 2003
                                                   DECEMBER 31, 2003   TO AUGUST 28, 2003
                                                          iSt                  TSC           ADJUSTMENTS            TOTAL
----------------------------------------------------------------------------------------------------------------------------
Total revenues                                        $  1,493,107       $  1,878,547       $    (28,266)      $  3,343,388
Operating loss                                          (5,956,084)          (277,993)            (6,141)        (6,240,218)
----------------------------------------------------------------------------------------------------------------------------
Net loss                                              $ (7,039,050)      $   (212,419)      $    (79,473)      $ (7,330,942)
============================================================================================================================
Net loss per share of Common Stock
  - basic and diluted                                                                                          $      (0.18)
============================================================================================================================
Weighted average shares common stock outstanding                                                                 44,469,755
============================================================================================================================

Pro forma adjustments are for amortization of monitoring contract, change in depreciation due to adjustment of equipment to fair value, and elimination of intercompany transactions. The following table presents pro forma financial information as though this business combination had been completed as of the January 1, 2002.

                                                  FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                                   DECEMBER 31, 2002   DECEMBER 31, 2002
                                                          iSt                 TSC            ADJUSTMENTS           TOTAL
----------------------------------------------------------------------------------------------------------------------------
Total revenues                                        $    503,002       $  3,503,534       $         --      $  4,006,536
Operating income (loss)                                 (5,055,209)            93,549            215,754        (4,745,906)
----------------------------------------------------------------------------------------------------------------------------
Net loss                                              $ (5,793,620)      $   (559,612)      $    215,754      $ (6,137,478)
============================================================================================================================
Net loss per share of Common Stock
  - basic and diluted                                                                                         $      (0.21)
============================================================================================================================
Weighted average shares common stock outstanding                                                                33,671,905
============================================================================================================================


Pro forma adjustments are for amortization of monitoring contract, change in depreciation due to adjustment of equipment to fair value, and elimination of intercompany transactions.

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 3. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Leasehold improvements and equipment at December 31, 2003, are as follows:


--------------------------------------------------------------------------------
Leasehold Improvements                                                $  15,443
Furniture and equipment                                                 828,638
--------------------------------------------------------------------------------
                                                                        844,081

Less accumulated depreciation                                          (484,628)
--------------------------------------------------------------------------------
                                                                      $ 359,453
================================================================================


NOTE 4. GOODWILL AND INTANGIBLES, SUBJECT TO AMORTIZATION

Goodwill is the excess of the cash paid over the net fair value of assets acquired and liabilities assumed in an acquisition, less the amount of identifiable intangible assets. Goodwill is not amortized, but is tested for impairment on an annual basis. The Company has determined that there is no impairment of goodwill as of December 31, 2003.

Intangible assets are those that can be separately identified and assigned a value. Intangible assets consist of customer monitoring contracts. The Company is amortizing the intangible assets based on the revenue stream of the existing contracts. Amortization expense was $88,666 in 2003 and none for 2002. The composition of goodwill and intangible assets at December 31, 2003, is as follows:

                                    GOODWILL     OTHER INTANGIBLES      TOTAL
--------------------------------------------------------------------------------
Balance at December 31, 2002      $        --      $        --       $        --
   Additions                        2,302,179          911,522         3,213,701
   Amortization                            --          (88,666)         (88,666)
--------------------------------------------------------------------------------
Balance at December 31, 2003      $ 2,302,179      $   822,856       $ 3,125,035
================================================================================

The estimated aggregate amortization of the other intangibles is as follows:

--------------------------------------------------------------------------------
 2004                                                                   $237,182
 2005                                                                    203,873
 2006                                                                    149,702
 2007                                                                    133,332
 2008                                                                     67,759
Thereafter                                                                31,008
--------------------------------------------------------------------------------
Total                                                                   $822,856
================================================================================

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 5. PLEDGED ASSETS, NOTES PAYABLE, AND LONG TERM DEBT

iSt has the following notes payable and long-term debt at December 31, 2003:

------------------------------------------------------------------------------------------------------
Notes Payable
  Unsecured notes payable due to certain stockholders, principal and interest
  (10%) are due at maturity (January 2004 to December 2004). (A)                         $ 1,232,725

  Unsecured note payable due to a stockholder, principal and interest (6%) are due
  at maturity (February 29, 2004). (A)                                                     1,000,000

  Unsecured, note payable due to a financial institution, principal and interest
  (7.25%) due at maturity (March 17, 2004).                                                   73,366

  Note payable due to a financial institution, due in monthly installments of
  $16,557 including interest at the Bank's prime rate plus 2% (6% at December 31,
  2003) through February 15, 2004, when all remaining principal and interest are due. The note is collateralized by substantially all the assets of the Company
  and the personal guarantees of various stockholders. (B)                                   268,675

  Unsecured note payable to an entity resulting from the conversion of accounts
  payable. Principal and interest (5%) are due monthly through March 31, 2004.                69,710

  Unsecured note payable to a certain stockholder carrying a 0% interest rate and
  no maturity date.                                                                          350,000
------------------------------------------------------------------------------------------------------

Total notes payable                                                                      $ 2,994,476
======================================================================================================

------------------------------------------------------------------------------------------------------
Long-Term Debt

  Unsecured, subordinated notes payable due to certain stockholders maturing on
  August 31, 2006 and carries an interest rate of 8% per annum and shall be
  payable in arrears. (D)                                                                 $  700,000

  Note payable due to a stockholder calling for monthly principal and interest payments of $67,000 with a balloon payment for the remaining amount due in full in November 2007. The interest rate is based on the U.S. Bank of Washington prime rate plus 4%. As of December 31, 2003, the rate in effect was 8%. This
  note is secured by all corporate assets. (C)                                             3,107,110

  Unsecured, subordinated convertible note with interest (10%) payable quarterly and principal due at maturity (October 2008). Convertible to 2,000,000 shares of
  common stock. (D)                                                                        1,000,000

  10% convertible debenture, currently due, convertible into Common Stock at $6.06
  per share.                                                                                  30,000

  Three separate lease agreements carrying interest rates ranging from 10.66% to
  14.36% and maturing August 2005 to November 2005 (see Note 10).                            115,270

  Six separate capital leases with both related and unrelated parties that are carrying interest rates ranging from 10.475% to 10.50% and maturing January 2005
  to December 2005 (see Note 10).                                                          1,532,661

------------------------------------------------------------------------------------------------------

Total long term debt                                                                       6,485,041

Less current maturities                                                                   (1,645,494)
------------------------------------------------------------------------------------------------------

Total long term debt less current maturities                                             $ 4,839,547
======================================================================================================

(A) Common stock warrants were issued to a majority of note holders
(see Note 7).

(B) Shares of common stock and common stock warrants were issued to those stockholders guaranteeing this note.

(C) This note contains various financial covenants that are to be reviewed on an annual basis.

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


(D) These notes are subordinated to the note reference by (C).

Interest expense to stockholders for the years ended December 31, 2003, and 2002, was approximately $293,000 and $59,000, respectively. Accrued interest to stockholders at December 31, 2003 was approximately $170,000.

The carrying value of fixed rate notes payable and long-term debt approximates its fair value at December 31, 2003, due to the stockholder guarantees and the relatively short-term nature of the borrowings.


The following is a schedule of aggregate maturities required on long-term debt due in future years as of December 31, 2003:

--------------------------------------------------------------------------------
2004                                                                 $ 1,645,494
2005                                                                   1,210,431
2006                                                                   1,367,260
2007                                                                   1,261,856
2008                                                                   1,000,000
--------------------------------------------------------------------------------

Total                                                                $ 6,485,041
--------------------------------------------------------------------------------

NOTE 6. INCOME TAXES

Net deferred tax asset includes the following components as of December 31, 2003:


                                                                       TOTAL
-------------------------------------------------------------------------------
Deferred tax assets:
  Net operating loss carryforward                                 $ 15,187,000
  Valuation allowance                                              (14,318,000)
-------------------------------------------------------------------------------
                                                                  $    869,000
-------------------------------------------------------------------------------

Deferred tax liabilities:
  Monitoring equipment                                                (540,000)
  Intangibles                                                         (329,000)
-------------------------------------------------------------------------------
                                                                  $   (869,000)
-------------------------------------------------------------------------------
Net deferred tax asset                                            $         --
================================================================================

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


The income tax provision differs from the amount of income tax determined by applying the statutory federal income tax rate to pretax loss for the years ended December 31, 2003, and 2002 due to the following:

                                                                       2003              2002
-----------------------------------------------------------------------------------------------------
Computed "expected" tax benefit                                     $(2,393,277)      $(1,946,931)
Increase (decrease) in income taxes (benefits) resulting from:
  Benefit from state taxes                                             (422,343)         (343,576)
  Nondeductible expenses                                                482,620           475,507
  Increase in valuation allowance                                     2,333,000         1,815,000
-----------------------------------------------------------------------------------------------------
Total provision for income taxes                                    $        --       $        --
=====================================================================================================


iSt has net operating losses of approximately $38,000,000 to carryforward for future tax purposes that expire from 2010 to 2023. It is reasonably possible the
Section 382 limitations of Internal Revenue Service regulations may limit the amount of net operating loss carryforward. Due to the uncertainty surrounding the timing of the realization of the benefit from the net operating loss carryforward, iSt has recorded a valuation allowance to offset the deferred tax asset.

NOTE 7. STOCK OPTIONS AND WARRANTS

Stock Options

In 2001 iSt issued options to purchase in the aggregate of 5,000,000 shares of common stock at an exercise price 85% of the average daily closing price of common stock for the week prior to when the options were granted to the Chairman of the Board of Directors. As of December 31, 2003, all of these options had vested. The President was also issued options to purchase in the aggregate of 1,000,000 shares of common stock at an exercise price 85% of the average daily closing price of the Company's common stock for the week prior to when the options were granted. As of December 31, 2003, all of these options had vested. Zero and 91,000 options were exercised during the years ended 2003 and 2002.

In November 2001, iSt granted options to purchase in the aggregate of 600,000 shares of common stock at an exercise price 85% of the average daily closing price of the common stock for the week prior to when the options were granted to the Senior Vice President of Technology, Senior Vice President of Sales and Marketing, and Senior Vice President of Projects and Product Development. As of December 31, 2003, all of these options had vested.

In January 2002, iSt granted options to purchase in the aggregate of 150,000 shares of common stock at an exercise price 85% of the average daily closing price of the common stock for the week prior to when the options were granted to the Senior Vice President Corporate Development and General Counsel. As of December 31, 2003, 143,750 of these options had vested.

In June 2001, the shareholders of iSt approved the 2001 Omnibus Equity Incentive Plan. The 2001 Omnibus Equity Incentive Plan provides for the granting of stock options and other equity incentives for up to 1,000,000 shares of the Company's Common Stock to the Company's officers, directors, consultants or advisers who provide services to the Company and key employees at an exercise price 85% of the average daily closing price of the Company's common stock for the week prior to when the options were granted. As of January 1st of each year, commencing with the year 2002, the aggregate number of options that may be awarded under the Plan will automatically increase by a number equal to the lesser of 1% of the total number of Common Shares then outstanding or 200,000. During the years ended 2003 and 2002, grants for 715,000 and 702,500 shares of Common Stock have been made, respectively. 120,000 and 71,250 of those options were made to the Company's directors or executive officers. Options exercised under the Omnibus plan during the years ended December 31, 2003, and 2002, were none and 13,333, respectively. Options forfeited for the same time periods were 182,499 and 50,417, respectively. As of December 31, 2003, 50,416 shares of Common Stock remain available for new option grants under this plan. The options are to vest on a monthly basis over a one month to a 36-month period of time from the date of grant.

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


In February 2003, iSt granted options to purchase in the aggregate of 400,000 shares of common stock at an exercise price 85% of the daily closing price of the common stock on the date when the options were granted to the Senior Vice President Corporate Development and General Counsel, Chief Financial Officer, Senior Vice President of Product and Project Development and Senior Vice President of Technology. The options are to vest on a monthly basis over a two year period of time which began February 3, 2003.

In August 2003, iSt granted options to purchase in the aggregate of 500,000 shares of common stock at an exercise price 85% of the daily closing price of the common stock on the date when the options were granted to the Senior Vice President of Sales. The options are to vest on a monthly basis over a two year period of time which began August 4, 2003.

In August 2003, iSt granted options to purchase in the aggregate of 250,000 shares of common stock at an exercise price 85% of the daily closing price of the common stock on the date when the options were granted to the President of Tracking Systems Corporation. The options are to vest on a monthly basis over a two year period of time which began August 28, 2003.

In 2003, 140,825 stock options that had previously been issued to a former stockholder were forfeited. In 2002, 1,333,333 stock options that had previously been issued to an employee were exercised.

A summary of options issued to employees during the years ended December 31, 2003, and 2002, is as follows:

                                                        FOR THE YEAR ENDED DECEMBER 31,2003 FOR THE YEAR ENDED DECEMBER 31,2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                            WEIGHTED AVERAGE                   WEIGHTED AVERAGE
OPTIONS                                                        SHARES        EXERCISE PRICE        SHARES        EXERCISE PRICE
-------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                               7,603,575            $ 0.99         8,239,158            $ 0.83

Granted                                                        1,865,000              0.41           852,500              0.77

Exercised                                                              -                 -         1,437,666              0.12

Forfeited                                                        323,324             13.99            50,417              0.91
-------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                                     9,145,251            $ 0.39         7,603,575            $ 0.99
==============================================================================================================================
Exercisable at end of year                                     7,710,997            $ 0.38         6,733,957            $ 0.99
==============================================================================================================================
Weighted-average fair value for options
  granted during the year                                                           $ 0.31                              $ 0.44
==============================================================================================================================

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


A further summary about options outstanding at December 31, 2003, is as follows:

                                         OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
-----------------------------------------------------------------------------------------------------------
                              NUMBER     WEIGHTED AVERAGE  WEIGHTED AVERAGE    NUMBER     WEIGHTED AVERAGE
RANGE OF EXERCISE PRICES   OUTSTANDING    REMAINING LIFE    EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
-----------------------------------------------------------------------------------------------------------
$0.01 to 0.25                   71,250      2 years                   $0.23      38,385              $0.23

$0.26 to 0.50                7,595,667      2 years                    0.31   6,324,834               0.29

$0.51 to 0.75                  271,667      2 years                    0.60     207,500               0.60

$0.76 to 1.00                1,096,667      2 years                    0.80   1,054,861               0.80

$1.01 to 1.50                  110,000      2 years                    1.35      85,417               1.35
-----------------------------------------------------------------------------------------------------------
Totals                       9,145,251                                        7,710,997
===========================================================================================================


In addition iSt issued options in 1999 to a consultant to purchase 200,000 shares of common stock. 50,000 of the options vested on July 8, 1999, another 50,000 options vested on January 11, 2000 and the remaining 100,000 options vested on February 8, 2000. All of the 200,000 options are exercisable for a three-year period from the date of vesting. The exercise price is $0.88/share. iSt accounts for the fair value of the options in accordance with SFAS No. 123. None of these options were exercised in 2003 or 2002 and all expired in 2003.

Common Stock Warrants

iSt issues warrants to stockholders and non-employees in connection with various services these individuals provide iSt. iSt accounts for the fair value of the warrants in accordance with SFAS No. 123. Compensation expense that has been charged to income for these warrants was approximately $1,012,000 and $590,000 for the years ended December 31, 2003, and 2002, respectively.


The fair value of each warrant is estimated at the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions for warrants in 2003 and 2002: dividend rate of 0%; price volatility of 94.99% and 56.82%; risk-free interest rate of 5%; and expected lives of three years.

A summary of the status of all the warrants issued at December 31, 2003, and 2002 and changes during the years ended on those dates is as follows:



                                                           FOR THE YEAR ENDED DECEMBER 31,2003 FOR THE YEAR ENDED DECEMBER 31,2002
----------------------------------------------------------------------------------------------------------------------------------
                                                                              WEIGHTED AVERAGE                    WEIGHTED AVERAGE
WARRANTS                                                       SHARES          EXERCISE PRICE       SHARES         EXERCISE PRICE
----------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of year                               1,858,324             $0.63         1,058,154              $0.44

Granted                                                        2,943,576              0.47         1,169,244               0.69

Exercised                                                       (541,872)             0.34          (369,074)              0.24

Forfeited                                                        (50,912)             0.24                 -                  -
----------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year                                     4,209,116              0.56         1,858,324               0.63
==================================================================================================================================
Exercisable at end of year                                     4,209,116             $0.56         1,858,324              $0.63
==================================================================================================================================
Weighted-average fair value of
  warrants granted during the year                                                   $0.34                                $0.46
==================================================================================================================================

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

A further summary about warrants outstanding at December 31, 2003, is as follows:


                                             NUMBER OUTSTANDING       WEIGHTED AVERAGE        WEIGHTED AVERAGE
RANGE OF EXERCISE PRICES                       AND EXERCISABLE         REMAINING LIFE          EXERCISE PRICE
-------------------------------------------------------------------------------------------------------------------
$0.26 to 0.50                                      1,986,739             2.75 years               $0.42
$0.51 to 0.75                                      1,897,878             2.00 years                0.61
$0.76 to 1.65                                        324,499             1.50 years                1.20
-------------------------------------------------------------------------------------------------------------------
Total                                              4,209,116
===================================================================================================================


NOTE 8. CONVERTIBLE PREFERRED STOCK

Series A Convertible Preferred Stock

The Board of Directors has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 1,000,000 shares of Preferred Stock from time to time in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration received therefore. The Board also has the authority to determine the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights without approval by the holders of Common Stock. Although it is not possible to state the effect that any issuance of Preferred Stock might have on the rights of holders of Common Stock, the issuance of Preferred Stock may have one or more of the following effects: (i) to restrict Common Stock dividends if Preferred Stock dividends have not been paid; (ii) to dilute the voting power and equity interest of holders of Common Stock to the extent that any Preferred Stock series has voting rights or is convertible into Common Stock; or (iii) to prevent current holders of Common Stock from participating in the Company's assets upon liquidation until any liquidation preferences granted to holders of Preferred Stock are satisfied. In addition, the issuance of Preferred Stock may, under certain circumstances, have the effect of discouraging a change in control of the Company by, for example, granting voting rights to holders of Preferred Stock that require approval by the separate vote of the holders of Preferred Stock for any amendment to the Certificate of Incorporation or any reorganization, consolidation, merger or other similar transaction involving the Company. As a result, the issuance of such Preferred Stock may discourage bids for the Company's Common Stock at a premium over the market price therefore, and could have a materially adverse effect on the market value of the Common Stock.

The Board of Directors has designated 10,000 shares of the Company's Preferred Stock as "Series A Convertible Preferred Stock" (Series A Stock). Each share of Series A Stock is convertible into 1,000 shares of Common Stock, subject to adjustment for stock splits and similar events. The Series A Stock has a liquidation preference of $1,000 per share (the "Stated Value") and a dividend preference equal to 9.5% per annum of the Stated Value. Dividends are payable at the option of the Board of Directors, in cash or in additional shares of Series A Stock (valued at $1,000 per share). Holders of Series A Stock have no voting rights except with respect to any action which (i) alters or changes the rights, preferences or privileges of the Series A Stock materially and adversely, (ii) increases the authorized number of shares of Series A Stock, (iii) creates any new class of shares having preference over or being on a parity with the Series A Stock or (iv) involves sales by the Company of a substantial portion of its assets, any merger of the Company with another entity, or any amendment of the Company's certificate of incorporation. The Company may redeem all or any part of the Series A Stock at any time or from time to time. The base redemption price is calculated as follows:

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

REDEMPTION DATE                                                           BASE REDEMPTION PRICE
----------------------------------------------------------------------------------------------------------
If prior to September 30, 2002                                            103% of Stated Value
If on or after September 30, 2002, but before September 30, 2003          102% of Stated Value
If on or after September 30, 2003, but before September 30, 2004          101% of Stated Value
After September 30, 2004                                                  100% of Stated Value
----------------------------------------------------------------------------------------------------------


Holders of Series A Stock have been granted certain registration rights. The Series A Stock is subject to mandatory conversion after September 30, 2004, at the election of the Board of Directors.

310 shares of Series A Stock were issued in December 2002 to one company that converted them into common shares. An additional 800 shares were converted to common shares by Total Tech, LLC, during 2002. In 2003, 605 shares of Series A Stock was issued to various individuals and companies that converted them into common shares.

Series A Stockholders have received payment-in-kind dividends of $642,808 and cash dividends of $190,000 during the year ended December 31, 2003, and payment-in-kind dividends of $672,872 during the year ended December 31, 2002.

Series B Convertible Preferred Stock

The Board of Directors approved iSt's proposed private placement offering of 3,500 shares of Series B Convertible Preferred Stock (Series B Stock, $0.01 par value) as described in the Offering Memorandum dated December 1, 2002. The price per Share is $1,000 and will be paid in cash by each subscriber at the time of subscription. Each share of Series B Stock being offered is convertible to 1,667 shares of Common Stock. Each share so converted would be priced at $0.60.

In 2002, 150 shares of Series B Stock were issued valued at $145,000, net of offering costs of $5,000. During the year ended 2003, an additional 150 shares of Series B Stock have been issued valued at $150,000.

The holders of Series B Stock will be entitled to receive cumulative, fixed-rate dividends per annum at the following rates:

        10.0% months    1 - 6

        11.0% months    7 - 12

        12.0% months   13 - 24

        13.0% months   25 - 60

Dividends are payable quarterly and shall be payable in cash or in additional shares of Series B Stock at the sole discretion of the Board of Directors. If dividends are paid in Stock, each share shall be valued for this purpose at an amount equal to the Original Purchase Price.

In the event of any liquidation or winding up of the Company, the holders of Series B Stock will be entitled to receive in preference to the holders of Common an amount equal to the Original Purchase Price plus any dividends cumulated but not paid. A consolidation or merger of the Company, in which the Company does not survive, or a sale of all or substantially all of its assets shall be deemed to be a liquidation or winding up for purposes of the liquidation preference.

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


At any time, and from time to time prior to the Mandatory Conversion date, the Company may call and/or retire in part or all preferred shares outstanding. If Series B Stock is called prior to the Mandatory Conversion date, the following premium would apply:

        Prior to October 31, 2003 - 115%

        Prior to October 31, 2004 - 110%

        Prior to October 31, 2005 - 105%


At any time, and from time to time, after October 31, 2005, all or any part of the Series B Stock may be converted into Common Stock at the then applicable common stock equivalents, at the option of the Company. The common stock equivalents, will be subject to adjustment to reflect any subdivisions or combinations of Common Stock. The Series B Stock shall not be redeemable by the holder. The holders of Series B Stock shall have no voting rights, except as indicated herein.

Consent of the holders of at least a two-thirds majority of Series B Stock will be required for any action which (i) alters or changes the rights, preferences or privileges materially and adversely, (ii) increases the authorized number of shares of Series B Stock, (iii) creates any new class of shares having preference over or being on a parity with the Series B Stock, or (iv) involves sale by the Company of a substantial portion of its assets, any merger of the Company with another entity, or any amendment of the Company's certificate of incorporation.

If the Company at any time grants, issues or sells any options, warrants, convertible securities or rights to purchase stock pro rata to the record holders of Common, the holders of Series B Stock shall be granted the same rights on an as-converted basis.

No Series B Stock dividends were issued in 2003 or 2002.

NOTE 9. GOING CONCERN AND SUBSEQUENT EVENT

The accompanying financial statements of iSt have been prepared on a going-concern basis, which contemplates profitable operations and the satisfaction of liabilities in the normal course of business. There are uncertainties that raise substantial doubt about the ability of iSt to continue as a going concern. As shown in the statements of operations, iSt has not yet achieved profitable operations. As of February 29, 2004, iSt has insufficient working capital to execute its business plan. These items raise substantial doubt about the ability of the iSt to continue as a going concern. Management plans to continue financing operations and development of the company's technology through the plan described herein.


Management plans to continue financing development of the technology and operations through external and related-party financing. On March 3, 2004, iSt received a private placement commitment of $5,000,000 in equity financing from a private investor group to continue to fund the operations and production of tracking devices and related services. As of March 29, 2004, this funding had not been received by the Company and there is no certainty that it will be received.

iSt entered into a Common Stock Purchase Agreement on March 7, 2003, as amended and restated on April 14, 2003, with Fusion Capital Fund II, LLC (Fusion), a Chicago based institutional investor. Under the agreement, Fusion was to buy up to $12.0 million of Common Stock over a period of up to 40 months, subject to iSt's right to extend the agreement for six months. iSt had the right to control the timing and amount of stock sold to Fusion with the purchase price based upon the market price of the Company's Common Stock at the time of sale without any discount. On March 3, 2004, iSt elected to terminate its Common Stock Purchase Agreement with Fusion.

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


Management has hired additional sales and sales support staff to help expand iSt's sales opportunities within the United States. The addition of sales personnel has facilitated the increase of sales on an accelerated basis.

iSt's continuation as a going concern is dependent upon its ability to satisfactorily meet its debt obligations, meet its product development goals, secure new financing and generate sufficient cash flows from operations. The financial statements do not include any adjustments that may result from these uncertainties.

NOTE 10. LEASE OBLIGATIONS

In 2003, the Company entered into six sale-leaseback agreements of which five were with stockholders of the Company. The Company recorded a deferred gain on sale-leaseback transactions and is amortizing the gain into income over the life of the related leases. The Company has other capital lease obligations.


The depreciated cost of monitoring equipment under capital leases are as follows:

                                                      2003              2002
--------------------------------------------------------------------------------
Equipment                                          $ 1,945,120       $        --

Less accumualted depreciation                         (287,506)               --
--------------------------------------------------------------------------------
Total                                              $ 1,657,614       $        --
================================================================================

The capital leases expire from January 2005 to December 2005. The assets and the related liabilities under the leases have been recorded at the present value of the future minimum lease payments using discount rates from 10.475% to 14.36%. The Company also has noncancelable operating leases, which expires November 2005 and March 2009, and require monthly rental payments of $5,775 and $9,893, respectively. Future minimum lease payments, by year and in aggregate, under the capital leases and noncancelable operating lease, with initial terms of one year or more, are due as follows:

                                                                   CAPITAL LEASES                OPERATING
                                                         RELATED PARTY          OTHER              LEASES
--------------------------------------------------------------------------------------------------------------
2004                                                      $   895,762        $   228,796        $   188,016

2005                                                          592,074            100,195            185,229

2006                                                               --                 --            124,704

2007                                                               --                 --            127,848

2008                                                               --                 --            131,064
--------------------------------------------------------------------------------------------------------------
Total approximate minimum lease payments                  $ 1,487,836        $   328,991        $   756,861

Less the amount representing interest                        (129,066)           (39,830)                --
--------------------------------------------------------------------------------------------------------------
Approximate present value of minimum lease payments       $ 1,358,770        $   289,161        $   756,861
==============================================================================================================

Rent expense related to the above operating leases was $63,126 and $66,023 for the years ended December 31, 2003, and 2002, respectively.

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


NOTE 11. COMMON AND PREFERRED SHARES ISSUED FOR CASH

A summary of common and preferred stock issued for cash is as follows:

--------------------------------------------------------------------------------------------------------------------------------
                              PREFERRED A                            PREFERRED B                            COMMON
--------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED
DECEMBER 31, 2002     PER SHARE           TOTAL            PER SHARE             TOTAL          PER SHARE             TOTAL
--------------------------------------------------------------------------------------------------------------------------------
Gross Proceeds      $       1,000      $   310,000       $       1,000         $ 150,000      $0.3325-$1.50      $   3,143,944

Offering costs                                  --                                (5,000)                             (159,625)
----------------------------------------------------------------------------------------------------------------------------------
Net proceeds                           $   310,000                             $ 145,000                         $   2,984,319
==================================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
                              PREFERRED A                            PREFERRED B                            COMMON
--------------------------------------------------------------------------------------------------------------------------------
FOR THE YEAR ENDED
DECEMBER 31, 2003      PER SHARE         TOTAL              PER SHARE            TOTAL          PER SHARE             TOTAL
--------------------------------------------------------------------------------------------------------------------------------
Gross Proceeds      $       1,000     $    416,000       $       1,000         $ 150,000      $0.30 - $0.35      $   1,515,990
--------------------------------------------------------------------------------------------------------------------------------
Offering costs                                  --                                    --                               (25,000)
--------------------------------------------------------------------------------------------------------------------------------
Net proceeds                          $    416,000                             $ 150,000                         $    1,490,990
--------------------------------------------------------------------------------------------------------------------------------

NOTE 12. LEGAL PROCEEDINGS

The Company is subject to pending or threatened lawsuits that are ordinary to its business. In the opinion of management, no material loss is expected from any of such pending claims or lawsuits. The Company is also subject to a variety of federal and state laws and regulations, especially those relating to electronic devices and wireless communications.

                          TRACKING SYSTEMS CORPORATION

                              FINANCIAL STATEMENTS

                             DECEMBER 31, 2001 AND
                                      2000

                                      AND

                          INDEPENDENT AUDITOR'S REPORT

                         [LOGO OF MCKONLY & ASBURY, LLP]

                      [LETTERHEAD OF MCKONLY & ASBURY, LLP]

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Tracking Systems Corporation
Harrisburg, Pennsylvania

We have audited the accompanying balance sheets of Tracking Systems Corporation as of December 31, 2001 and 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with accounting standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tracking Systems Corporation as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                           McKonly & Asbury, LLP
Harrisburg, Pennsylvania
February 19, 2002

                          TRACKING SYSTEMS CORPORATION

                                 BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                     ASSETS
                                                          2001          2000
                                                       ----------     ----------
                                                                      (Restated)
Current assets
Cash                                                   $1,226,442     $   34,534
Accounts receivable, net of allowance for
doubtful accounts of $40,184 and $25,692                  727,974      1,321,690
Inventories                                                58,579         61,941
Prepaid expenses and other current assets                 230,078         40,188
                                                       ----------     ----------

     Total current assets                               2,243,073      1,458,353
                                                       ----------     ----------
Property and equipment, net                             1,717,811      2,370,935
                                                       ----------     ----------
Other assets
  Deferred financing costs                                215,493          8,204
  Intangible assets, net                                  465,636        574,481
  Deposits                                                  7,495          7,000
                                                       ----------     ----------
     Total other assets                                   688,624        589,685

                                                       ----------     ----------
Total assets                                           $4,649,508     $4,418,973
                                                       ==========     ==========

                     The accompanying notes are an integral
                       part of these financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                           2001           2000
                                                      ------------    ------------
                                                                       (Restated)
Current liabilities
 Current portion of long-term debt and
  line of credit                                      $    306,978    $     39,995
 Accounts payable                                          373,935         779,472
 Accrued liabilities                                       508,345         371,090
                                                      ------------    ------------
     Total current liabilities                           1,189,258       1,190,557

Long-term debt and line of credit, net of
 current portion                                         4,632,846       3,668,980
                                                      ------------    ------------
     Total liabilities                                   5,822,104       4,859,537
                                                      ------------    ------------
Stockholders' equity
 Preferred stock, Class B cumulative,  convertible,
  par value $10.38, authorized 390,000 shares,
  issued and outstanding 300,864 shares
  (Aggregate liquidation preference $6,785,743)          6,785,743       5,983,947
Preferred stock, Class C cumulative, convertible,
  par value $8.40, authorized 170,000 shares,
  issued and outstanding 160,145 shares
  (Aggregate liquidation preference $3,107,488)          3,107,488       2,776,938
Preferred stock, Class A cumulative, convertible,
  par value $25, authorized 100,000 shares, issued
  and outstanding 29,480 shares
  (Aggregate liquidation preference $1,295,860)          1,165,739       1,016,717
Common stock, par value $1, authorized 1,000,000
  shares, issued and outstanding 239,232 and               239,232         230,833
  230,833 shares
Accumulated deficit                                    (12,470,798)    (10,448,999)
                                                      ------------    ------------
     Total stockholders' equity                         (1,172,596)       (440,564)
                                                      ------------    ------------
Total liabilities and stockholders' equity            $  4,649,508    $  4,418,973
                                                      ============    ============

                          TRACKING SYSTEMS CORPORATION

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                             2001          2000
                                         -----------    -----------
                                                         (Restated)

Revenues                                 $ 4,701,540    $ 5,231,200

Cost of sales                              2,224,535      2,737,416
                                         -----------    -----------
Gross profit                               2,477,005      2,493,784
                                         -----------    -----------
Operating expenses
  Administrative                             558,859        632,066
  Bad debts                                   16,460          3,989
  Depreciation                                60,718         50,650
  Exhibits/conventions                        27,196         32,306
  Insurance                                  158,771        209,979
  Payroll taxes                               90,549         72,188
  Product development                             --            273
  Repairs and maintenance                     16,029         20,437
  Salaries                                 1,300,779        918,284
  Travel                                     174,820        181,979
                                         -----------    -----------
Total operating expenses                   2,404,181      2,122,151
                                         -----------    -----------
Income from operations                        72,824        371,633
                                         -----------    -----------
Other income (expense)
  Interest and other income                   26,898          2,887
  Interest expense                          (675,796)      (615,668)
  Amortization                              (164,357)      (178,838)
                                         -----------    -----------
Total other income (expense)                (813,255)      (791,619)
                                         -----------    -----------
Net loss before income taxes                (740,431)      (419,986)

Income taxes                                      --             --
                                         -----------    -----------
Net loss                                 $  (740,431)   $  (419,986)
                                         ===========    ===========

                     The accompanying notes are an integral
                      part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                        Class B            Class C      Class A
                                       Preferred          Preferred    Preferred          Common       Accumulated
                                         Stock              Stock        Stock             Stock         Deficit            Total
                                       -----------     -----------     -----------     -----------     ------------     -----------
Balance, January 1, 2000 (restated)    $ 5,228,188     $ 2,469,885     $   890,547     $   230,833     $(8,840,031)     $   (20,578)

Net loss for 2000 (restated)                    --              --              --              --        (419,986)        (419,986)

Accretion related to
 mandatory redemption of
 preferred stock                           755,759         307,053         126,170              --      (1,188,982)              --
                                       -----------     -----------     -----------     -----------     ------------     -----------
Balance, December 31, 2000               5,983,947       2,776,938       1,016,717         230,833     (10,448,999)        (440,564)

Issuance of common stock                        --              --              --           8,399              --            8,399

Net loss for 2001                               --              --              --              --        (740,431)        (740,431)

Accretion related to
 mandatory redemption of
 preferred stock                           801,796         330,550         149,022              --      (1,281,368)              --
                                       -----------     -----------     -----------     -----------     ------------     -----------
Balance, December 31, 2001             $ 6,785,743     $ 3,107,488     $ 1,165,739     $   239,232     $(12,470,798)    $(1,172,596)
                                       ===========     ===========     ===========     ===========     ============     ===========


                     The accompanying notes are an integral
                      part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                               2001             2000
                                                           -----------      -----------
                                                                            (Restated)
     Cash flows from operating activities
      Net loss                                             $  (740,431)     $  (419,986)
      Adjustments to reconcile net loss to net cash
       provided by operating activities
        Depreciation and amortization                        1,145,109        1,177,400
        Interest accretion added to debt balance                94,643          203,244
      Changes in operating assets and liabilities
        Accounts receivable                                    593,716         (602,469)
        Inventories                                              3,362           (7,781)
        Prepaid expenses and other current assets             (190,385)          11,733
        Accounts payable                                      (405,537)        (189,271)
        Accrued liabilities                                    137,255          (43,495)
                                                           -----------      -----------
           Net cash provided by operating activities           637,732          129,375

     Cash flows from investing activities
       Capital expenditures, net                              (327,638)        (226,832)
                                                           -----------      -----------
           Net cash used in investing activities              (327,638)        (226,832)
                                                           -----------      -----------
     Cash flows from financing activities
      Proceeds from long-term debt and
       line of credit                                        4,250,000          881,317
      Principal payments on long-term debt                  (3,113,794)        (818,280)
      Principal payments on capital leases                          --          (13,177)
      Payments for financing costs                            (262,791)         (40,938)
      Proceeds from common stock issuance                        8,399               --
                                                           -----------      -----------
           Net cash provided by financing activities           881,814            8,922
                                                           -----------      -----------
     Net increase (decrease) in cash                         1,191,908          (88,535)

     Cash, beginning of year                                    34,534          123,069
                                                           -----------      -----------
     Cash, end of year                                     $ 1,226,442      $    34,534
                                                           ===========      ===========

     Supplemental disclosures of cash flow information

           Total interest paid during year                 $   479,866      $   328,609
                                                           ===========      ===========
     Supplemental disclosures of non-cash investing
     and financing activities

           Accretion of amounts subject to mandatory
            redemption of preferred stock totaled          $ 1,281,368      $ 1,188,982
                                                           ===========      ===========

                     The accompanying notes are an integral
                       part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business

     Tracking Systems Corporation (the Company) is one of the leading providers of electronic monitoring home arrest equipment and monitoring services to criminal justice and correction agencies worldwide.

     Revenue Recognition

     The Company has contracts with governmental agencies and other companies which provide electronic home arrest equipment and monitoring services. The contracts generally range from one to three years and typically contain automatic renewal provisions. Governmental agency contracts contain funding clauses, which permit the agencies to cancel the contract if funding is denied through their budgetary process. Revenues from these equipment rental and monitoring contracts are recognized monthly for units delivered and/or monitored during the period.

     The Company recognizes revenue from product sales upon shipment to the customer.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of consumable parts and supplies.

     Property and Equipment

     Property and equipment are stated at cost. Assets under capital leases are stated at the lower of the present value of the minimum lease payments or the fair value of the assets at the lease inception. Depreciation is computed using the straight-line method over the following estimated lives:

     Monitoring equipment                             5 - 6 years
     Furniture and fixtures                              10 years
     Leasehold improvements                               5 years

     When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income for the period.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Property and Equipment (Cont'd)

     Maintenance and repairs are charged to operations as incurred, and expenditures for significant additions, betterments, and renewals are capitalized.

     In the past, the Company obtained the majority of its monitoring equipment from three suppliers. Due to the limited number of manufacturers of monitoring equipment, in 1997 the Company engaged a contract manufacturer to develop and manufacture a proprietary product exclusively for the Company. This product was available for use in 2001.

     Intangible Assets

     Intangible assets include deferred acquisition costs, covenants not to compete, exclusive marketing rights, and the excess of cost over the fair value of the identifiable net assets of businesses acquired. Intangible assets having definitive lives are being amortized using the straight-line method over those lives (5 years). When events or circumstances so indicate, all long-term assets, including intangible assets, are assessed for recoverability based upon cash flow forecasts. No impairment losses have been recognized during 2001 or 2000. Amortization expense relating to intangible assets was $76,101 and $127,715 for the years ended December 31, 2001 and 2000, respectively.

     Deferred Financing Costs

     Deferred financing costs, less accumulated amortization, represent costs incurred in conjunction with various borrowing arrangements. These costs are being amortized on a straight-line basis over the term of the debt. Amortization expense was $88,246 and $51,123 for the years ended December 31, 2001 and 2000.

     Development Costs

     Development costs are expensed as incurred.

     Accretion of Redemption Values

     The difference between the net proceeds from the issuance of mandatory redeemable preferred stock and the redemption value is being accreted over the redemption period using the interest method.

                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Equity Compensation Plan

     The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principals Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its equity compensation plan. As such, compensation expense is recorded on the date of grant only if the estimated market price of the underlying stock exceeds the exercise price.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

2.   PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation at December 31, consists of the following:

                                                       2001            2000
                                                   -----------      -----------
Monitoring equipment                               $ 6,393,887      $ 6,456,326
Furniture and fixtures                                 483,031          382,772
Leasehold improvements                                  29,916           29,916
                                                   -----------      -----------
                                                     6,906,834        6,869,014
Less accumulated depreciation and amortization      (5,189,023)      (4,498,079)
                                                   -----------      -----------
                                                   $ 1,717,811      $ 2,370,935
                                                   ===========      ===========

     Depreciation expense totaled $980,762 and $998,562 for the years ended December 31, 2001 and 2000.

3.   LONG-TERM DEBT, LINE OF CREDIT AND EQUIPMENT PURCHASES

     Long-term debt and line of credit at December 31, consists of the following:

                                                       2001            2000
                                                   -----------      -----------
$700,000 12% subordinated notes (net of debt
discount of in 2001 and $69,976 in $10,176
2000),  interest payable quarterly in arrears,
due March 2002                                     $   689,824      $   630,024

Term loan ($4,250,000 original balance)              4,250,000

Note payable ($125,000 original balance)                    --           63,336

Term loan ($1,950,000 original balance)                     --        1,529,357

Equipment line of credit (maximum $3,000,000
available)                                                  --        1,039,749

Revolving line of credit (maximum $750,000
available)                                                  --          446,509
                                                   -----------      -----------
                                                     4,939,824        3,708,975
Less current portion                                  (306,978)         (39,995)
                                                   -----------      -----------
Total long-term debt and line of credit            $ 4,632,846      $ 3,668,980
                                                   ===========      ===========

                                  (continued)

                          TRACKING SYSTEMS CORPORATION

     On February 13, 2001, the Company refinanced its existing term loan, equipment line of credit and revolving line of credit with a $4,250,000 term loan. The term loan refinanced notes payable of $2,224,017, inclusive of principal and interest, the remaining balance on a line of credit of $595,307 and the fees associated with the loan agreement of $272,000.

     The term loan calls for interest only for twelve months, followed by monthly payments including interest of $64,533, with the remaining amount due in full in February 2004. The interest rate is based on the U.S. Bank of Washington prime rate plus 3%. The interest rate as of December 31, 2001, was 7.75%.

     The term loan is collateralized by substantially all of the Company's assets, including accounts receivable, inventory, equipment (a second security interest in the assets specifically pledged for permitted capital leases), intangibles and a pledge of those shareholders that hold more than 10% of the Company's outstanding and issued stock, primarily Preferred B and C shareholders, directors and officers of the Company.

     The term loan requires the Company to provide the lender with a performance based fee equal to: (i) the greater of $85,000 or 5% of the Company's residual value, due on the sale of the Company or repayment of the term loan if the sale or repayment occurs in the first year following the disbursement of the loan; or (ii) in the second or third years following the disbursement of the loan, 4.5% of the Company's residual value due on the sale of the Company, repayment of the term loan or at the end of three years, whichever occurs first. If the Company is sold, residual value will consist of the gross sale price (prior to assumed liabilities, brokers fees and transaction expenses) less $10,500,000. If no sale occurs, residual value will consist of 30 times the average of the most recent three months of gross revenue, less $10,500,000.

     The covenants include standard financial reporting requirements for term loans with similar terms, including monthly financial reports, quarterly compliance certificates, and audited year end financial statements, as well as total debt/cash flow and EBITDA ratios. Other debt is limited to the current 12% subordinated notes (which are subject to a subordination agreement) and to an aggregate face amount of $2,000,000 to be used to finance equipment used in the normal course of business. The term loan also excludes any dividends or distributions without the lender's consent. Other covenants include, but are not limited to, restrictions on liens and security interests, change of name, merger, sale of assets, guarantees, new subsidiaries, investment loans, loans to insiders, lease financing and issuance of new stock.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     During 1999, the Company issued 23,333 shares of Class B preferred stock to the purchasers of the 12% subordinated notes. Each share of the Class B preferred stock is convertible into one share of common stock. As a result of the issuance of convertible securities with a non-detachable (embedded) conversion feature that is in-the-money at the commitment date (a "beneficial conversion feature"), the Company has separately valued the embedded beneficial conversion feature present in the convertible securities at the date of issuance in accordance with EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios. The discount of $62,258 allocated to the preferred stock has been charged to accumulated deficit at the date of issuance since the preferred stock is immediately convertible. The discount of $179,939 allocated to the debt issued is being amortized to interest expense over the life of the debt using the interest method.

     Because repayment of the $700,000 notes is subordinate to the repayment of the term loan, the March 2002 maturity date for these notes is effectively postponed until February 2004.

     Maturity requirements reflecting the effective repayment dates of the $700,000 subordinated notes and the requirements of the new term loan agreement are as follows:

     2002                                     $  306,978
     2003                                        389,496
     2004                                      4,243,350
     2005                                             --
     2006                                             --
                                              ----------
                                              $4,939,824
                                              ==========

4.   LEASES

     The Company has several noncancelable operating leases, primarily for office facilities, expiring at various dates through March 2004. Total rent expense under these operating leases for the years ended December 31, 2001 and 2000 was $105,416 and $104,267, respectively.

     Future minimum lease payments under noncancelable operating leases having a remaining term in excess of one year as of December 31, 2001 are as follows:

     2002                                     $102,479
     2003                                      105,494
     2004                                       26,063
     2005                                           --
     2006                                           --
                                              --------
     Total minimum lease payments             $234,036
                                              ========


                                  (continued)

                          TRACKING SYSTEMS CORPORATION

5.   INCOME TAXES

     Gross deferred tax assets were approximately $1,700,000 as of December 31, 2001, and consisted primarily of available net operating loss carry forwards and bad debt provisions net of accelerated tax depreciation.

     The valuation allowance for deferred tax assets as of December 31, 2000 was $1,382,960. The net change in the total valuation allowance for the year ended December 31, 2001 was an increase of $314,900. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $5,000,000 prior to the expiration of the net operating loss carry forwards. For the year ended December 31, 2001, the Company had a tax loss of approximately $198,000. Based upon historical financial results and tax losses, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences, and has recorded a full valuation allowance at December 31, 2001.

     Subsequently recognized tax benefits, if any, relating to the valuation allowance for deferred tax assets as of December 31, 2001 will be allocated to the income tax benefit reported in the statement of operations.

     At December 31, 2001, the Company has net operating loss carryforwards for federal income tax purposes of approximately $4,755,000 and for state income tax purposes of approximately $2,905,000. The net operating loss carry- forwards are available to offset future taxable income through 2021 (federal) and 2011 (state).

6.   STOCKHOLDERS' EQUITY

     Equity Compensation Plan

     The Company has a stock-based compensation plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to its employees, directors, and key advisors for up to 139,606 shares of the Company's stock. The exercise price of each option is determined by the Board of Directors on the date of grant. Options granted have a maximum term of 10 years and generally become 25% exercisable on the first, second, third, and fourth anniversaries of the date of the grant.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Equity Compensation Plan (Cont'd)

     As permitted under Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS 123), the Company has chosen to continue to account for stock-based compensation using APB No. 25, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. No stock options were granted during 2001 or 2000, therefore, no compensation cost has been recognized for those years for the Plan. At December 31, 2001, there were 38,616 additional options available for grant under the Plan.

     The change in stock options outstanding at December 31, is summarized as follows:

                                              2001                  2000
                                             -------               -------
     Number outstanding at
     beginning of year                       100,990               100,990
     Granted                                      --                    --
     Exercised                                    --                    --
     Forfeited                                    --                    --
     Number outstanding at end
     of year                                 100,990               100,990

The following table summarizes information about the Company's stock option plan as of December 31, 2001:

                                                                           Options Exercisable
                                     Weighted                         -----------------------------
                    Number            Average         Weighted          Number            Weighted
     Range of     Outstanding        Remaining        Average         Outstanding          Average
     Exercise     December 31,      Contractual       Exercise        December 31,         Exercise
      Price         2001              Life             Price            2001                Price
     ---------    -----------       -----------     ----------       -------------       ----------
     $   10.38        36,052          4 years       $    10.38          36,052          $    10.38
     $   11.50        64,938          6 years       $    11.50          59,918          $    11.50
                     -------                        ----------          ------          ----------
                     100,990                        $    11.10          95,970          $    11.08
                     =======                        ==========          ======          ==========


                                  (continued)

                          TRACKING SYSTEMS CORPORATION

     The following table summarizes information about the Company's stock option plan as of December 31, 2000:

                                                                           Options Exercisable
                                     Weighted                         -----------------------------
                    Number            Average         Weighted          Number            Weighted
     Range of     Outstanding        Remaining        Average         Outstanding          Average
     Exercise     December 31,      Contractual       Exercise        December 31,         Exercise
      Price         2000              Life             Price            2000                Price
     ---------    -----------       -----------     ----------       -------------       ----------
     $   10.38        36,052          5 years       $   10.38           36,052            $   10.38
     $   11.50        64,938          7 years       $   11.50           54,898            $   11.50
                      -------                       ---------           ------            ---------

                      100,990                       $   11.10           90,950            $   11.06
                      =======                       =========           ======            =========

     Warrants

     The Company granted warrants to acquire 1,806 shares of common stock to a shareholder at an exercise price $10.38 per share, in consideration for financing provided to the Company. These warrants, which may be exercised beginning May 31, 2001 and ending May 31, 2003, were outstanding at December 31, 2001.

     Class A Preferred Stock

     The Company has authorized 100,000 shares of cumulative, non-voting, convertible preferred stock (Class A) having a par value of $25 per share, of which 29,480 shares were issued and outstanding at December 31, 2001.

     The Company has an option plan pursuant to which 5,500 shares of Class A preferred stock are available for grants of stock options or compensation awards. The Company previously granted 4,500 options to certain members of the Board of Directors at an exercise price of $1 per share, in consideration of their service to the Company. These options were outstanding and exercisable at December 31, 2001. At December 31, 2001, 1,000 shares of the stock remained available for future grants.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Class A Preferred Stock (Cont'd)

     Specific features of the Class A stock are as follows:

     DIVIDENDS

     Holders of the shares of Class A preferred stock are entitled to receive cumulative non-compounding annual dividends in an amount equal to eight percent (8%) of the par value. Dividends commenced in fiscal year 1993 but shall cumulate and not be payable until January 31, 2003 unless the Company elects to make payment at an earlier date. However, no dividends shall be declared or paid until all dividends for Class B preferred stock are paid, and all outstanding Class B shares subject to mandatory redemption have been redeemed. As of December 31, 2001, cumulative dividends in arrears totaled $485,160 ($16.46 per share).

     REDEMPTION

     The shares of the Class A preferred stock may be redeemed at a price of $27.50 per share plus any and all accumulated dividends thereon, at any time or periodically, in whole or in part; provided, however, that in all events the Company must redeem the Class A preferred shares on January 31, 2003. In no event shall shares of the Class A stock be redeemed until all outstanding shares of Class B stock subject to mandatory redemption are redeemed. Upon an offer of redemption by the Company, each shareholder, for a period of thirty (30) days, shall have the option to reject the offer of redemption by converting each share of the Class A preferred stock into two
     (2) shares of common stock. The aggregate redemption value of outstanding shares as of December 31, 2001 was $1,295,860. The difference between the carrying and redemption values represents remaining amounts to be accreted through maturity.

     CONVERSION

     The holder of any shares of Class A preferred stock has an option to convert the shares into common shares. On the exercise of the option to convert, the holder is entitled to receive two (2) shares of common stock for each share of Class A preferred stock converted.

     LIQUIDATION

     The liquidation amount is the same as the redemption amount. The Class A preferred stock is senior to common stock and junior to all other classes of stock.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Class A Preferred Stock (Cont'd)

     VOTING RIGHTS

     The holders of Class A preferred stock shall have no voting rights; provided, however, that in the event that dividends due and payable on the preferred stock are in arrears by more than two annual payments (whether or not successive), each share of Class A preferred stock shall have the same voting rights as if such share had been converted into two (2) shares of common stock.

     Class B Preferred Stock

     The Company has authorized 390,000 shares of cumulative, voting, convertible preferred stock (Class B) having a par value of $10.38 per share, of which 300,864 shares were issued and outstanding at December 31, 2001.

     The Company has granted warrants to acquire 5,218 shares of Class B preferred stock to certain shareholders at an exercise price of $11.50 per share, in consideration for financing provided to the Company. The warrants become exercisable in 25% increments beginning one year after grant date. These warrants were outstanding at December 31, 2001.

     Specific features of the Class B stock are as follows:

     DIVIDENDS

     Holders of shares of the Class B preferred stock are due an annual cumulative dividend of 10%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of December 31, 2001, cumulative dividends in arrears totaled $1,581,039 ($5.25 per share).

     REDEMPTION

     Beginning five years and ending seven years from May 31, 1996, at the request of the holders, any Class B preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from May 31, 1996, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class B preferred stock is required at the end of the seventh year. The aggregate redemption value of outstanding shares as of December 31, 2001 was $6,785,743.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Class B Preferred Stock (Cont'd)

     CONVERSION

     Each share of Class B preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class B preferred stock.

     LIQUIDATION

     Liquidation value is the same as redemption value. The Class B preferred stock is senior to Class A preferred stock and common stock and equal to Class C preferred stock.

     VOTING RIGHTS

     The holders of Class B preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class B preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class B preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

     Class C Preferred Stock

     The Company has authorized 170,000 shares of cumulative, voting, convertible preferred stock (Class C) having a par value of $8.40 per share, of which 160,145 shares were issued and outstanding at December 31, 2001. The issuance of Class C preferred stock occurred during 1996 as a result of the conversion of subordinated debentures.

     Specific features of the Class C stock are as follows:

     DIVIDENDS

     Holders of shares of the Class C preferred stock are due an annual cumulative dividend of 6%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of December 31, 2001, cumulative dividends in arrears totaled $450,649 ($2.81 per share).


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

     Class C Preferred Stock (Cont'd)

     REDEMPTION

     Beginning six years and ending eight years from January 24, 1995, at the request of the holders, any Class C preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from January 24, 1995, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class C preferred stock is required at the end of the eighth year. The aggregate redemption value of outstanding shares as of December 31, 2001 was $3,107,488.

     CONVERSION

     Each share of Class C preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class C preferred stock.

     LIQUIDATION

     Liquidation value is the same as redemption value. The Class C preferred stock is senior to Class A preferred stock and common stock and equal to Class B preferred stock.

     VOTING RIGHTS

     The holders of Class C preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class C preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class C preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

7.   401(k) PLAN

     The Company maintains a 401(k) plan for substantially all of its employees that have worked for the Company for greater than 1 year. The Company does not have any matching requirements related to this plan.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

8.   CONCENTRATION OF CREDIT RISK

     The Company maintains cash balances in excess of FDIC insurance limits at a financial institution. Such excess amounts totaled $1,107,697 at December 31, 2001. The Company monitors the financial condition of the deposit institution on a regular basis and believes the risk of loss to be very minimal.

9.   RESTATEMENT OF PRIOR PERIOD

     The accumulated deficit at January 1, 2000 was restated to account for the effect of recording an additional liability for accrued vacation pay. The effect of this adjustment was to increase the reported deficit by $74,952. In addition, the amount of salaries reported for 2000 was increased by $14,056, the effect of the change in the liability for that year. There was no income tax effect on either prior years or on the year 2000 as a result of this correction.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                         [LOGO OF MCKONLY & ASBURY, LLP]

                      [LETTERHEAD OF MCKONLY & ASBURY, LLP]

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Tracking Systems Corporation
Harrisburg, Pennsylvania

We have audited the accompanying balance sheets of Tracking Systems Corporation as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tracking Systems Corporation as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                           McKonly & Asbury, LLP


Harrisburg, Pennsylvania
February 6, 2003

                          TRACKING SYSTEMS CORPORATION

                                 BALANCE SHEETS

                           DECEMBER 31, 2002 AND 2001

                                     ASSETS

                                                   2002           2001
                                                ----------     ----------
Current assets
  Cash                                          $  633,543     $1,226,442
  Accounts receivable, net of allowance for
   doubtful accounts of $0 and $40,184             745,633        727,974
Inventories                                         65,480         58,579
Prepaid expenses and other current assets          142,336        230,078
                                                ----------     ----------
     Total current assets                        1,586,992      2,243,073
                                                ----------     ----------
Property and equipment, net                      1,506,788      1,717,811
                                                ----------     ----------
Other assets
  Deferred financing costs                         160,141        215,493
  Intangible assets, net                           330,933        465,636
  Deposits                                          15,168          7,495
                                                ----------     ----------
     Total other assets                            506,242        688,624
                                                ----------     ----------

Total assets                                   $ 3,600,022     $4,649,508
                                                ==========     ==========


                     The accompanying notes are an integral
                       part of these financial statements.

LIABILITIES AND STOCKHOLDERS' EQUITY

                                                            2002              2001
                                                        ------------      ------------
Current liabilities
 Current portion of long-term debt and
  line of credit                                        $    629,185      $    306,978
 Accounts payable                                            217,980           373,935
 Accrued liabilities                                         539,618           508,345
                                                        ------------      ------------
     Total current liabilities                             1,386,783         1,189,258

Long-term debt and line of credit, net of
 current portion                                           3,945,447         4,632,846
                                                        ------------      ------------
     Total liabilities                                     5,332,230         5,822,104
                                                        ------------      ------------
Stockholders' equity
 Preferred stock, Class B cumulative,  convertible,
  par value $10.38, authorized 390,000 shares,
  issued and outstanding 300,864 shares
  (Aggregate liquidation preference $7,638,355)            7,638,355         6,785,743
 Preferred stock, Class C cumulative, convertible,
  par value $8.40, authorized 170,000 shares,
  issued and outstanding 160,145 shares
  (Aggregate liquidation preference $3,463,974)            3,463,974         3,107,488
 Preferred stock, Class A cumulative, convertible,
  par value $25, authorized 100,000 shares, issued
  and outstanding 29,480 shares
  (Aggregate liquidation preference $1,354,820)            1,353,824         1,165,739
 Common stock, par value $1, authorized 1,000,000
  shares, issued and outstanding 239,232 and                 239,232           239,232
  239,232 shares
 Accumulated deficit                                     (14,427,593)      (12,470,798)
                                                        ------------      ------------
     Total stockholders' equity                           (1,732,208)       (1,172,596)
                                                        ------------      ------------
Total liabilities and stockholders' equity              $  3,600,022      $  4,649,508
                                                        ============      ============

                          TRACKING SYSTEMS CORPORATION

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001


                                          2002            2001
                                      -----------      -----------
Revenues                              $ 3,503,534      $ 4,701,540

Cost of sales                           1,689,794        2,224,535
                                      -----------      -----------
Gross profit                            1,813,740        2,477,005
                                      -----------      -----------
Operating expenses
  Administrative                          441,617          558,859
  Bad debts                                18,922           16,460
  Depreciation                             70,466           60,718
  Exhibits/conventions                     13,456           27,196
  Insurance                               164,512          158,771
  Payroll taxes                            65,216           90,549
  Repairs and maintenance                   9,905           16,029
  Salaries                                796,233        1,300,779
  Travel                                  139,864          174,820
                                      -----------      -----------
Total operating expenses                1,720,191        2,404,181
                                      -----------      -----------
Income from operations                     93,549           72,824
                                      -----------      -----------
Other income (expense)
  Interest and other income                53,795           26,898
  Interest expense                       (470,956)        (675,796)
  Amortization                           (235,950)        (164,357)

Total other income (expense)             (653,111)        (813,255)
                                      -----------      -----------

Net loss before income taxes             (559,562)        (740,431)

Income taxes                                  (50)              --
                                      -----------      -----------
Net loss                              $  (559,612)     $  (740,431)
                                      ===========      ===========


                     The accompanying notes are an integral
                       part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                  Class B          Class C          Class A
                                 Preferred        Preferred        Preferred        Common          Accumulated
                                  Stock            Stock            Stock            Stock            Deficit            Total
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, January 1, 2001       $  5,983,947     $  2,776,938     $  1,016,717     $    230,833     $(10,448,999)     $   (440,564)

Issuance of common stock                 --               --               --            8,399               --             8,399

Net loss for 2001                        --               --               --               --         (740,431)         (740,431)

Accretion related to
mandatory redemption of
preferred stock                     801,796          330,550          149,022               --       (1,281,368)               --
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, December 31, 2001        6,785,743        3,107,488        1,165,739          239,232      (12,470,798)       (1,172,596)

Net loss for 2002                        --               --               --               --         (559,612)         (559,612)

Accretion related to
mandatory redemption of
preferred stock                     852,612          356,486          188,085               --       (1,397,183)               --
                               ------------     ------------     ------------     ------------     ------------      ------------
Balance, December 31, 2002     $  7,638,355     $  3,463,974     $  1,353,824     $    239,232     $(14,427,593)     $ (1,732,208)
                               ============     ============     ============     ============     ============      ============


                     The accompanying notes are an integral
                       part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                          2002             2001
                                                      -----------      -----------
Cash flows from operating activities
  Net loss                                            $  (559,612)     $  (740,431)
  Adjustments to reconcile net loss to net cash
   provided by operating activities
    Depreciation and amortization                       1,045,329        1,145,109
    Interest accretion added to debt balance               10,176           94,643
  Changes in operating assets and liabilities
    Accounts receivable                                   (17,659)         593,716
    Inventories                                            (6,901)           3,362
    Prepaid expenses and other current assets              80,069         (190,385)
    Accounts payable                                     (155,955)        (405,537)
    Accrued liabilities                                    31,273          137,255
                                                      -----------      -----------
        Net cash provided by operating activities         426,720          637,732
                                                      -----------      -----------
Cash flows from investing activities
  Capital expenditures, net                              (350,222)        (327,638)
                                                      -----------      -----------
        Net cash used in investing activities            (350,222)        (327,638)
                                                      -----------      -----------
Cash flows from financing activities
  Proceeds from long-term debt and
  line of credit                                               --        4,250,000
  Principal payments on long-term debt                   (571,552)      (3,113,794)
  Principal payments on capital leases                    (51,950)              --
  Payments for financing costs                            (45,895)        (262,791)
  Proceeds from common stock issuance                          --            8,399
                                                      -----------      -----------

        Net cash provided by (used in)
          financing activities                           (669,397)         881,814
                                                      -----------      -----------
Net increase (decrease) in cash                          (592,899)       1,191,908

Cash, beginning of year                                 1,226,442           34,534
                                                      -----------      -----------
Cash, end of year                                     $   633,543      $ 1,226,442
                                                      ===========      ===========
Schedule of noncash investing and
 financing activities
  Acquisition of fixed assets through
   capital lease
    Cost of fixed assets                              $   248,134      $        --
    Increase in capital lease payable                    (248,134)              --

     Cash payment on fixed assets                     $        --      $        --
                                                      ===========      ===========
Supplemental disclosures of cash flow information

        Total interest paid during year               $   338,567      $   479,866
                                                      ===========      ===========
Supplemental disclosures of non-cash investing
and financing activities

        Accretion of amounts subject to mandatory
         redemption of preferred stock totaled        $ 1,397,183      $ 1,281,368
                                                      ===========      ===========

                     The accompanying notes are an integral
                       part of these financial statements.

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business

     Tracking Systems Corporation (the Company) is one of the leading providers of electronic monitoring home arrest equipment and monitoring services to criminal justice and correction agencies worldwide.

     Revenue Recognition

     The Company has contracts with governmental agencies and other companies which provide electronic home arrest equipment and monitoring services. The contracts generally range from one to three years and typically contain automatic renewal provisions. Governmental agency contracts contain funding clauses, which permit the agencies to cancel the contract if funding is denied through their budgetary process. Revenues from these equipment rental and monitoring contracts are recognized monthly for units delivered and/or monitored during the period.

     The Company recognizes revenue from product sales upon shipment to the customer.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist of consumable parts and supplies.

     Property and Equipment

     Property and equipment are stated at cost. Assets under capital leases are stated at the lower of the present value of the minimum lease payments or the fair value of the assets at the lease inception. Depreciation is computed using the straight-line method over the following estimated lives:

     Monitoring equipment                             5 - 6 years

     Furniture and fixtures                              10 years

     Leasehold improvements                              5 years

     When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income for the period.

     Maintenance and repairs are charged to operations as incurred, and expenditures for significant additions, betterments, and renewals are capitalized.

     In the past, the Company obtained the majority of its monitoring equipment from three suppliers. Due to the limited number of manufacturers of monitoring equipment, in 1997 the Company engaged a contract manufacturer to develop and manufacture a proprietary product exclusively for the Company. This product was available for use in 2002.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Intangible Assets

     Intangible assets include deferred acquisition costs, covenants not to compete, exclusive marketing rights, and the excess of cost over the fair value of the identifiable net assets of businesses acquired. Intangible assets having definitive lives are being amortized using the straight-line method over those lives (5 years). When events or circumstances so indicate, all long-term assets, including intangible assets, are assessed for recoverability based upon cash flow forecasts. No impairment losses have been recognized during 2002 or 2001. Amortization expense relating to intangible assets was $134,703 and $76,101 for the years ended December 31, 2002 and 2001, respectively.

     Deferred Financing Costs

     Deferred financing costs, less accumulated amortization, represent costs incurred in conjunction with various borrowing arrangements. These costs are being amortized on a straight-line basis over the term of the debt. Amortization expense was $101,247 and $88,246 for the years ended December 31, 2002 and 2001.

     Development Costs

     Development costs are expensed as incurred.

     Accretion of Redemption Values

     The difference between the net proceeds from the issuance of mandatory redeemable preferred stock and the redemption value is being accreted over the redemption period using the interest method.

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

     Equity Compensation Plan The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principals Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its equity compensation plan. As such, compensation expense is recorded on the date of grant only if the estimated market price of the underlying stock exceeds the exercise price. Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

2.   PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation at December 31, consists of the following:

                                                            2002             2001
                                                        -----------      -----------
     Monitoring equipment                               $ 6,594,030      $ 6,393,887
     Furniture and fixtures                                 516,734          483,031
     Leasehold improvements                                  29,916           29,916
                                                        -----------      -----------
                                                          7,140,680        6,906,834
     Less accumulated depreciation and amortization      (5,633,892)      (5,189,023)
                                                        -----------      -----------
                                                        $ 1,506,788      $ 1,717,811
                                                        ===========      ===========

     Depreciation expense totaled $809,379 and $980,762 for the years ended December 31, 2002 and 2001.


                                  (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3.   LONG-TERM DEBT, LINE OF CREDIT AND EQUIPMENT PURCHASES

     Long-term debt and line of credit at December 31, consists of the following:

                                                            2002            2001
                                                        -----------      -----------
     $700,000 12% subordinated notes (net of debt
     discount of zero in 2002 and $10,176 in 2001),
     interest payable quarterly in arrears              $   700,000      $   689,824

     Term loan ($4,250,000 original balance)              3,678,448        4,250,000

     Capital lease payable ($78,097 original balance)        64,213               --

     Capital lease payable ($92,107 original balance)        81,240               --

     Capital lease payable ($61,289 original balance)        50,731               --
                                                        -----------      -----------
                                                          4,574,632        4,939,824
     Less current portion                                  (629,185)        (306,978)
                                                        -----------      -----------
     Total long-term debt and line of credit            $ 3,945,447      $ 4,632,846
                                                        ===========      ===========

     On February 13, 2001, the Company refinanced its existing term loan, equipment line of credit and revolving line of credit with a $4,250,000 term loan. The term loan refinanced notes payable of $2,224,017, inclusive of principal and interest, the remaining balance on a line of credit of $595,307 and the fees associated with the loan agreement of $272,000.

     The term loan calls for interest only for twelve months, followed by monthly payments including interest of $64,533, with the remaining amount due in full in February 2007. The interest rate is based on the U.S. Bank of Washington prime rate plus 3%. The interest rate as of December 31, 2002, was 7.25%.

     The term loan is collateralized by substantially all of the Company's assets, including accounts receivable, inventory, equipment (a second security interest in the assets specifically pledged for permitted capital leases), intangibles and a pledge of those shareholders that hold more than 10% of the Company's outstanding and issued stock, primarily Preferred B and C shareholders, directors and officers of the Company.


                                  (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3.   LONG-TERM DEBT, LINE OF CREDIT AND EQUIPMENT PURCHASES (Cont'd)

     The term loan requires the Company to provide the lender with a performance based fee equal to: (i) the greater of $85,000 or 5% of the Company's residual value, due on the sale of the Company or repayment of the term loan if the sale or repayment occurs in the first year following the disbursement of the loan; or (ii) in the second or third years following the disbursement of the loan, 4.5% of the Company's residual value due on the sale of the Company, repayment of the term loan or at the end of three years, whichever occurs first. If the Company is sold, residual value will consist of the gross sale price (prior to assumed liabilities, brokers fees and transaction expenses) less $10,500,000. If no sale occurs, residual value will consist of 30 times the average of the most recent three months of gross revenue, less $10,500,000.

     The covenants include standard financial reporting requirements for term loans with similar terms, including monthly financial reports, quarterly compliance certificates, and audited year end financial statements, as well as total debt/cash flow and EBITDA ratios. Other debt is limited to the current 12% subordinated notes (which are subject to a subordination agreement) and to an aggregate face amount of $2,000,000 to be used to finance equipment used in the normal course of business. The term loan also excludes any dividends or distributions without the lender's consent. Other covenants include, but are not limited to, restrictions on liens and security interests, change of name, merger, sale of assets, guarantees, new subsidiaries, investment loans, loans to insiders, lease financing and issuance of new stock. The Company was not in compliance with the debt covenants during the period November 2002 through March 2003. In April 2004, the Company received a waiver from the noteholder for the period of non-compliance

     During 1999, the Company issued 23,333 shares of Class B preferred stock to the purchasers of the 12% subordinated notes. Each share of the Class B preferred stock is convertible into one share of common stock. As a result of the issuance of convertible securities with a non-detachable (embedded) conversion feature that is in-the-money at the commitment date (a "beneficial conversion feature"), the Company has separately valued the embedded beneficial conversion feature present in the convertible securities at the date of issuance in accordance with EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios. The discount of $62,258 allocated to the preferred stock has been charged to accumulated deficit at the date of issuance since the preferred stock is immediately convertible. The discount of $179,939 allocated to the debt issued is being amortized to interest expense over the life of the debt using the interest method.

     Because repayment of the $700,000 notes is subordinate to the repayment of the term loan, the March 2002 maturity date for these notes is effectively postponed until February 2007.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

3.   LONG-TERM DEBT, LINE OF CREDIT AND EQUIPMENT PURCHASES (Cont'd)

     The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest totaling $1,997. The loan matures in July 2005, and is secured by the equipment leased.

     The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest of $2,544. The loan matures in June 2005, and is secured by the equipment leased.

     The Company entered into a capital lease in 2002. The lease has 36 monthly payments of principle and interest of $3,165. The loan matures in September 2005, and is secured by the equipment leased.

     Maturity requirements reflecting the effective repayment dates of the $700,000 subordinated notes, the requirements of the term loan agreement and capital leases are as follows:

     2003                                     $   629,185
     2004                                         670,498
     2005                                         680,967
     2006                                         687,703
     2007                                       1,906,279

                                              $ 4,574,632
                                              ===========

4.   LEASES

     The Company has several noncancelable operating leases, primarily for office facilities, expiring at various dates through March 2004. Total rent expense under these operating leases for the years ended December 31, 2002 and 2001 was $102,277 and $105,416, respectively.

     Future minimum lease payments under noncancelable operating leases having a remaining term in excess of one year as of December 31, 2002 are as follows:

     2002                                     $105,494
     2003                                       26,063
     2004                                           --
     2005                                           --
     2006                                           --
                                              --------
     Total minimum lease payments             $131,557
                                              ========


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

5.   INCOME TAXES

     Gross deferred tax assets were approximately $1,900,000 as of December 31, 2002, and consisted primarily of available net operating loss carryforwards and bad debt provisions net of accelerated tax depreciation.

     The valuation allowance for deferred tax assets as of December 31, 2001 was $1,700,000. The net change in the total valuation allowance for the year ended December 31, 2002 was an increase of $200,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $5,000,000 prior to the expiration of the net operating loss carryforwards. For the year ended December 31, 2002, the Company had a tax loss of approximately $195,000. Based upon historical financial results and tax losses, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences, and has recorded a full valuation allowance at December 31, 2002.

     Subsequently recognized tax benefits, if any, relating to the valuation allowance for deferred tax assets as of December 31, 2002 will be allocated to the income tax benefit reported in the statement of operations.

     At December 31, 2002, the Company has net operating loss carryforwards for federal income tax purposes of approximately $4,950,000 and for state income tax purposes of approximately $3,170,000. The net operating loss carry- forwards are available to offset future taxable income through 2022 (federal) and 2012 (state).

6.   STOCKHOLDERS' EQUITY

     Equity Compensation Plan

     The Company has a stock-based compensation plan (the "Plan") pursuant to which the Company's Board of Directors may grant stock options to its employees, directors, and key advisors for up to 139,606 shares of the Company's stock. The exercise price of each option is determined by the Board of Directors on the date of grant. Options granted have a maximum term of 10 years and generally become 25% exercisable on the first, second, third, and fourth anniversaries of the date of the grant.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Equity Compensation Plan (Cont'd)

     As permitted under Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS 123), the Company has chosen to continue to account for stock-based compensation using APB No. 25, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. No stock options were granted during 2002 or 2001, therefore, no compensation cost has been recognized for those years for the Plan. At December 31, 2001, there were 38,616 additional options available for grant under the Plan.

     The change in stock options outstanding at December 31, is summarized as follows:

                                     2002        2001
                                   -------     -------
     Number outstanding at
      beginning of year            100,990     100,990
     Granted                            --          --
     Exercised                          --          --
     Forfeited                          --          --
                                   -------     -------
     Number outstanding at end
      of year                      100,990     100,990
                                   =======     =======

The following table summarizes information about the Company's stock option plan as of December 31, 2002:

                                                                           Options Exercisable
                                     Weighted                         -----------------------------
                    Number            Average         Weighted          Number            Weighted
     Range of     Outstanding        Remaining        Average         Outstanding          Average
     Exercise     December 31,      Contractual       Exercise        December 31,         Exercise
      Price         2002              Life             Price            2002                Price
     ---------    -----------       -----------     ----------       -------------       ----------
     $   10.38        36,052          4 years       $   10.38           36,052          $   10.38
     $   11.50        64,938          6 years       $   11.50           64,938          $   11.50
                     -------                        ---------           -------         ---------
                     100,990                        $   11.10           100,990         $   11.10
                     =======                        =========           =======         =========


                                  (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Equity Compensation Plan (Cont'd)

     The following table summarizes information about the Company's stock option plan as of December 31, 2001:

                                                                           Options Exercisable
                                     Weighted                         -----------------------------
                    Number            Average         Weighted          Number            Weighted
     Range of     Outstanding        Remaining        Average         Outstanding          Average
     Exercise     December 31,      Contractual       Exercise        December 31,         Exercise
      Price         2001              Life             Price            2001                Price
     ---------    -----------       -----------     ----------       -------------       ----------
     $   10.38        36,052          5 years       $   10.38           36,052          $   10.38
     $   11.50        64,938          7 years       $   11.50           59,918          $   11.50
                     -------                        ---------           ------          ----------
                     100,990                        $   11.10           95,970          $   11.06
                     =======                        =========           ======          ==========

     Warrants

     The Company granted warrants to acquire 1,806 shares of common stock to a shareholder at an exercise price $10.38 per share, in consideration for financing provided to the Company. These warrants, which may be exercised beginning May 31, 2001 and ending May 31, 2003, were outstanding at December 31, 2002.

     Class A Preferred Stock

     The Company has authorized 100,000 shares of cumulative, non-voting, convertible preferred stock (Class A) having a par value of $25 per share, of which 29,480 shares were issued and outstanding at December 31, 2002.

     The Company has an option plan pursuant to which 5,500 shares of Class A preferred stock are available for grants of stock options or compensation awards. The Company previously granted 4,500 options to certain members of the Board of Directors at an exercise price of $1 per share, in consideration of their service to the Company. These options were outstanding and exercisable at December 31, 2002. At December 31, 2002, 1,000 shares of the stock remained available for future grants.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Class A Preferred Stock (Cont'd)

     Specific features of the Class A stock are as follows:

     DIVIDENDS

     Holders of the shares of Class A preferred stock are entitled to receive cumulative non-compounding annual dividends in an amount equal to eight percent (8%) of the par value. Dividends commenced in fiscal year 1993 but shall cumulate and not be payable until January 31, 2003 unless the Company elects to make payment at an earlier date. However, no dividends shall be declared or paid until all dividends for Class B preferred stock are paid, and all outstanding Class B shares subject to mandatory redemption have been redeemed. As of December 31, 2002, cumulative dividends in arrears totaled $544,120 ($18.46 per share).

     REDEMPTION

     The shares of the Class A preferred stock may be redeemed at a price of $27.50 per share plus any and all accumulated dividends thereon, at any time or periodically, in whole or in part; provided, however, that in all events the Company must redeem the Class A preferred shares on January 31, 2003. In no event shall shares of the Class A stock be redeemed until all outstanding shares of Class B stock subject to mandatory redemption are redeemed. Upon an offer of redemption by the Company, each shareholder, for a period of thirty (30) days, shall have the option to reject the offer of redemption by converting each share of the Class A preferred stock into two
     (2) shares of common stock. The aggregate redemption value of outstanding shares as of December 31, 2002 was $1,354,820. The difference between the carrying and redemption values represents remaining amounts to be accreted through maturity.

     CONVERSION

     The holder of any shares of Class A preferred stock has an option to convert the shares into common shares. On the exercise of the option to convert, the holder is entitled to receive two (2) shares of common stock for each share of Class A preferred stock converted.

     LIQUIDATION

     The liquidation amount is the same as the redemption amount. The Class A preferred stock is senior to common stock and junior to all other classes of stock.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Class A Preferred Stock (Cont'd)

     VOTING RIGHTS

     The holders of Class A preferred stock shall have no voting rights; provided, however, that in the event that dividends due and payable on the preferred stock are in arrears by more than two annual payments (whether or not successive), each share of Class A preferred stock shall have the same voting rights as if such share had been converted into two (2) shares of common stock.

     Class B Preferred Stock

     The Company has authorized 390,000 shares of cumulative, voting, convertible preferred stock (Class B) having a par value of $10.38 per share, of which 300,864 shares were issued and outstanding at December 31, 2002.

     The Company has granted warrants to acquire 5,218 shares of Class B preferred stock to certain shareholders at an exercise price of $11.50 per share, in consideration for financing provided to the Company. The warrants become exercisable in 25% increments beginning one year after grant date. These warrants were outstanding at December 31, 2002.

     Specific features of the Class B stock are as follows:

     DIVIDENDS

     Holders of shares of the Class B preferred stock are due an annual cumulative dividend of 10%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of December 31, 2002, cumulative dividends in arrears totaled $1,893,336 ($6.29 per share).

     REDEMPTION

     Beginning five years and ending seven years from May 31, 1996, at the request of the holders, any Class B preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from May 31, 1996, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class B preferred stock is required at the end of the seventh year. The aggregate redemption value of outstanding shares as of December 31, 2002 was $7,638,355.

     CONVERSION

     Each share of Class B preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class B preferred stock.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Class B Preferred Stock (Cont'd)

     LIQUIDATION

     Liquidation value is the same as redemption value. The Class B preferred stock is senior to Class A preferred stock and common stock and equal to Class C preferred stock.

     VOTING RIGHTS

     The holders of Class B preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class B preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class B preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

     Class C Preferred Stock

     The Company has authorized 170,000 shares of cumulative, voting, convertible preferred stock (Class C) having a par value of $8.40 per share, of which 160,145 shares were issued and outstanding at December 31, 2002. The issuance of Class C preferred stock occurred during 1996 as a result of the conversion of subordinated debentures.

     Specific features of the Class C stock are as follows:

     DIVIDENDS

     Holders of shares of the Class C preferred stock are due an annual cumulative dividend of 6%. Dividends are payable in preference and priority to any payment of any dividend on Class A preferred stock and common stock. As of December 31, 2002, cumulative dividends in arrears totaled $531,362 ($3.32 per share).

     REDEMPTION

     Beginning six years and ending eight years from January 24, 1995, at the request of the holders, any Class C preferred stock must be redeemed for an amount equal to its conversion price increased by an annual premium of 10%, compounded quarterly from January 24, 1995, plus any accrued but unpaid dividends. Mandatory redemption of all outstanding Class C preferred stock is required at the end of the eighth year. The aggregate redemption value of outstanding shares as of December 31, 2002 was $3,463,974.


                                   (continued)

                          TRACKING SYSTEMS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

6.   STOCKHOLDERS' EQUITY (Cont'd)

     Class C Preferred Stock (Cont'd)

     CONVERSION

     Each share of Class C preferred stock issued may be converted into common stock of the Company. The conversion rate is equal to one share of common stock for every one share of Class C preferred stock.

     LIQUIDATION

     Liquidation value is the same as redemption value. The Class C preferred stock is senior to Class A preferred stock and common stock and equal to Class B preferred stock.

     VOTING RIGHTS

     The holders of Class C preferred stock vote together with the holders of other shares of voting capital stock, and not as a separate class, on all matters to be voted on by the stockholders of the Company, on the following basis: each holder of Class C preferred stock is entitled to one vote for each share of common stock that would be issuable to such holder upon the conversion of all the shares of Class C preferred stock held by such holder on the record date for the determination of stockholders entitled to vote.

7.   401(k) PLAN

     The Company maintains a 401(k) plan for substantially all of its employees that have worked for the Company for greater than 1 year. The Company does not have any matching requirements related to this plan.

8.   CONCENTRATION OF CREDIT RISK

     The Company maintains cash balances in excess of FDIC insurance limits at a financial institution. Such excess amounts totaled $533,544 at December 31, 2002. The Company monitors the financial condition of the deposit institution on a regular basis and believes the risk of loss to be very minimal.

                                iSECUREtrac Corp.
                                and Subsidiaries
                 Pro Forma Condensed Consolidated Balance Sheets
                                 June 30, 2003

                                                                                                   Pro Forma
                                                         iSECUREtrac       Tracking Systems       Adjustments      Consolidated
-------------------------------------------------------------------------------------------      ------------      ------------
ASSETS
Current Assets
       Cash                                            $     59,023            $    342,428      $         --      $    401,451
       Receivables:
          Trade accounts                                     93,554                 488,007                --           581,561
          Other                                                  --                      --                --                --
       Inventories                                          347,025                  72,486                --           419,511
       Prepaid expenses and other                           210,840                 143,774                --           354,614
-------------------------------------------------------------------------------------------      ------------      ------------
Total current assets                                        710,442               1,046,695                --         1,757,137
-------------------------------------------------------------------------------------------      ------------      ------------
Monitoring Equipment, net                                    90,000               1,121,769         1,462,747         2,674,516
Leasehold Improvements and Equipment, net                   187,267                 170,865                --           358,132
Product Development Costs, net                              524,769                      --                --           524,769
Monitoring Contracts                                             --                      --           911,522           911,522
Other Intangibles                                                --                 605,661          (605,661)               --
Goodwill                                                         --                      --         2,145,422         2,145,422
Other Assets                                                  8,575                   7,000                --            15,575
-------------------------------------------------------------------------------------------      ------------      ------------
Total assets                                           $  1,521,053            $  2,951,990      $  3,914,030      $  8,387,073
===========================================================================================      ============      ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current Liabilities
       Notes payable                                      2,560,325                  77,163                --         2,637,488
       Current maturities of long-term debt                 830,708                      --                --           830,708
       Accounts payable and accrued expenses                901,855                 165,201                --         1,067,056
       Deferred gain on sale-leaseback transaction           33,918                      --                --            33,918
       Accrued interest payable                              85,327                 419,033                --           504,360
       Preferred dividends payable                          209,453                      --                --           209,453
-------------------------------------------------------------------------------------------      ------------      ------------
Total Current Liabilities                                 4,621,586                 661,397                --         5,282,983
-------------------------------------------------------------------------------------------      ------------      ------------
Long-term Debt, less current maturities                     492,680               4,218,821                --         4,711,501
-------------------------------------------------------------------------------------------      ------------      ------------
Stockholders'  (Deficit)
       Series A preferred stock                           8,843,246               1,447,867        (1,447,867)        8,843,246
       Series B preferred stock                             295,000               8,064,661        (8,064,661)          295,000
       Series C preferred stock                                  --               3,642,217        (3,642,217)               --
       Common stock                                          39,723                 239,232          (234,809)           44,146
       Additional paid-in capital                        22,979,938                      --         2,295,577        25,275,515
       Accumulated deficit                              (35,751,120)            (15,322,205)       15,008,007       (36,065,318)
-------------------------------------------------------------------------------------------      ------------      ------------
Total stockholders'  (deficit)                           (3,593,213)             (1,928,228)        3,914,030        (1,607,411)
-------------------------------------------------------------------------------------------      ------------      ------------
Total liabilities and stockholders' (deficit)          $  1,521,053            $  2,951,990      $  3,914,030      $  8,387,073
===========================================================================================      ============      ============

                                iSECUREtrac Corp.
                                and Subsidiaries
            Pro Forma Condensed Consolidated Statements of Operations
                      For the Year Ended December 31, 2002

                                                                                                                   Pro Forma
                                                                    iSt              TSC         Adjustments      Consolidated
------------------------------------------------------------------------------------------------------------------------------
Revenues:
        Equipment                                            $    358,305      $    275,745      $        --      $    634,050
        Leasing                                                        --           782,331               --           782,331
        Hosting                                                        --         2,392,702               --         2,392,702
        Gain on sale-leaseback transactions                            --                --               --                --
        Service                                                   144,697            52,756               --           197,453
------------------------------------------------------------------------------------------------------------------------------
           Total revenues                                         503,002         3,503,534               --         4,006,536
------------------------------------------------------------------------------------------------------------------------------
Costs and expenses:
        Cost of equipment and hosting revenue                     524,933         1,689,794               --         2,214,727
        Cost of service revenue                                    87,870                --               --            87,870
        Research and development                                  773,248                --               --           773,248
        Sales, general and administrative                       4,172,160         1,956,141         (101,247.00)     6,027,054
------------------------------------------------------------------------------------------------------------------------------
           Total costs and expenses                             5,558,211         3,645,935         (101,247.00)     9,102,899
------------------------------------------------------------------------------------------------------------------------------
        Operating (loss)                                       (5,055,209)         (142,401)         101,247.00     (5,096,363)
------------------------------------------------------------------------------------------------------------------------------
Other income (expense):
        Interest income                                             1,742            53,795               --            55,537
        Interest expense                                         (203,419)         (470,956)        (101,247.00)      (775,622)
        Loan acquisition expense, stockholders                   (536,734)               --               --          (536,734)
        Other, net                                                     --                --               --                --
------------------------------------------------------------------------------------------------------------------------------
        Total other income (expense)                             (738,411)         (417,161)        (101,247.00)    (1,256,819)
------------------------------------------------------------------------------------------------------------------------------
        (Loss) before provision for income taxes               (5,793,620)         (559,562)              --        (6,353,182)
        Provision for income taxes                                     --               (50)              --               (50)
------------------------------------------------------------------------------------------------------------------------------
Net (loss)                                                   $ (5,793,620)     $   (559,612)     $        --      $ (6,353,232)
==============================================================================================================================
Preferred dividends                                              (807,832)               --               --          (807,832)
==============================================================================================================================
Net (loss) available to common stockholders                  $ (6,601,452)     $   (559,612)     $        --      $ (7,161,064)
==============================================================================================================================
Net (loss) per share of common stock - basic and diluted                                                          $      (0.21)
==============================================================================================================================
Weighted average number of common shares outstanding                                                                33,671,905
==============================================================================================================================

                                iSECUREtrac Corp.
                                and Subsidiaries
            Pro Forma Condensed Consolidated Statements of Operations
                     For the Six Months Ended June 30, 2003

                                                                                                                    Pro Forma
                                                                    iSt              TSC         Adjustments       Consolidated
------------------------------------------------------------------------------------------------------------------------------
Revenues:
        Equipment                                             $     80,950      $     19,097      $         --    $    100,047
        Leasing                                                     38,223           769,804                --         808,027
        Hosting                                                     55,731           625,998                --         681,729
        Gain on sale-leaseback transactions                         11,306                --                --          11,306
        Service                                                      3,725            32,341                --          36,066
------------------------------------------------------------------------------------------------------------------------------
           Total revenues                                          189,935         1,447,239                --       1,637,174
------------------------------------------------------------------------------------------------------------------------------
Costs and expenses:
        Cost of equipment and hosting revenue                      298,108           618,875                --         916,983
        Cost of service revenue                                        840            39,987                --          40,827
        Research and development                                   373,449                --                --         373,449
        Sales, general and administrative                        2,014,673           948,549        (16,860.00)      2,946,362
------------------------------------------------------------------------------------------------------------------------------
           Total costs and expenses                              2,687,070         1,607,411        (16,860.00)      4,277,621
------------------------------------------------------------------------------------------------------------------------------
        Operating (loss)                                        (2,497,135)         (160,172)        16,860.00      (2,640,447)
------------------------------------------------------------------------------------------------------------------------------
Other income (expense):
        Interest income                                                211             2,695                --           2,906
        Interest expense                                          (130,479)         (156,711)       (16,860.00)       (304,050)
        Loan acquisition expense, stockholders                          --                --                --              --
        Other, net                                                      --                --                --              --
------------------------------------------------------------------------------------------------------------------------------
        Total other income (expense)                              (130,268)         (154,016)       (16,860.00)       (301,144)
------------------------------------------------------------------------------------------------------------------------------
        (Loss) before provision for income taxes                (2,627,403)         (314,188)               --      (2,941,591)
        Provision for income taxes                                      --               (10)               --             (10)
------------------------------------------------------------------------------------------------------------------------------
Net (loss)                                                    $ (2,627,403)     $   (314,198)     $         --    $ (2,941,601)
==============================================================================================================================
Preferred dividends                                               (412,916)               --                --        (412,916)
==============================================================================================================================
Net (loss) available to common stockholders                   $ (3,040,319)     $   (314,198)     $         --    $ (3,354,517)
==============================================================================================================================
Net (loss) per share of common stock - basic and diluted                 ~                 ~                 ~    $      (0.08)
==============================================================================================================================
Weighted average number of common shares outstanding                     ~                 ~                 ~      41,779,987
==============================================================================================================================

                        ISECURETRAC CORP AND SUBSIDIARIES

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of the shares offered hereby. All amounts shown are estimates, except for the SEC filing fees.

        SEC registration fee............................... $   1,212.79
        Legal fees and expenses............................    10,000.00
        Accounting fees and expenses.......................    12,000.00
        Transfer Agent and Registrar fees..................     1,000.00
        Miscellaneous fees and expenses....................       500.00
                                                            ------------
                   Total................................... $  24,712.79
                                                            ============


Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Article 12 of our Restated Certificate of Incorporation, exhibit 3.01 hereto, and article 8 of our Restated Bylaws, exhibit 3.02 hereto, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law.

Item 15.  Recent Sales of Unregistered Securities

The following sets forth certain information regarding the sale of equity securities of our company within the last three years that were not registered under the Securities Act of 1933, as amended (the Securities Act).

(A)       WARRANTS.

         The following table and notes list warrants to purchase shares of our common stock that have been issued since within the past three years without registration under the Securities Act of 1933, as amended (the Securities Act).

                                                                 NUMBER OF         TYPE OF             AMOUNT OF           EXERCISE
       LAST NAME           FIRST NAME             ISSUE DATE      WARRANTS      CONSIDERATION         DIRECT LOAN           PRICE
------------------------------------------------------------------------------------------------------------------------------------
  (1)  Kanne                 Roger                 06/29/01        221,729        Direct loan           $ 200,000            0.902
  (1)  Kanne                 Roger                 07/16/01        101,626        Direct loan           $ 100,000            0.984
  (1)  Kanne                 Roger                 08/10/01         71,023        Direct loan           $  75,000            1.056
  (2)  Anderson              Dennis                08/27/01        261,506     Wells Fargo Bank            N/A               0.956
  (2)  Halbur                Martin                08/27/01        261,506     Wells Fargo Bank            N/A               0.956
  (2)  Kanne                 Roger                 08/27/01        261,506     Wells Fargo Bank            N/A               0.956
  (2)  Macke Partners                              08/27/01        261,506     Wells Fargo Bank            N/A               0.956
  (1)  Kanne                 Roger                 11/02/01         77,963        Direct loan           $  75,000            0.962
  (1)  Halbur                Martin                11/02/01         77,963        Direct loan           $  75,000            0.962
  (1)  Kanne                 Roger                 11/20/01         50,100        Direct loan           $  50,000            0.998
  (1)  Kanne                 Roger                 11/30/01       151,899         Direct loan           $ 150,000           0.9875
  (1)  Kanne                 Roger                 01/03/02         77,429        Direct loan           $  50,000          0.64575
  (1)  Kanne                 Roger                 01/04/02         77,429        Direct loan           $  50,000          0.64575
  (1)  Kanne                 Roger                 01/07/02         77,851        Direct loan           $  50,000          0.64225
  (1)  Macke Partners                              01/11/02       155,703         Direct loan           $ 100,000          0.64225
  (1)  Kanne                 Roger                 01/16/02         40,492        Direct loan           $  25,000           0.6174
  (1)  Kanne                 Roger                 01/27/02         40,038        Direct loan           $  25,000           0.6244
  (1)  Macke Partners                              02/04/02       236,518         Direct loan           $ 150,000           0.6342
  (1)  Kanne                 Roger                 02/22/02       401,284         Direct loan           $ 250,000            0.623
  (3)  GUNDYCO                                     06/27/02         62,500        Consulting               N/A                1.65
  (1)  Buckshot Capital                            08/07/03       200,000         Direct loan           $ 400,000            0.510
  (4)  Herrig                                      08/18/03         20,000       Capital Lease             N/A               0.425
  (4)  AHK Leasing, LLC                            09/01/03       355,114        Capital Lease             N/A               0.352
  (4)  AHK Leasing, LLC                            09/01/03       217,014        Capital Lease             N/A               0.288
  (4)  AHK Leasing, LLC                            09/01/03       139,509        Capital Lease             N/A               0.448
  (4)  AHK Leasing, LLC                            09/01/03         97,656       Capital Lease             N/A                0.64
  (4)  AHK Leasing, LLC                            09/01/03       105,574        Capital Lease             N/A               0.592
  (4)  AHK Leasing, LLC                            09/01/03       111,607        Capital Lease             N/A                0.56
  (4)  AHK Leasing, LLC                            09/01/03       375,000        Capital Lease             N/A                0.48
  (5)  Altron, Inc.                                09/09/03         10,000        Consulting               N/A                1.00
  (6)  Smith                 Daniel                10/14/03       432,000      Equity Financing            N/A                0.60
  (1)  Kanne                 Roger                 11/21/03       255,102         Direct loan           $ 100,000            0.392
  (7)  Bucks Corp                                  12/17/03       425,000      Equity Financing            N/A                0.48
  (7)  Walker                Curt D                12/17/03       158,500      Equity Financing            N/A                0.48
  (7)  John & Helen          Backlund              12/17/03         41,500     Equity Financing            N/A                0.48
  (7)  Gray                  Charles               01/05/04         25,000     Equity Financing            N/A                0.48
  (7)  Genack & Wixon        Ab & Kathy            01/05/04         38,500     Equity Financing            N/A                0.48
  (7)  The Harner Living Trust                     01/05/04       362,500      Equity Financing            N/A                0.48
  (7)  Gerber 111 IRA        Joseph                01/05/04         87,500     Equity Financing            N/A                0.48
  (7)  Dewitt Montgomery 111 IRA                   01/05/04         11,500     Equity Financing            N/A                0.48
  (7)  Mitchell              Terry                 01/05/04         50,000     Equity Financing            N/A                0.48
  (7)  Nancy Nita Macy Rev Trust                   01/05/04         50,000     Equity Financing            N/A                0.48
  (7)  Walker                Curt D                01/15/04       318,500      Equity Financing            N/A                0.48
  (7)  Metolius Fund                               01/15/04       300,000      Equity Financing            N/A                0.48
  (7)  Webb                  Laura                 01/15/04         6,500      Equity Financing            N/A                0.48
  (7)  Victor Hackenschmidt IRA                    01/28/04         21,000     Equity Financing            N/A                0.48
  (7)  Flaxel                John                  01/28/04         27,500     Equity Financing            N/A                0.48
  (7)  Manning               Ronald                01/28/04         80,000     Equity Financing            N/A                0.48
  (7)  Roosevelt             Christopher           01/28/04         25,000     Equity Financing            N/A                0.48

                                                                 NUMBER OF         TYPE OF             AMOUNT OF           EXERCISE
       LAST NAME           FIRST NAME             ISSUE DATE      WARRANTS      CONSIDERATION         DIRECT LOAN           PRICE
------------------------------------------------------------------------------------------------------------------------------------
  (7)  Webb                  Laura                 01/28/04       447,500      Equity Financing            N/A                0.48
  (7)  Montgomery            Dewitt JR             01/28/04         24,000     Equity Financing            N/A                0.48
  (7)  Webb                  Laura                 02/17/04     2,500,000      Equity Financing            N/A                0.48
  (7)  Walker                Curt D                03/17/04       694,445      Equity Financing            N/A               0.432
  (7)  Walker                Curt D                03/22/04       125,000      Equity Financing            N/A               0.432
  (8)  Webb                  Laura                 05/13/04       300,000      Equity Financing            N/A                0.35
  (8)  Webb                  Laura                 05/19/04       150,000      Equity Financing            N/A                0.35
  (8)  Wright                Keith M               05/19/04       300,000      Equity Financing            N/A                0.35
  (9)  Chicoine              Brad                  05/27/04       525,937      Equity Financing            N/A             0.37852
  (9)  Herrig                Speed & Judy          05/27/04       172,403      Equity Financing            N/A             0.37852
 (10)  Corpfin                                     05/28/04       521,739      Equity Financing            N/A                0.23
 (10)  Alpha Capital Aktiengesellschaft            05/28/04     1,086,957      Equity Financing            N/A            0.378519
 (10)  Bristol Investment Fund, Ltd.               05/28/04       652,173      Equity Financing            N/A            0.378519
 (10)  JM Investors                                05/28/04       434,783      Equity Financing            N/A            0.378519
 (10)  Enable Growth Partners L.P.                 05/28/04       217,391      Equity Financing            N/A            0.378519
 (10)  SRG Capital LLC                             05/28/04       217,391      Equity Financing            N/A            0.378519
 (10)  Alpha Capital Aktiengesellschaft            05/28/04     1,086,957      Equity Financing            N/A                0.23
 (10)  Bristol Investment Fund, Ltd.               05/28/04       652,173      Equity Financing            N/A                0.23
 (10)  JM Investors                                05/28/04       434,783      Equity Financing            N/A                0.23
 (10)  Enable Growth Partners L.P.                 05/28/04       217,391      Equity Financing            N/A                0.23
 (10)  SRG Capital LLC                             05/28/04       217,391      Equity Financing            N/A                0.23
 (11)  Merriman Curhan Ford & Co                   06/15/04        25,000        Consulting               N/A                 0.64


(1) Represents warrants to purchase shares of our common stock issued in exchange for direct loans made to the Company. When the individuals or entities identified on the table made a loan to us, they received a promissory note payable four months to one year from the date of the loan in the principal amount of loan and with interest accruing at a rate of 10% per annum and warrants to purchase shares of our common stock. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(2) Represents warrants to purchase shares of our common stock issued to Dennis
L. Anderson, Martin J. Halbur, Roger J. Kanne and Macke Partners in exchange for their execution of agreements to personally guaranty the payment of the principal and interest of an additional promissory note with Wells Fargo in the principle amount of $1,000,000 with interest accruing at a rate equal to the prime rate in effect from time to time. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

(3) Represents warrants issued to GUNDYCO, for consulting services in regards to placement of Company registered shares. The issuance of the warrants in this instance was limited only to GUNDYCO, and accordingly we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2).

(4) Represents warrants to purchase shares of our common stock issued to Duane Herrig and AHK Leasing in exchange for their execution of lease agreements for funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(5) Represents warrants to purchase shares of our common stock issued to Altron, Inc. in consideration for their willingness to accept stock in lieu of cash for their accounts payable amount owed to them by the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(6) Represents warrants to purchase shares of our common stock issued to Daniel Smith in consideration for funding provided by him to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(7) Represents warrants to purchase shares of our common stock issued to various individuals in consideration for funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(8) Represents warrants to purchase shares of our common stock issued to two individuals, Laura Webb and Keith M. Wright, in consideration for funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act. These warrants were issued in connection with the private placement to these individuals of 1,000,000 shares of unregistered common stock of the Company at a per share price of $0.25, on or about May 10, 2004. The Company agreed to "piggy back" registration rights for said shares and said shares are included in this prospectus.

(9) Represents warrants to purchase shares of our common stock issued to two individuals, Brad Chicoine and Duane Herrig, in consideration for funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act. These warrants were issued in connection with the private placement of 525,937 shares of common stock to Mr. Brad Chicoine, at a selling price of $0.342247 per share, and 344,805 shares of common stock to Mr. Duane Herrig, at a selling price of $0.37852 per share, on or about May 27, 2004. The Company agreed to "piggy back" registration rights for said shares and said shares are included in this prospectus.

(10) Represents warrants to purchase shares of our common stock issued to various investment groups in consideration for funding provided by them to the Company. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act.

(11) Represents warrants issued to Merriman Curhan Ford & Co., for consulting services. The issuance of the warrants in this instance was limited only to Merriman Curhan Ford & Co., and accordingly we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2).

      (B) OPTIONS ISSUED TO EMPLOYEES.

      The following table lists options to purchase shares of the Company's common stock that have been issued to certain employees and outside consultants of the Company as consideration for their employment and services without registration under the Securities Act of 1933, as amended (the Securities Act) during the past three years. The issuance of the options in these instances was limited to a selected number of employees and consultants and, accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

                                               # of shares of
                                                common stock
   Date of                                     Underlying the     Consideration for
    Grant        Option Holder                     Options      Issuance of Securitites
------------------------------------------------------------------------------------------
  07/01/01     Todd Hansen                            40,000   Employee Incentive
  07/01/01     Ken Hamlin                             40,000   Employee Incentive
  07/01/01     Jef Higgason                           40,000   Employee Incentive
  07/01/01     Steve Gettman                          40,000   Employee Incentive
  11/05/01     David Sempek                          200,000   Employment Agreement
  11/05/01     Ed Sempek                             200,000   Employment Agreement
  11/05/01     David Vana                            200,000   Employment Agreement
  11/30/01     Todd Hansen                             5,000   Employee Incentive
  01/01/02     John Heida                            150,000   Employment Agreement

                                               # of shares of
                                                common stock
   Date of                                     Underlying the     Consideration for
    Grant        Option Holder                     Options      Issuance of Securitites
------------------------------------------------------------------------------------------

  01/03/02     Buck's Corp                            50,000   Contract Agreement
  02/07/02     Paul Oliver                            25,000   Employee Incentive
  02/07/02     Dan Peterson                           25,000   Employee Incentive
  02/07/02     Donnie Hill                            25,000   Employee Incentive
  02/07/02     Steve Montgomery                       35,000   Contract Agreement
  02/07/02     Ravi Nath                              20,000   Board Member Compensation
  02/07/02     Rik Smith                              20,000   Board Member Compensation
  02/07/02     Thomas Wharton Jr                      20,000   Board Member Compensation
  03/04/02     Denise Gray                            25,000   Employee Incentive
  05/01/02     Bob Anderson                           40,000   Employee Incentive
  05/01/02     Larry Anderson                         15,000   Employee Incentive
  05/01/02     Andy Nebrigich                         15,000   Employee Incentive
  05/01/02     Brandee Jones                           5,000   Employee Incentive
  06/03/02     Meghan Fitzpatrick                     15,000   Employee Incentive
  06/03/02     Dan Clemens                            25,000   Employee Incentive
  08/26/02     Jim Womble                             25,000   Contract Agreement
  08/30/02     Tom Fischer                            50,000   Contract Agreement
  09/01/02     Kenn Thompson                          20,000   Employee Incentive
  09/05/02     Dan Walter                            100,000   Contract Agreement
  09/09/02     Mike Grogan                            10,000   Contract Agreement
  10/07/02     Ben Coffey                             20,000   Employee Incentive
  11/18/02     Greg Best                              20,000   Employee Incentive
  11/20/02     Jef Higgason                           10,000   Employee Incentive
  11/20/02     Todd Hansen                            11,250   Employee Incentive
  11/20/02     Paul Oliver                             6,250   Employee Incentive
  11/20/02     Dan Peterson                            6,250   Employee Incentive
  11/20/02     Donnie Hill                             6,250   Employee Incentive
  11/20/02     Denise Gray                             6,250   Employee Incentive
  11/20/02     Bob Anderson                           10,000   Employee Incentive
  11/20/02     Larry Anderson                          3,750   Employee Incentive
  11/20/02     Andy Nebrigich                          3,750   Employee Incentive
  11/20/02     Meghan Fitzpatrick                      3,750   Employee Incentive
  11/20/02     Kenn Thompson                           5,000   Employee Incentive
  12/02/02     Jeff Milner                            20,000   Employee Incentive
  12/27/02     Sara Koske                              5,000   Employee Incentive
  02/03/03     David Sempek                          100,000   Employment Agreement
  02/03/03     Ed Sempek                             100,000   Employment Agreement
  02/03/03     David Vana                            100,000   Employment Agreement
  02/03/03     John Heida                            100,000   Employment Agreement
  02/11/03     Brad Chicoine                          25,000   Contract Agreement
  03/16/03     Bill Faresich                          40,000   Employee Incentive
  04/28/03     Tracey Watterson                       20,000   Employee Incentive
  05/30/03     Robert Badding                          5,000   Board Member Compensation
  05/30/03     Martin Halbur                           5,000   Board Member Compensation
  05/30/03     Roger Kanne                             5,000   Board Member Compensation
  05/30/03     Ronald Muhlbauer                        5,000   Board Member Compensation
  05/30/03     Ravi Nath                               5,000   Board Member Compensation
  05/30/03     Thomas Wharton Jr                       5,000   Board Member Compensation
  07/28/03     David DeGeorge                         20,000   Employee Incentive
  08/04/03     Gwen Dalton                            20,000   Employee Incentive
  08/04/03     Fred Hudson                           500,000   Employment Agreement
  08/15/03     Robert Badding                         15,000   Board Member Compensation
  08/15/03     Martin Halbur                          15,000   Board Member Compensation
  08/15/03     Roger Kanne                            15,000   Board Member Compensation
  08/15/03     Ronald Muhlbauer                       15,000   Board Member Compensation
  08/15/03     Ravi Nath                              15,000   Board Member Compensation
  08/15/03     Thomas Wharton Jr                      15,000   Board Member Compensation
  08/25/03     Jason Gilbert                          20,000   Employee Incentive
  08/28/03     John Sciortino                        250,000   Employment Agreement
  08/28/03     Karen Zywan                            40,000   Employee Incentive
  08/28/03     Laura Mallory                          10,000   Employee Incentive
  08/28/03     Michael Klassen                        20,000   Employee Incentive
  08/28/03     Andrew Yerger                          15,000   Employee Incentive
  08/28/03     Pam Scipioni                            5,000   Employee Incentive
  08/28/03     James Reeder                           15,000   Employee Incentive
  08/28/03     Craig Wiley                             5,000   Employee Incentive
  08/28/03     Donald Gray                             5,000   Employee Incentive
  08/28/03     Nevin Warner                           15,000   Employee Incentive
  08/28/03     Kyle Murphy                             5,000   Employee Incentive
  08/28/03     Debra Fink                              5,000   Employee Incentive
  08/28/03     Sarah Stover                           15,000   Employee Incentive
  08/28/03     Suzanne Glesky                         15,000   Employee Incentive
  08/28/03     Mary Boston                            15,000   Employee Incentive
  08/28/03     Justin Bethea                          15,000   Employee Incentive
  08/28/03     Arthur Burnside                        25,000   Employee Incentive
  08/28/03     Rob Peinert                            15,000   Employee Incentive
  08/28/03     Jason Rhoads                           10,000   Employee Incentive
  08/28/03     Thomas McAndrew                        25,000   Employee Incentive
  08/28/03     Larry Zendt                            40,000   Employee Incentive
  08/28/03     Larry Gibson                           15,000   Employee Incentive
  08/28/03     Susan Sten                             10,000   Employee Incentive
  08/28/03     Tonya Wright                           10,000   Employee Incentive
  08/28/03     Donna Reynolds Sciortino               40,000   Employee Incentive
  09/15/03     Keith Muffley                          20,000   Employee Incentive
  10/01/03     Donna Reynolds Sciortino               10,000   Employee Incentive
  10/13/03     Ronald Ross                            20,000   Employee Incentive
  12/03/03     Tony Moody                              5,000   Employee Incentive
  12/29/03     Greg Lyons                              5,000   Employee Incentive
  01/01/04     Sandy Sticco                           20,000   Employee Incentive

                                               # of shares of
                                                common stock
   Date of                                     Underlying the     Consideration for
    Grant        Option Holder                     Options      Issuance of Securitites
------------------------------------------------------------------------------------------

  01/01/04     Anthony Maglia                         20,000   Employee Incentive
  01/01/04     Michelle Gibbs                         20,000   Employee Incentive
  01/01/04     Jack Cox                               20,000   Employee Incentive
  01/01/04     Edward Zukel                           20,000   Employee Incentive
  01/01/04     Thomas Woolston                        25,000   Employee Incentive
  01/05/04     Kori Grosse Rhode                       5,000   Employee Incentive
  01/26/04     Demitreos Anasis                        2,500   Employee Incentive
  02/03/04     Lisa Brauning                             250   Employee Incentive
  02/09/04     Tom Wharton                         1,250,000   Employment Agreement
  02/09/04     Tom Wharton                         1,250,000   Employment Agreement
  02/09/04     John Heida                            100,000   Employment Agreement
  03/01/04     Kimberly Reed                           5,000   Employee Incentive
  03/03/04     Timothy Bender                          2,500   Employee Incentive
  03/11/04     Theresa Hennessey                       2,500   Employee Incentive
  03/15/04     Dwight Hargrove                         2,500   Employee Incentive
  03/31/04     John Sciortino                        202,500   Employment Agreement
  04/26/04     Patti Wees                              2,500   Employee Incentive
  05/24/04     Sheila Krakowski                        2,500   Employee Incentive


(C)   SECURITIES ISSUED AS BOARD COMPENSATION.

      We paid certain Directors the sum of $1,000 for each meeting of the Board of Directors. This fee may be paid in cash or in shares of our Common Stock having an equivalent fair market value. Prior to March 22, 2002, the per share price for calculating the number of shares to be issued is the trading price of the Company's Common Stock during the first full week immediately preceding the date of the meeting for which the compensation is paid. After March 22, 2002, the per share price for calculating the number of shares to be issued is the closing price as of the meeting date for which the compensation is paid. The following table lists shares of our Common Stock granted to our directors for attendance at such meetings during the past three years without registration under the Securities Act.

                                                                                            CLOSING             TOTAL
   DATE                                       TYPE OF                     VALUE OF          STOCK              SHARES
  ISSUED         SECURITY HOLDER              SECURITY                     STOCK            PRICE              ISSUED
------------------------------------------------------------------------------------------------------------------------
 06/28/01      Dennis Anderson              Common Stock                  $ 1,000          $ 0.49               2,033
 06/28/01      Robert Badding               Common Stock                  $ 1,000          $ 0.49               2,033
 06/28/01      Mary Collison                Common Stock                  $ 1,000          $ 0.49               2,033
 06/28/01      Martin Halbur                Common Stock                  $ 1,000          $ 0.49               2,033
 06/28/01      Roger Kanne                  Common Stock                  $ 1,000          $ 0.49               2,033

                                                                                            CLOSING             TOTAL
   DATE                                       TYPE OF                     VALUE OF          STOCK              SHARES
  ISSUED         SECURITY HOLDER              SECURITY                     STOCK            PRICE              ISSUED
------------------------------------------------------------------------------------------------------------------------
 06/28/01      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.49               2,033
 08/08/01      Robert Badding               Common Stock                  $ 1,000          $ 1.05                 956
 08/08/01      Mary Collison                Common Stock                  $ 1,000          $ 1.05                 956
 08/08/01      Martin Halbur                Common Stock                  $ 1,000          $ 1.05                 956
 08/08/01      Roger Kanne                  Common Stock                  $ 1,000          $ 1.05                 956
 08/08/01      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 1.05                 956
 10/18/01      Dennis Anderson              Common Stock                  $ 1,000          $ 0.99               1,014
 10/18/01      Robert Badding               Common Stock                  $ 1,000          $ 0.99               1,014
 10/18/01      Martin Halbur                Common Stock                  $ 1,000          $ 0.99               1,014
 10/18/01      Roger Kanne                  Common Stock                  $ 1,000          $ 0.99               1,014
 10/18/01      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.99               1,014
 12/10/01      Robert Badding               Common Stock                  $ 1,000          $ 0.99               1,010
 12/10/01      Martin Halbur                Common Stock                  $ 1,000          $ 0.99               1,010
 12/10/01      Roger Kanne                  Common Stock                  $ 1,000          $ 0.99               1,010
 12/10/01      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.99               1,010
 02/19/02      Robert Badding               Common Stock                  $ 1,000          $ 0.89               1,121
 02/19/02      Martin Halbur                Common Stock                  $ 1,000          $ 0.89               1,121
 02/19/02      Roger Kanne                  Common Stock                  $ 1,000          $ 0.89               1,121
 02/19/02      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.89               1,121
 02/19/02      Ravi Nath                    Common Stock                  $ 1,000          $ 0.89               1,121
 02/19/02      Donald R. Smith              Common Stock                  $ 1,000          $ 0.89               1,121
 02/19/02      Tom Wharton                  Common Stock                  $ 1,000          $ 0.89               1,121
 03/28/02      Robert Badding               Common Stock                  $ 1,000          $ 1.41                 709
 03/28/02      Martin Halbur                Common Stock                  $ 1,000          $ 1.41                 709
 03/28/02      Roger Kanne                  Common Stock                  $ 1,000          $ 1.41                 709
 03/28/02      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 1.41                 709
 03/28/02      Ravi Nath                    Common Stock                  $ 1,000          $ 1.41                 709
 03/28/02      Donald R. Smith              Common Stock                  $ 1,000          $ 1.41                 709
 03/28/02      Tom Wharton                  Common Stock                  $ 1,000          $ 1.41                 709
 06/12/02      Robert Badding               Common Stock                  $ 1,000          $ 1.60                 625
 06/12/02      Martin Halbur                Common Stock                  $ 1,000          $ 1.60                 625
 06/12/02      Roger Kanne                  Common Stock                  $ 1,000          $ 1.60                 625
 06/12/02      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 1.60                 625
 06/12/02      Ravi Nath                    Common Stock                  $ 1,000          $ 1.60                 625
 06/12/02      Donald R. Smith              Common Stock                  $ 1,000          $ 1.60                 625
 06/12/02      Tom Wharton                  Common Stock                  $ 1,000          $ 1.60                 625
 07/31/02      Robert Badding               Common Stock                  $ 1,000          $ 1.10                 909
 07/31/02      Martin Halbur                Common Stock                  $ 1,000          $ 1.10                 909
 07/31/02      Roger Kanne                  Common Stock                  $ 1,000          $ 1.10                 909
 07/31/02      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 1.10                 909
 07/31/02      Ravi Nath                    Common Stock                  $ 1,000          $ 1.10                 909
 07/31/02      Tom Wharton                  Common Stock                  $ 1,000          $ 1.10                 909
 09/27/02      Robert Badding               Common Stock                  $ 1,000          $ 0.70               1,429
 09/27/02      Martin Halbur                Common Stock                  $ 1,000          $ 0.70               1,429
 09/27/02      Roger Kanne                  Common Stock                  $ 1,000          $ 0.70               1,429
 09/27/02      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.70               1,429
 09/27/02      Ravi Nath                    Common Stock                  $ 1,000          $ 0.70               1,429
 09/27/02      Donald R. Smith              Common Stock                  $ 1,000          $ 0.70               1,429
 09/27/02      Tom Wharton                  Common Stock                  $ 1,000          $ 0.70               1,429
 10/29/02      Robert Badding               Common Stock                  $ 1,000          $ 0.65               1,538

                                                                                            CLOSING             TOTAL
   DATE                                       TYPE OF                     VALUE OF          STOCK              SHARES
  ISSUED         SECURITY HOLDER              SECURITY                     STOCK            PRICE              ISSUED
------------------------------------------------------------------------------------------------------------------------
 10/29/02      Martin Halbur                Common Stock                  $ 1,000          $ 0.65               1,538
 10/29/02      Roger Kanne                  Common Stock                  $ 1,000          $ 0.65               1,538
 10/29/02      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.65               1,538
 10/29/02      Ravi Nath                    Common Stock                  $ 1,000          $ 0.65               1,538
 10/29/02      Tom Wharton                  Common Stock                  $ 1,000          $ 0.65               1,538
 12/19/02      Robert Badding               Common Stock                  $ 1,000          $ 0.37               2,703
 12/19/02      Martin Halbur                Common Stock                  $ 1,000          $ 0.37               2,703
 12/19/02      Roger Kanne                  Common Stock                  $ 1,000          $ 0.37               2,703
 12/19/02      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.37               2,703
 12/19/02      Ravi Nath                    Common Stock                  $ 1,000          $ 0.37               2,703
 12/19/02      Donald R. Smith              Common Stock                  $ 1,000          $ 0.37               2,703
 12/19/02      Tom Wharton                  Common Stock                  $ 1,000          $ 0.37               2,703
 02/13/03      Robert Badding               Common Stock                  $ 1,000          $ 0.40               2,500
 02/13/03      Martin Halbur                Common Stock                  $ 1,000          $ 0.40               2,500
 02/13/03      Roger Kanne                  Common Stock                  $ 1,000          $ 0.40               2,500
 02/13/03      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.40               2,500
 02/13/03      Ravi Nath                    Common Stock                  $ 1,000          $ 0.40               2,500
 02/13/03      Donald R. Smith              Common Stock                  $ 1,000          $ 0.40               2,500
 02/13/03      Tom Wharton                  Common Stock                  $ 1,000          $ 0.40               2,500
 03/31/03      Robert Badding               Common Stock                  $ 1,000          $ 0.76               1,316
 03/31/03      Martin Halbur                Common Stock                  $ 1,000          $ 0.76               1,316
 03/31/03      Roger Kanne                  Common Stock                  $ 1,000          $ 0.76               1,316
 03/31/03      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.76               1,316
 03/31/03      Ravi Nath                    Common Stock                  $ 1,000          $ 0.76               1,316
 03/31/03      Tom Wharton                  Common Stock                  $ 1,000          $ 0.76               1,316
 06/04/03      Robert Badding               Common Stock                  $ 1,000          $ 0.55               1,818
 06/04/03      Martin Halbur                Common Stock                  $ 1,000          $ 0.55               1,818
 06/04/03      Roger Kanne                  Common Stock                  $ 1,000          $ 0.55               1,818
 06/04/03      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.55               1,818
 06/04/03      Tom Wharton                  Common Stock                  $ 1,000          $ 0.55               1,818
 08/04/03      Robert Badding               Common Stock                  $ 1,000          $ 0.53               1,887
 08/04/03      Martin Halbur                Common Stock                  $ 1,000          $ 0.53               1,887
 08/04/03      Roger Kanne                  Common Stock                  $ 1,000          $ 0.53               1,887
 08/04/03      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.53               1,887
 08/04/03      Ravi Nath                    Common Stock                  $ 1,000          $ 0.53               1,887
 08/04/03      Tom Wharton                  Common Stock                  $ 1,000          $ 0.53               1,887
 08/22/03      Robert Badding               Common Stock                  $ 1,000          $ 0.54               1,852
 08/22/03      Martin Halbur                Common Stock                  $ 1,000          $ 0.54               1,852
 08/22/03      Roger Kanne                  Common Stock                  $ 1,000          $ 0.54               1,852
 08/22/03      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.54               1,852
 08/22/03      Ravi Nath                    Common Stock                  $ 1,000          $ 0.54               1,852
 08/22/03      Tom Wharton                  Common Stock                  $ 1,000          $ 0.54               1,852
 10/06/03      Robert Badding               Common Stock                  $ 1,000          $ 0.50               2,000
 10/06/03      Martin Halbur                Common Stock                  $ 1,000          $ 0.50               2,000
 10/06/03      Roger Kanne                  Common Stock                  $ 1,000          $ 0.50               2,000
 10/06/03      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.50               2,000
 10/06/03      Ravi Nath                    Common Stock                  $ 1,000          $ 0.50               2,000
 10/06/03      Tom Wharton                  Common Stock                  $ 1,000          $ 0.50               2,000
 10/08/03      Robert Badding               Common Stock                  $ 1,000          $ 0.61               1,639
 10/08/03      Martin Halbur                Common Stock                  $ 1,000          $ 0.61               1,639

                                                                                            CLOSING             TOTAL
   DATE                                       TYPE OF                     VALUE OF          STOCK              SHARES
  ISSUED         SECURITY HOLDER              SECURITY                     STOCK            PRICE              ISSUED
------------------------------------------------------------------------------------------------------------------------
 10/08/03      Roger Kanne                  Common Stock                  $ 1,000          $ 0.61               1,639
 10/08/03      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.61               1,639
 10/08/03      Ravi Nath                    Common Stock                  $ 1,000          $ 0.61               1,639
 10/08/03      Tom Wharton                  Common Stock                  $ 1,000          $ 0.61               1,639
 12/16/03      Robert Badding               Common Stock                  $ 1,000          $ 0.40               2,500
 12/16/03      Martin Halbur                Common Stock                  $ 1,000          $ 0.40               2,500
 12/16/03      Roger Kanne                  Common Stock                  $ 1,000          $ 0.40               2,500
 12/16/03      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.40               2,500
 12/16/03      Ravi Nath                    Common Stock                  $ 1,000          $ 0.40               2,500
 12/16/03      Tom Wharton                  Common Stock                  $ 1,000          $ 0.40               2,500
 02/25/04      Martin Halbur                Common Stock                  $ 1,000          $ 0.42               2,381
 02/25/04      Roger Kanne                  Common Stock                  $ 1,000          $ 0.42               2,381
 02/25/04      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.42               2,381
 02/25/04      Ravi Nath                    Common Stock                  $ 1,000          $ 0.42               2,381
 04/01/04      Robert Badding               Common Stock                  $ 1,000          $ 0.48               2,083
 04/01/04      Martin Halbur                Common Stock                  $ 1,000          $ 0.48               2,083
 04/01/04      Roger Kanne                  Common Stock                  $ 1,000          $ 0.48               2,083
 04/01/04      Ronald Muhlbauer             Common Stock                  $ 1,000          $ 0.48               2,083


(D)      PREFERRED STOCK TRANSACTIONS.

         We issued a total of 8,609.80 shares of our Series A Convertible Preferred Stock to the parties identified below in consideration for the forgiveness of indebtedness owed to the individuals in the aggregate of $1,497,915, the assumptions of $1,000,000 of bank debt by certain investors, the cancellation of 11,071,716 stock purchase warrants held by them (having an aggregate value of $1,932,887) and the assumption by Total Tech, LLC of $4,178,989 of our indebtedness with financial institutions. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and
         Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor. The members of Total Tech, LLC are Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Patti Pietig, and Ronald Muhlbauer. We also issued a total of 1,316 shares of our Series A Convertible Preferred Stock to the aforementioned stock holders for dividends. In addition, 726 shares of our Series A Convertible Preferred Stock was also issued to one Corporation and one individual per their equity purchase of the stock. Also, 189 shares of our Series A Convertible Preferred Stock was also issued to various entities in consideration for accounts payable owed to them.

                                                                                                                            TOTAL
     DATE                                                                                                TOTAL VALUE OF    PREFERRED
    ISSUED        SECURITY HOLDER                                     CONSIDERATION                      CONSIDERATION      ISSUED
------------------------------------------------------------------------------------------------------------------------------------
   11/30/01      Total Tech LLC                            Surrendered 9,043,920 Warrants; Forgave       $ 6,689,051       6,689.10
                                                           $605,531 in Promissory Notes plus accrued
                                                           interest; Agreed to Assume $4,178,988 in
                                                           bank notes
   11/30/01      Roger Kanne                               Surrendered 903,809 Warrants; Forgave         $   318,149         318.15
                                                           $184,996 in Promissory Notes plus
                                                           accrued interest

                                                                                                                            TOTAL
     DATE                                                                                                TOTAL VALUE OF    PREFERRED
    ISSUED        SECURITY HOLDER                                     CONSIDERATION                      CONSIDERATION      ISSUED
------------------------------------------------------------------------------------------------------------------------------------
   11/30/01      Dennis Anderson                           Surrendered 261,506 Warrants; Agreed          $   253,288         253.29
                                                           to Assume $1,000,000 bank note
   11/30/01      Martin Halbur                             Surrendered 261,506 Warrants; Agreed          $   253,288         253.29
                                                           to Assume $1,000,000 bank note
   11/30/01      Roger Kanne                               Surrendered 261,506 Warrants; Agreed          $   253,288         253.29
                                                           to Assume $1,000,000 bank note
   11/30/01      Macke Partners                            Surrendered 261,506 Warrants; Agreed          $   253,288         253.29
                                                           to Assume $1,000,000 bank note
   11/30/01      Robert Badding                            Forgave $225,000 in Promissory Notes          $   257,315         257.32
                                                           plus accrued interest
   11/30/01      James and Patricia                        Forgave $291,666 in Promissory Notes          $   331,278         331.28
                 Pietig, trustees of the                   plus accrued interest
                 James L. Pietig 1992
                 Revocable Trust
                 U/T/A 3-13-92
   11/30/01      Martin Halbur                             Surrendered 77,963 Warrants                   $       846           0.85

   08/20/02      Total Tech LLC                            Dividend for December 2001 - June 2002        $   363,020         363.02
   08/20/02      Roger Kanne                               Dividend for December 2001 - June 2002        $    31,530          31.53
   08/20/02      Dennis Anderson                           Dividend for December 2001 - June 2002        $    13,980          13.98
   08/20/02      Martin Halbur                             Dividend for December 2001 - June 2002        $    14,030          14.03
   08/20/02      Macke Partners                            Dividend for December 2001 - June 2002        $    13,980          13.98
   08/20/02      Robert Badding                            Dividend for December 2001 - June 2002        $    14,200          14.20
   08/20/02      James L. Pietig Residuary Trust,          Dividend for December 2001 - June 2002        $    18,280          18.28
                 Wells Fargo Bank Iowa, N.A. &
                 Patricia A. Pietig Trustees
   12/04/02      Buck's Corporation                        Equity purchase                               $   310,000         310.00
   12/19/02      Total Tech LLC                            Dividend for July 2002 - September 2002       $   155,330         155.33
   12/19/02      Roger Kanne                               Dividend for July 2002 - September 2002       $    14,440          14.44
   12/19/02      Dennis Anderson                           Dividend for July 2002 - September 2002       $     6,400           6.40
   12/19/02      Martin Halbur                             Dividend for July 2002 - September 2002       $     6,420           6.42
   12/19/02      Macke Partners                            Dividend for July 2002 - September 2002       $     6,400           6.40
   12/19/02      Robert Badding                            Dividend for July 2002 - September 2002       $     6,500           6.50
   12/19/02      James L. Pietig Residuary Trust,          Dividend for July 2002 - September 2002       $     8,370           8.37
                 Wells Fargo Bank Iowa, N.A. &
                 Patricia A. Pietig Trustees
   03/31/03      Total Tech LLC                            Dividend for October 2002 - December 2002     $   153,428        153.428
   03/31/03      Roger Kanne                               Dividend for October 2002 - December 2002     $    14,784         14.784
   03/31/03      Dennis Anderson                           Dividend for October 2002 - December 2002     $     6,553          6.553
   03/31/03      Martin Halbur                             Dividend for October 2002 - December 2002     $     6,575          6.575
   03/31/03      Macke Partners                            Dividend for October 2002 - December 2002     $     6,553          6.553
   03/31/03      Robert Badding                            Dividend for October 2002 - December 2002     $     6,657          6.657
   03/31/03      James L. Pietig Residuary Trust,          Dividend for October 2002 - December 2002     $     8,571          8.571
                 Wells Fargo Bank Iowa, N.A. &

                                                                                                                            TOTAL
     DATE                                                                                                TOTAL VALUE OF    PREFERRED
    ISSUED        SECURITY HOLDER                                     CONSIDERATION                      CONSIDERATION      ISSUED
------------------------------------------------------------------------------------------------------------------------------------
                 Patricia A. Pietig Trustees
   05/12/03      Daniel Smith                              Equity purchase                               $   200,000        200.000
   05/30/03      Total Tech LLC                            Dividend for January 2003 - March 2003        $   107,686        107.686
   05/30/03      Roger Kanne                               Dividend for January 2003 - March 2003        $    14,809         14.809
   05/30/03      Dennis Anderson                           Dividend for January 2003 - March 2003        $     6,564          6.564
   05/30/03      Martin Halbur                             Dividend for January 2003 - March 2003        $     6,586          6.586
   05/30/03      Macke Partners                            Dividend for January 2003 - March 2003        $     6,564          6.564
   05/30/03      Robert Badding                            Dividend for January 2003 - March 2003        $     6,668          6.668
   05/30/03      James L. Pietig Residuary Trust,          Dividend for January 2003 - March 2003        $     8,585          8.585
                 Wells Fargo Bank Iowa, N.A. &
                 Patricia A. Pietig Trustees

   08/28/03      Bill Lockwood                             Stock in lieu of cash payment of A/P          $    34,000         34.000
   09/04/03      First Management Inc                      Stock in lieu of cash payment of A/P          $    25,000         25.000
   09/10/03      Richard Carpenter                         Stock in lieu of cash payment of A/P          $    17,000         17.000
   09/10/03      Terry McGovern                            Stock in lieu of cash payment of A/P          $    11,000         11.000
   09/10/03      Altron, Inc                               Stock in lieu of cash payment of A/P          $    50,000         50.000
   09/18/03      Cooney & Associates Inc                   Stock in lieu of cash payment of A/P          $    23,000         23.000
   10/22/03      Daniel Smith                              Equity purchase                               $   216,000        216.000
   12/10/03      Daniel Smith                              Stock in lieu of cash payment of A/P          $    20,000         20.000
   12/22/03      Bill Lockwood                             Stock in lieu of cash payment of A/P          $     9,000          9.000
   12/30/03      Total Tech LLC                            Dividend for April 2003 - September 2003      $   177,407        177.407
   12/15/03      Roger Kanne                               Dividend for April 2003 - September 2003      $    31,184         31.184
   12/15/03      Dennis Anderson                           Dividend for April 2003 - September 2003      $    13,822         13.822
   12/15/03      Martin Halbur                             Dividend for April 2003 - September 2003      $    13,869         13.869
   12/15/03      Macke Partners                            Dividend for April 2003 - September 2003      $    13,822         13.822
   12/15/03      Robert Badding                            Dividend for April 2003 - September 2003      $    14,043         14.043
   12/15/03      James L. Pietig Residuary Trust,          Dividend for April 2003 - September 2003      $    18,078         18.078
                 Wells Fargo Bank Iowa, N.A. &
                 Patricia A. Pietig Trustees


      We issued a total of 300 shares of our Series B Convertible Preferred Stock to the party identified below per our Private Placement Memorandum implemented in the fourth quarter of 2002.


                                                                                                                           TOTAL
                                                                                                                          SERIES B
      DATE                                                                                              TOTAL VALUE OF    PREFERRED
     ISSUED     SECURITY HOLDER                                  CONSIDERATION                          CONSIDERATION      ISSUED
------------------------------------------------------------------------------------------------------------------------------------
    10/17/02    Macke Partners                               Private Placement                          $    150,000        150
    01/08/03    Macke Partners                               Private Placement                          $    150,000        150

(E)   OTHER COMMON STOCK ISSUANCES.

      The following table and legend lists shares of our Common Stock that have been issued to certain individuals and companies during the past three years without registration under the Securities Act.

           DATE                                                                                      CASH TO        TOTAL
          ISSUED            SECURITY HOLDER                       TYPE OF TRANSACTION                COMPANY        SHARES
-------------------------------------------------------------------------------------------------------------------------------
  (1)    06/14/01   Kats, Paul                        Exercise 50,000 warrants by                       N/A          52,110
                                                      surrender of $10,000 note plus
                                                      $1,055 accrued interest
  (2)    06/28/01   Macke Partners                    Board Consultant                                  N/A          16,938
  (2)    06/28/01   Macke Partners                    Board Consultant                                  N/A           1,346
  (1)    07/16/01   Halbur, Adam Martin               Exercise 8,000 warrants by                        N/A           8,244
                                                      surrender of $2,500 note plus
                                                      $232 accrued interest
  (2)    08/08/01   Macke Partners                    Board Consultant                                  N/A           7,967
  (2)    08/08/01   Macke Partners                    Board Consultant                                  N/A           1,395
  (1)    08/30/01   Anderson, Dennis L.               Exercise 100,000 warrants by                      N/A         109,482
                                                      surrender of $92,216 note plus
                                                      $17,611 accrued interest
  (1)    08/30/01   Anderson, Dennis L.               Exercise 50,000 warrants by                       N/A          51,617
                                                      surrender of $10,000 note plus
                                                      $1,649 accrued interest
  (1)    08/30/01   Anderson, Dennis L.               Exercise 50,000 warrants by                       N/A          51,501
                                                      surrender of $10,000 note plus
                                                      $1,532 accrued interest
  (1)    08/30/01   Anderson, Dennis L.               Exercise 275,000 warrants by                      N/A         282,327
                                                      surrender of $55,000 note plus
                                                      $7,474 accrued interest
  (1)    08/30/01   Anderson, Dennis L.               Exercise 200,000 warrants by                      N/A         204,878
                                                      surrender of $40,000 note plus
                                                      $4,975 accrued interest
  (1)    08/30/01   Anderson, Dennis L.               Exercise 64,734 warrants by                       N/A          66,158
                                                      surrender of $22,000 note plus
                                                      $1,453 accrued interest
  (1)    08/30/01   Badding, Robert                   Exercise 250,000 warrants by                      N/A         258,434
                                                      surrender of $50,000 note plus
                                                      $8,603 accrued interest
  (1)    08/30/01   Badding, Robert                   Exercise 125,000 warrants by                      N/A         128,149
                                                      surrender of $25,000 note plus
                                                      $3,212 accrued interest
  (1)    08/30/01   Blessington, Dennis               Exercise 15,000 warrants by                       N/A          15,376
                                                      surrender of $3,000 note plus
                                                      $384 accrued interest
  (1)    08/30/01   Collison, Mary                    Exercise 200,000 warrants by                      N/A         206,232
                                                      surrender of $40,000 note plus
                                                      $6,356 accrued interest

           DATE                                                                                      CASH TO        TOTAL
          ISSUED            SECURITY HOLDER                       TYPE OF TRANSACTION                COMPANY        SHARES
-------------------------------------------------------------------------------------------------------------------------------
  (1)    08/30/01   Hagan, Michael J.                 Exercise 25,000 warrants by                       N/A          25,623
                                                      surrender of $5,000 note plus
                                                      $636 accrued interest
  (1)    08/30/01   Halbur, Martin J                  Exercise 250,000 warrants by                      N/A         257,951
                                                      surrender of $50,000 note plus
                                                      $8,110 accrued interest
  (1)    08/30/01   Halbur, Martin J                  Exercise 100,000 warrants by                      N/A         102,358
                                                      surrender of $20,000 note plus
                                                      $2,405 accrued interest
  (1)    08/30/01   Kanne, Roger                      Exercise 270,000 warrants by                      N/A         279,689
                                                      surrender of $54,000 note plus
                                                      $9,883 accrued interest
  (1)    08/30/01   Kanne, Roger                      Exercise 100,000 warrants by                      N/A         109,482
                                                      surrender of $92,216 note plus
                                                      $17,611 accrued interest
  (1)    08/30/01   Kanne, Roger                      Exercise 125,000 warrants by                      N/A         129,237
                                                      surrender of $25,000 note plus
                                                      $4,322 accrued interest
  (1)    08/30/01   Kanne, Roger                      Exercise 500,000 warrants by                      N/A         516,465
                                                      surrender of $100,000 note plus
                                                      $16,795 accrued interest
  (1)    08/30/01   Kanne, Roger                      Exercise 150,000 warrants by                      N/A         154,762
                                                      surrender of $30,000 note plus
                                                      $4,858 accrued interest
  (1)    08/30/01   Kanne, Roger                      Exercise 175,000 warrants by                      N/A         180,547
                                                      surrender of $35,000 note plus
                                                      $5,658 accrued interest
  (1)    08/30/01   Kanne, Roger                      Exercise 36,496 warrants by                       N/A          37,388
                                                      surrender of $10,000 note plus
                                                      $910 accrued interest
  (1)    08/30/01   Kanne, Roger                      Exercise 34,638 warrants by                       N/A          35,495
                                                      surrender of $10,000 note plus
                                                      $874 accrued interest
  (1)    08/30/01   Kanne, Roger                      Exercise 64,734 warrants by                       N/A          66,158
                                                      surrender of $22,000 note plus
                                                      $1,453 accrued interest
  (1)    08/30/01   Kanne, Roger                      Exercise 13,3338 warrants by                      N/A          13,606
                                                      surrender of $5,000 note plus
                                                      $278 accrued interest
  (1)    08/30/01   Smith, William                    Exercise 200,000 warrants by                      N/A         200,000
                                                      surrender of $40,000 note
  (1)    08/30/01   Smith, William                    Exercise 50,000 warrants by                       N/A          50,000
                                                      surrender of $10,000 note
  (1)    08/30/01   Pietig, James &                   Exercise 250,000 warrants by                      N/A         257,776
                    Patricia TTEE                     surrender of $50,000 note plus
                                                      $7,932 accrued interest
  (3)    09/07/01   Salzwedel Financial               Contract extension                                N/A         300,000
                    Communications
  (2)    10/18/01   Macke Partners                    Board Consultant                                  N/A           8,452
  (2)    10/31/01   Macke Partners                    Board Consultant                                  N/A             663

           DATE                                                                                      CASH TO        TOTAL
          ISSUED            SECURITY HOLDER                       TYPE OF TRANSACTION                COMPANY        SHARES
-------------------------------------------------------------------------------------------------------------------------------
  (1)    10/31/01   Macke Partners                    Exercise 1,731,902 warrants by                    N/A       1,780,727
                                                      surrender of $500,000 note plus
                                                      $46,872 accrued interest
  (2)    12/10/01   Macke Partners                    Board Consultant                                  N/A           8,418
  (2)    12/31/01   Macke Partners                    Board Consultant                                  N/A             831
  (2)    02/19/02   Macke Partners                    Board Consultant Fees                             N/A           9,342
  (2)    02/19/02   Macke Partners                    Board Consultant Fees                             N/A             190
  (2)    02/22/02   Macke Partners                    Board Consultant Fees                             N/A           1,282
  (4)    02/28/02   Duane &Judy Herrig                Exercised 250,000 warrants                    $   50,000      250,000
                                                      at $0.20 per share
  (2)    03/28/02   Macke Partners                    Board Consultant Fees                             N/A           5,910
  (3)    03/20/02   Salzwedel Financial               Consulting Agreement                              N/A         250,000
                    Communications

  (2)    04/12/02   Macke Partners                    Board Consultant Fees                             N/A             972
  (1)    04/25/02   Macke Partners                    Exercised 119,074 warrants by surrender           N/A         121,522
                                                      of $40,000 note plus $3,918 accrued
                                                      interest

  (5)    06/06/02   First Capital Partners LLC        Consulting Agreement                              N/A          75,000
  (5)    06/06/02   International Consulting Group    Consulting Agreement                              N/A          60,000
  (5)    06/06/02   Boston Trading Group              Consulting Agreement                              N/A          25,000
  (2)    06/12/02   Macke Partners                    Board Consultant Fees                             N/A           5,208
  (2)    06/20/02   Macke Partners                    Board Consultant Fees                             N/A             755
  (2)    07/31/02   Macke Partners                    Board Consultant Fees                             N/A           7,576
  (2)    08/05/02   Macke Partners                    Board Consultant Fees                             N/A           1,777
  (6)    09/05/02   Dill, Kevin                       Consulting Agreement                              N/A         100,000
  (2)    09/27/02   Macke Partners                    Board Consultant Fees                             N/A          11,905
  (7)    09/30/02   Basic Investors Inc               Consulting Agreement                              N/A          10,000
  (2)    10/03/02   Macke Partners                    Board Consultant Fees                             N/A           1,026
  (6)    10/29/02   Dill, Kevin                       Consulting Agreement                              N/A         125,000
  (8)    10/29/02   Walter, Daniel                    Consulting Agreement                              N/A          16,667
  (8)    11/20/02   Walter, Daniel                    Consulting Agreement                              N/A          16,667
  (9)    11/20/02   Kanne, Roger                      Board Consultant Fees                             N/A           1,338
 (10)    12/05/02   Lamb, Benjamin                    Exercised Options                             $  133,333    1,333,333
  (2)    12/19/02   Macke Partners                    Board Consultant Fees                             N/A          22,523
  (2)    12/19/02   Macke Partners                    Board Consultant Fees                             N/A          13,634
  (8)    12/19/02   Walter, Daniel                    Consulting Agreement                              N/A          16,667
 (11)    12/19/02   American Financial                Consulting Agreement                              N/A       1,200,000
                    Communications                                                                      N/A
                                                                                                         $
  (4)    01/14/03   Kempema, David                    Exercised 25,000 warrants                       5,000          25,000
                                                      at $0.20 per share
  (8)    01/14/03   Walter, Daniel                    Consulting Agreement                              N/A          16,667
  (8)    02/13/03   Walter, Daniel                    Consulting Agreement                              N/A          16,667
  (2)    02/13/03   Macke Partners                    Board Consultant Fees                             N/A          20,833
  (3)    02/19/03   Salzwedel Financial               Consulting Agreement                              N/A         700,000
                    Communications                                                                      N/A
 (12)    02/19/03   Electronic Manufacturing          Exercised Warrants                                N/A          25,602
                    Technology

  (4)    02/19/03   Chicoine, Brad                    Exercised 250,000 warrants                     $ 50,000       250,000
                                                      at $0.20 per share
 (13)    02/19/03   Fusion Capital Fund II, LLC       Common Stock Purchase Agreement                   N/A          62,500

           DATE                                                                                      CASH TO        TOTAL
          ISSUED            SECURITY HOLDER                       TYPE OF TRANSACTION                COMPANY        SHARES
-------------------------------------------------------------------------------------------------------------------------------
 (13)    03/10/03   Fusion Capital Fund II, LLC       Common Stock Purchase Agreement                   N/A       1,076,233
 (14)    03/28/03   Cohen, Martin J.                  Consulting Agreement                              N/A         300,000
  (6)    04/02/03   Dill, Kevin                       Consulting Agreement                              N/A          60,000
  (4)    05/07/03   Kempema, David                    Exercised 50,000 warrants                      $ 10,000        50,000
                                                      at $0.20 per share
  (2)    05/28/03   Macke Partners                    Exercised 155,703 warrants by surrender           N/A         168,744
                                                      of $100,000 note plus $7,825 accrued
                                                      interest
 (15)    06/06/03   Fisher, Tom                       Consulting Agreement                              N/A          50,000
  (2)    06/17/03   Macke Partners                    Board Consultant                                  N/A          15,152
  (3)    06/27/03   Salzwedel Financial               Consulting Agreement                              N/A          75,471
                    Communications

  (3)    07/23/03   Salzwedel Financial               Consulting Agreement                              N/A          80,000
                    Communications
 (16)    07/24/03   Fusion Capital Fund II, LLC       Consulting Agreement                              N/A       1,200,000
  (2)    08/04/03   Macke Partners                    Board Consultant                                  N/A          15,723
  (3)    08/14/03   Salzwedel Financial               Consulting Agreement                              N/A         200,000
                    Communications

  (2)    08/22/03   Macke Partners                    Board Consultant                                  N/A          15,432
  (3)    08/22/03   Salzwedel Financial               Consulting Agreement                              N/A          80,000
                    Communications

 (17)    08/28/03   Tracking Systems                  Stock via acquisition                             N/A       4,423,077
 (18)    09/11/03   Richard Carpenter                 Consulting Agreement                              N/A          18,000
 (18)    09/11/03   Terry McGovern                    Consulting Agreement                              N/A          12,000
 (19)    09/18/03   Cooney & Associates, Inc          Consulting Agreement                              N/A           4,274
  (3)    09/22/03   Salzwedel Financial               Consulting Agreement                              N/A          80,000
                    Communications
                                                                                                         $
  (4)    09/26/03   Kempema, David                    Exercised 18,142 warrants                       5,000          18,142
                                                      at $0.2756 per share
 (19)    10/08/03   Cooney & Associates, Inc          Consulting Agreement                              N/A           4,444
  (2)    10/08/03   Macke Partners                    Board Consultant                                  N/A          13,661
  (3)    10/23/03   Salzwedel Financial               Consulting Agreement                              N/A          63,492
                    Communications

 (20)    10/31/03   Stuart Wright                     Consulting Agreement                              N/A          11,486
 (19)    11/21/03   Cooney & Associates, Inc          Consulting Agreement                              N/A           4,040
 (19)    12/05/03   Cooney & Associates, Inc          Consulting Agreement                              N/A           5,556
  (2)    12/16/03   Macke Partners                    Board Consultant                                  N/A          20,833
                                                                                                         $
  (4)    12/31/03   Kempema, David                    Exercised 17,425 warrants                       4,900          17,425
                                                      at $0.2812 per share
 (21)    01/15/04   Thomas Woolston                   Consulting Agreement                              N/A          30,014
 (21)    01/23/04   Thomas Woolston                   Consulting Agreement                              N/A          12,500
  (2)    02/25/04   Macke Partners                    Board Consultant                                  N/A          19,841
 (22)    03/19/04   Curt Walker                       Equity Financing                               $ 150,000      416,667
 (22)    03/24/04   Curt Walker                       Equity Financing                               $ 100,000      277,778
 (23)    05/24/04   Laura Webb                        Equity Financing                               $ 100,000      400,000
 (24)    05/24/04   Keith Wright                      Equity Financing                               $ 150,000      600,000
 (25)    06/01/04   Brad Chicoine                     Equity Financing                               $ 180,000      525,937
 (26)    06/01/04   Speed Herrig                      Equity Financing                               $ 86,201       344,805
 (27)    06/22/04   Boutcher & Boutcher               I/R Agreement                                     N/A          75,000

      (1) Represents transactions whereby existing note holders of the Company agreed to exercise their warrants in a cashless exercise by exchanging certain notes payable by the Company held by them. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because each of the individuals to whom the warrants were issued was an accredited investor.

      (2) Represents Common Stock issued to in exchange for consulting services to the Board of Directors with an estimated value of $152,364. The issuance of the stock in these instances was limited to Macke Partners. Accordingly the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

      (3) Represents Common Stock issued to Salzwedel Financial Communications, Inc. pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Salzwedel Financial Communications, Inc. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof.

      (4) Represents Common Stock issued to existing warrant holders in exchange for the surrender of certain warrants held by them and $0.20 to $0.28 cash per share purchased. We believe that these transactions were conducted in compliance with the Securities Act under Rule 506 and Section 4(2) of the Securities Act because the individual to whom the warrants were issued was an accredited investor.

      (5) Represents Common Stock issued to First Capital Partners, LLC, International Consulting Group and Boston Trading Company in exchange for consulting services provided to the Company through a consulting agreement made specifically to First Capital Partners, LLC. The issuance of the stock in this instance was limited to First Capital Partners, LLC, International Consulting Group and Boston Trading Company. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $244,800.

      (6) Represents Common Stock issued to Kevin Dills pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Kevin Dills. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $173,250.

      (7) Represents Common Stock issued to Basic Investors, Inc. pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Basic Investors, Inc. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $6,800.

      (8) Represents Common Stock issued to Daniel Walters pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Daniel Walters. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to these shares granted was $36,001.

      (9) Represents Common Stock issued to Roger Kanne in lieu of expenses incurred in regards to a board meeting. The issuance of the stock in this instance was limited to Roger Kanne. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The estimated value of the stock in relation to these expenses was $1,338.

      (10) Represents Common Stock issued to Benjamin J. Lamb upon the exercise of options he had pursuant to the terms of his employment agreement with the Company. The issuance of the stock in this instance was limited to Benjamin J. Lamb. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the stock issued was $133,333.

      (11) Represents Common Stock issued to American Financial Communications pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to American Financial Communications. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $408,000.

      (12) Represents Common Stock issued to Electronic Manufacturing Technology pursuant to the terms of its contract manufacturing agreement with the Company. The issuance of the stock in this instance was limited to Electronic Manufacturing Technology. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the shares issued in this agreement was $10,000.

      (13) Represents Common Stock issued to Fusion Capital Fund II, LLC pursuant to the terms of a common stock purchase agreement with the Company. The issuance of the stock in these instances was limited to Fusion Capital Fund II, LLC. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $385,000.

      (14) Represents Common Stock issued to Martin Cohen pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Martin Cohen. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $174,000.

      (15) Represents Common Stock issued to Tom Fisher pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Tom Fisher. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $28,500.

      (16) Represents Common Stock issued to Fusion Capital Fund II, LLC pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in these instances was limited to Fusion Capital Fund II, LLC. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2). The total estimated value of the services provided attributable to the shares granted was $612,000.

      (17) Represents Common Stock issued to acquire all of the outstanding capital stock of Tracking Systems Corporation, a Pennsylvania corporation, through a stock exchange, completed on August 28, 2003. The issuance of the stock in these instances was limited to Tracking Systems Corporation stockholders. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2).

      (18) Represents Common Stock issued to Richard Carpenter and Terry McGovern pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Richard Carpenter and Terry McGovern. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $16,500.

      (19) Represents Common Stock issued to Cooney & Associates pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Cooney & Associates. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $8,000.

      (20) Represents Common Stock issued to Stuart Wright pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Stuart Wright. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $5,973.

      (21) Represents Common Stock issued to Thomas Woolston pursuant to the terms of a consulting agreement with the Company. The issuance of the stock in this instance was limited to Thomas Woolston. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $20,000.

      (22) Represents Common Stock issued to Curt Walker pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Curt Walker. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $250,000.

      (23) Represents Common Stock issued to Laura Webb pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Laura Webb. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $100,000.

      (24) Represents Common Stock issued to Keith Wright pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Keith Wright. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $150,000.

      (25) Represents Common Stock issued to Brad Chicoine pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Brad Chicoine. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $180,000.

      (26) Represents Common Stock issued to Speed Herrig pursuant to the terms of a stock purchase agreement with the Company. The issuance of the stock in this instance was limited to Speed Herrig. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $86,201.

      (27) Represents Common Stock issued to Boutcher & Boutcher pursuant to the terms of a Investor Relations Agreement with the Company. The issuance of the stock in this instance was limited to Boutcher & Boutcher. Accordingly, we believe that the issuance was exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(2) thereof. The total estimated value of the services provided attributable to the shares granted was $17,250.

Item 16. Exhibits

3.01        Restated Certificate of Incorporation of the Company (1)

3.02 Certificate of Amendment to the Certificate of Incorporation of the Company

3.02        Restated Bylaws of the Company (2)

3.03 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of iSecureTrac Corp. (3)

4.01        Form of Common Stock Certificate (1)

4.02        2001 Omnibus Equity Incentive Plan (4)

5.01 Opinion of Erickson and Sederstrom P.C. (to be filed in subsequent amendments)

10.01       Business Office Lease (3)

10.02       Loan Agreement with US Bank, N.A. (1)

10.03       License Agreement with SiRF Technology, Inc. (1)

10.04       Agreement between iST and Telemarket Resources International (3)

10.05       ADT Distribution Agreement (3) Confidential Treatment Requested

10.06       ADT Hosting Agreement (3) Confidential Treatment Requested

10.07       Employment Agreement between iST and Michael P. May (5)

10.08       Employment Agreement between iST and James E. Stark (5)

10.09 Consulting Services Agreement with Salzwedel Financial Communications, Inc.(3)

10.10 Amended and Restated Common Stock Purchase Agreement with Fusion Capital Fund II (6)

10.11       Preferred Distributor Agreement with Premier Geografix LTD. (7)

10.12 Share Exchange Agreement with Tracking Systems Corporation, dated August 12, 2003 (10)

10.13 Agreement with Controlling Shareholders of Tracking Systems Corporation, dated August 12, 2003 (10)

10.14 Plan of Exchange with Tracking Systems Corporation, dated August 12, 2003 (10)

10.15 Subscription Agreement, form of convertible promissory note, form of "A Warrant", form of "B Warrant, form of broker's warrant and Funds Escrow Agreement with CorpFin.com, Inc. and subscribers to the Notes issued May 28, 2004.

10.16 10% Subordinated Convertible Promissory Note for $300,000 with Micro Capital Fund Ltd., made on October 9, 2003

10.17 10% Subordinated Convertible Promissory Note for $700,000 with Micro Capital Fund LP, made on October 9, 2003

10.18 Securities Purchase Agreement with Micro Capital Fund Ltd., dated October 9, 2003

10.19 Securities Purchase Agreement with Micro Capital Fund LP, dated October 9, 2003

10.20 Registration Rights Agreement with Micro Capital Fund Ltd., dated October 9, 2003

10.21 Registration Rights Agreement with Micro Capital Fund LP, dated October 9, 2003

20.01 Financial statements of Tracking Systems Corporation and pro forma financial information relative to Tracking Systems Corporation (11)

21.01       Subsidiaries of the Registrant (8)

23.01       Consent of McGladrey & Pullen, LLP

23.02       Consent of Erickson & Sederstrom P.C. (Included in Exhibit 5.01)

23.03       Consent of McKonly & Asbury, LLP

24.01       Powers of Attorney (9)

--------------------------------------------------------------------------------


(1) Incorporated by reference from the registrant's Registration Statement on Form 10-SB, filed on June 22, 1999 (Commission File No. 0-26455).

(2) Incorporated by reference from the registrant's Current Report on Form 8-K filed on June 10, 2001 (Commission File No. 0-26455).

(3) Incorporated by reference from the registrant's Registration Statement on Form SB-2 filed on November 30, 2001 (Commission File No. 333-74762), which is hereby incorporated by this reference.

(4) Incorporated by reference from the Notice of Annual Meeting of Stockholders and Proxy Statement contained in Registrant's Definitive Proxy Statement under
Schedule 14A, filed with the SEC on May 14, 2001 (Commission File No. 0-26455).

(5) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the period ending March 31, 2001.

(6) Incorporated by reference from the registrant's Current Report on Form 8-K filed on April 14, 2003 (Commission File No. 0-26455).

(7) Incorporated by reference from the registrant's Current Report under Form 8-K filed on March 18, 2003 (Commission File No. 0-26455)

(8) Incorporated by reference from the registrant's Annual Report on Form 10-KSB filed March 30, 2004 (Commission File No. 0-26455)

(9) Previously Filed.

(10) Incorporated by reference from the registrant's Current Report on Form 8-K filed on August 14, 2003 (Commission File No. 0-26455)

(11) Incorporated by reference from the registrant's Amendment No. 1 to Current Report on Form 8-K filed on November 12, 2003 (Commission File No. 0-26455)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)

      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) include any additional or changed material information on the plan of distribution.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) To respond to requests for information that is incorporated by reference into the prospectus, pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) To supply, by means of a post-effective amendment, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the registrant's directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on April 30, 2004.

                                       iSecureTrac Corp.

                                       By: /s/ Thomas E. Wharton, Jr.
                                           -----------------------------------
                                           Thomas E. Wharton, Jr.
                                           President and Chief Executive Officer


      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


         SIGNATURE                                        TITLE                               DATE
-----------------------------------------------------------------------------------------------------
/s/ Thomas E. Wharton, Jr.                 President and Chief Executive Officer
--------------------------------               (Principal Executive Officer)
Thomas E. Wharton, Jr.

* Robert E. Badding                                     Director
--------------------------------
Robert E. Badding

*Martin J. Halbur                                       Director
--------------------------------
Martin J. Halbur

*Roger J. Kanne                                         Director
--------------------------------
Roger J. Kanne

*Ronald W. Muhlbauer                                    Director
--------------------------------
Ronald W. Muhlbauer

*Ravi Nath                                              Director
--------------------------------
Ravi Nath

*Thomas E. Wharton Jr.                                  Director
--------------------------------
Thomas E. Wharton Jr.

* By:  /s/ Thomas E. Wharton, Jr.
      --------------------------------
       Thomas E. Wharton, Jr. as Attorney in Fact